Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-286531

PROSPECTUS SUPPLEMENT AMENDMENT NO. 1 DATED MAY 14, 2025

(To Prospectus dated May 7, 2025)

i-80 Gold Corp.

US$160,000,000

320,000,000 Units

320,000,000 Common Shares underlying the Units

160,000,000 Warrants to purchase Common Shares

160,000,000 Common Shares underlying the Warrants

This prospectus supplement (this “Prospectus Supplement”), which amends and restates the prospectus supplement, dated May 13, 2025, of i-80 Gold Corp. (“i-80” or the “Company”), together with the accompanying base shelf prospectus (the “Shelf Prospectus”), qualifies the distribution of an aggregate of 320,000,000 units of the Company (the “Units”) at a price of US$0.50 per Unit (the “Offering Price”) for aggregate gross proceeds of US$160,000,000 (the “Offering”). Each Unit is comprised of one common share of the Company (each, a “Unit Share”) and one-half of one common share purchase warrant of the Company (each whole warrant, a “Warrant”). Each Warrant is exercisable by the holder thereof to acquire one common share of the Company (each, a “Warrant Share”) at an exercise price of US$0.70 per Warrant Share at any time prior to 5:00 p.m. (Toronto time) on the date that is 30 months following the Closing Date (as defined herein), subject to customary anti-dilution adjustments. The Warrants will be governed by the terms of a warrant indenture (the “Warrant Indenture”) to be entered into on the Closing Date between the Company and TSX Trust Company, as warrant agent (the “Warrant Agent”). The Units will separate into Unit Shares and Warrants immediately upon closing of the Offering. This Prospectus Supplement also registers the Unit Shares, the Warrants and the Warrant Shares. See “Plan of Distribution” and “Description of Securities Being Distributed”.

The Company has granted to the Underwriters (as defined herein) an option (the “Over-Allotment Option”) exercisable, in whole or in part and from time to time, at the sole discretion of the Underwriters, at any time up to 30 days following the closing of the Offering, to purchase up to an additional 25,760,000 Units (the “Over-Allotment Units”) at the Offering Price per Over-Allotment Unit to cover over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercised by the Underwriters to acquire: (i) Over-Allotment Units at the Offering Price; (ii) additional Unit Shares (the “Over-Allotment Unit Shares”) at a price of US$0.46 per Over-Allotment Unit Share; (iii) additional Warrants (the “Over-Allotment Warrants”) at a price of US$0.08 per Over-Allotment Warrant; or (iv) any combination of Over-Allotment Units, Over-Allotment Unit Shares and/or Over-Allotment Warrants (together, the “Over-Allotment Securities”), so long as the aggregate number of Over-Allotment Securities which may be issued in connection with the exercise of the Over-Allotment Option does not exceed 25,760,000 Over-Allotment Unit Shares and 12,880,000 Over-Allotment Warrants. A purchaser who acquires Over-Allotment Securities forming part of the Underwriters’ over-allocation position acquires those Over-Allotment Securities under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases. Unless the context otherwise requires, references in this Prospectus Supplement to the “Offering” includes the Over-Allotment Option, and references to “Units”, “Unit Shares”, “Warrants” and “Warrant Shares” include the Over-Allotment Units, Over-Allotment Unit Shares and Over-Allotment Warrants, as applicable, issuable or made issuable upon exercise of the Over-Allotment Option.

Concurrently with the Offering, the Company intends to complete a concurrent private placement offering (the “Concurrent Private Placement”) of up to 22,240,000 units (the “Private Placement Units”) at a price of US$0.50 per Private Placement Unit for aggregate gross proceeds of up to US$11,120,000 with certain directors, officers and select individual shareholders of the Company (each a “Placement Investor”). The Company will enter into a subscription agreement with each Placement Investor setting out the detailed terms of the Concurrent Private Placement (the “Placement Subscription Agreements”). Each Private Placement Unit is comprised of one Common Share and one-half of one Warrant, which is expected to have the same terms as the Warrants issued under the Offering. The Company anticipates using the net proceeds of the Concurrent Private Placement for working capital and general corporate purposes. See “Concurrent Private Placement”.

The outstanding common shares in the capital of the Company (the “Common Shares”) are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the trading symbol “IAU” and the NYSE American stock exchange (the “NYSE American”) under the trading symbol “IAUX”. On May 12, 2025, the last trading day prior to the date of this Prospectus Supplement, the closing price of the Common Shares on the TSX and the NYSE American was C$0.69 and US$0.50 per Common Share, respectively.

Closing of the Offering is anticipated to occur on or about May 16, 2025. Under Rule 15c6-1 of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3) on or about May 16, 2025, to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

We are an “emerging growth company” as defined under U.S. federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for this Prospectus Supplement and the accompanying Shelf Prospectus, and the documents incorporated by reference herein and therein, and may elect to comply with reduced public company reporting requirements in future filings.

Investing in the securities offered hereby involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” on page S-7 of this Prospectus Supplement and in the accompanying Shelf Prospectus, as well as those contained in the documents that are incorporated by reference herein and therein. You should carefully read this entire Prospectus Supplement and the accompanying Shelf Prospectus, including any information incorporated by reference, before deciding whether to purchase the securities offered hereby.

	Price to the Public(1)	Underwriting Commission(2)	Proceeds, before expenses to the Company(3)
Per Unit	US$0.50	US$0.025	US$0.475

Total Offering(4)	US$160,000,000	US$8,000,000	US$152,000,000

Notes:

(1)	The price to the public corresponds to (i) a price to the public per Unit Share of US$0.46 and (ii) a price to the public per Warrant of US$0.08.
(2)

Pursuant to the Underwriting Agreement, the Company has agreed to pay the Underwriters a cash fee (the “Underwriters’ Fee”) equal to 5.0% of the aggregate gross proceeds of the Offering. See “Plan of Distribution”.

(3)

After deducting the Underwriters’ Fee, but before deducting expenses of the Offering estimated to be an aggregate of approximately US$650,000, which will be paid from the proceeds of the Offering. The amount of the Offering proceeds to the Company presented in the table does not give effect to any exercise of the Warrants being issued in the Offering.

(4)

If the Over-Allotment Option (as defined herein) is exercised in full for Over-Allotment Units (as defined herein), the gross proceeds of the Offering, Underwriters’ Fee and net proceeds to the Company (before deducting expenses of the Offering (see note 2 above)) will be US$172,880,000, US$8,644,000 and US$164,236,000, respectively. This Prospectus Supplement and the accompanying Shelf Prospectus also qualify for distribution the Over-Allotment Option and the Over-Allotment Securities (as defined herein) issuable pursuant to the exercise of the Over-Allotment Option. See “Plan of Distribution”.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

National Bank Financial Inc.	Cormark Securities Inc.
Canaccord Genuity Corp.	SCP Resource Finance LP

BMO Nesbitt Burns Inc.	RBC Dominion Securities Inc.	Scotia Capital Inc.	Stifel Nicolaus Canada Inc.	Ventum Financial Corp.

Prospectus Supplement dated May 14, 2025

- ii -

The Offering is being made pursuant to an underwriting agreement (the “Underwriting Agreement”) dated May 13, 2025 among the Company, National Bank Financial Inc. (“NBF”) and Cormark Securities Inc. (together with NBF, the “Co-Bookrunners”), together with Canaccord Genuity Corp. and SCP Resource Finance LP (together with the Co-Bookrunners, the “Co-Lead Underwriters”), and BMO Nesbitt Burns Inc., RBC Dominion Securities Inc., Scotia Capital Inc., Stifel Nicolaus Canada Inc. and Ventum Financial Corp. (together with the Co-Lead Underwriters, the “Underwriters”). The Offering is being made concurrently in all of the provinces and territories of Canada, except Québec, under the terms of a prospectus supplement and a short form base shelf prospectus filed in Canada. The Offering Price was determined by arm’s length negotiation between the Company and the Co-Bookrunners, on behalf of the Underwriters. See “Plan of Distribution”.

The Company has applied to list the Unit Shares, the Warrants and the Warrant Shares, including any Over-Allotment Securities issuable on the exercise of the Over-Allotment Option, on the TSX and the NYSE American. The TSX has not conditionally approved the Company’s listing application and there is no assurance that the TSX will approve the listing application or that the NYSE will authorize the listing application. The listing of the Unit Shares, the Warrants and the Warrant Shares will be subject to the Company fulfilling all of the requirements of the TSX and the NYSE, respectively.

This Prospectus Supplement should be read in conjunction with and may not be delivered or utilized without the accompanying Shelf Prospectus. Investors should rely only on the information contained in or incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus. The Company has not, and the Underwriters have not, authorized anyone to provide investors with different information. The Company is not offering the Units in any jurisdiction in which the offer is not permitted.

The following table sets out the number of securities issuable under the Over-Allotment Option:

Underwriters’ Position	Maximum Number of Securities Available	Exercise Period	Exercise Price
Over-Allotment Option	Up to 25,760,000 Over-Allotment Units; or Up to 25,760,000 Over-Allotment Unit Shares; and/or Up to 12,880,000 Over-Allotment Warrants	Up to 30 days following closing of the Offering	US$0.50 per Over-Allotment Unit US$0.46 per Over-Allotment Unit Share US$0.08 per Over-Allotment Warrant

- iii -

The Underwriters, as principals, conditionally offer the Units, subject to prior sale, if, as and when issued by the Company and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement and subject to the passing upon of certain legal matters relating to the Offering on behalf of the Company by Bennett Jones LLP with respect to Canadian legal matters and by Dorsey & Whitney LLP with respect to United States legal matters, and on behalf of the Underwriters by McCarthy Tétrault LLP with respect to certain Canadian legal matters, and Nauth LPC with respect to certain United States legal matters.

The Underwriters propose to offer the Units to the public initially at the Offering Price. If all of the Units are not sold at the Offering Price, the Underwriters may decrease the offering price. The compensation realized by the Underwriters will decrease by the amount that the aggregate offering price paid by the purchasers for the Units is less than the gross proceeds paid by the Underwriters to the Company. The decrease in the offering price will not decrease the amount of net proceeds of the Offering to the Company. See “Plan of Distribution”.

Subscriptions will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Closing of the Offering is expected to occur on or about May 16, 2025, or such other date as may be agreed upon by the Company and the Co-Bookrunners (the “Closing Date”). It is expected that the Company will arrange for the instant deposit of the Units distributed under the Offering, under the book-based system of registration, to be registered to the Canadian Depository for Securities Ltd. (“CDS”) or its nominees and deposited with CDS on the Closing Date, or as may otherwise be agreed to with the Underwriters. No certificates evidencing the Unit Shares or Warrants will be issued to purchasers, except in limited circumstances. Purchasers will receive only a customer confirmation from the Underwriters or other registered dealers from whom the Units are purchased. See “Plan of Distribution”.

The Underwriters may, in connection with the Offering, effect transactions which are intended to stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market in accordance with applicable market stabilization rules. Such transactions, if commenced, may discontinue at any time. See “Plan of Distribution”.

Prospective investors should be aware that the acquisition, holding or disposition of the Unit Shares and Warrants may have tax consequences in the United States, Canada and elsewhere. Such consequences for investors who are resident in, or citizens of, the United States and Canada, or who are otherwise U.S. persons (as defined in the United States Internal Revenue Code of 1986, as amended (the “Code”)) may not be fully described in this Prospectus Supplement or the accompanying Shelf Prospectus. Prospective investors should consult and rely on their own tax advisors with respect to their particular circumstances, as well as any other state, provincial, foreign and other tax consequences of acquiring, holding or disposing of the Unit Shares or Warrants. See “Certain Canadian Federal Income Tax Considerations” and “Certain U.S. Federal Income Tax Considerations”.

- iv -

Prospective investors are advised to consult their own legal counsel and other professional advisors in order to assess income tax, legal and other aspects of this investment.

There is currently no market through which the Warrants may be sold, and purchasers may not be able to resell the Warrants purchased in the Offering. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices and the liquidity of the Warrants, and the extent of issuer regulation. See “Risk Factors”. The Company has applied to list the Warrants on the TSX and the NYSE American. The TSX has not yet conditionally approved the Company’s listing application and there is no assurance that the TSX will approve the listing application or that the NYSE will authorize the listing application. The listing of the Warrants will be subject to the Company fulfilling all of the requirements of the TSX and the NYSE, respectively.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of the Province of British Columbia, Canada, that some of the Company’s officers and directors are not residents of the United States, that some or all of the experts named in this Prospectus Supplement and the accompanying Shelf Prospectus are not residents of the United States, and that a portion of the assets of the Company and said persons may be located outside the United States. See “Enforceability of Civil Liabilities”.

The Company’s registered and records office is located at Suite 2500, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 460, Reno, Nevada, 89502. The Company’s Canadian corporate office is located at 150 York Street, Suite 1802, Toronto, Ontario, M5H 3S5.

- v -

- i -

IMPORTANT NOTICE ABOUT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this Prospectus Supplement, which describes the specific terms of the Offering and adds to and updates information contained in the accompanying Shelf Prospectus and the documents incorporated by reference into this Prospectus Supplement and the accompanying Shelf Prospectus. The second part, the accompanying Shelf Prospectus, gives more general information, some of which may not apply to the Offering. This Prospectus Supplement is deemed to be incorporated by reference into the accompanying Shelf Prospectus solely for the purposes of this Offering. This Prospectus Supplement should be read in conjunction with and may not be delivered or utilized without the accompanying Shelf Prospectus.

The Company has not, and the Underwriters have not, authorized anyone to provide readers with information different from that contained in this Prospectus Supplement and the accompanying Shelf Prospectus (or incorporated by reference herein or therein). The Company takes no responsibility for, and can provide no assurance as to, the reliability of any other information that others may give readers of this Prospectus Supplement and the accompanying Shelf Prospectus. If the description of the securities offered hereby or any other information varies between this Prospectus Supplement and the accompanying Shelf Prospectus (including the documents incorporated by reference herein and therein), you should rely on the information in this Prospectus Supplement. The Company is not making an offer to sell or soliciting an offer to buy the securities offered hereby in any jurisdiction where the offer or sale of such securities is not permitted.

Readers should not assume that the information contained or incorporated by reference in this Prospectus Supplement and the accompanying Shelf Prospectus is accurate as of any date other than the date of this Prospectus Supplement and the accompanying Shelf Prospectus, respectively, or the respective dates of the documents incorporated by reference herein or therein, unless otherwise noted herein or as required by law. It should be assumed that the information appearing in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective date of each such document. The business, financial condition, results of operations and prospects of the Company may have changed since those dates. Information in this Prospectus Supplement updates and modifies the information in the accompanying Shelf Prospectus and the information incorporated by reference herein and therein.

This Prospectus Supplement shall not be used by anyone for any purpose other than in connection with the Offering. The Company does not undertake to update the information contained or incorporated by reference herein or in the accompanying Shelf Prospectus, except as required by applicable securities laws. Information contained on, or otherwise accessed through, the Company’s website shall not be deemed to be a part of this Prospectus Supplement or the accompanying Shelf Prospectus and such information is not incorporated by reference herein or therein.

Unless otherwise noted or the context otherwise indicates, “i-80” and the “Company” refer to i-80 Gold Corp. together with its subsidiaries.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein, contain or incorporate by reference “forward-looking information” and “forward-looking statements”, as defined in applicable securities laws (collectively referred to herein as “forward-looking statements”) with respect to the Company. These statements relate to future events or the Company’s future performance. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “guidance”, “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. All forward-looking statements contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein speak only as of the date of this Prospectus Supplement, Shelf Prospectus or such other document, as applicable, or as of the date or dates specified in such statements.

Forward-looking statements contained or incorporated by reference into this Prospectus Supplement include, but are not limited to, statements with respect to:

•

the Offering and the Concurrent Private Placement, including the expected closing date, the use of proceeds and the ability to obtain all requisite regulatory approvals, including the approval of the TSX and NYSE American;

•	future objectives of the Company and strategies to achieve those objectives;

•	future financial or operating performance of the Company;

•	targeted milestones for the Company’s mineral properties and projects, including production estimates and production guidance;

•

expectations, strategies and plans for the Company’s mineral properties and projects, including with respect to mineral reserve and mineral resource estimates and the quantity and quality thereof, expected mine life, development schedule, production, capital and operating cost estimates, availability of capital for development and overall financial analyses;

•	supply and demand for gold and silver;

•	estimation and realization of mineral resources;

•	timing of exploration and development projects;

•	costs, timing and location of future drilling;

•	results of future exploration and drilling and estimated completion dates for certain milestones;

•	the ability of the Company to obtain and maintain all government approvals, permits and third party consents in connection with the Company’s activities;

•	government regulation of mining operations;

•	evolution and economic performance of development projects;

•	timing of geological and/or technical reports;

•	future strategic plans, including the Company’s recapitalization plan;

•	operating and exploration budgets and targets;

•	continuity of a favorable gold market;

•	contractual commitments;

•	environmental and reclamation expenses;

•	continuous availability of required manpower;

•	continuous access to capital markets; and

•	any other statement that may predict, forecast, indicate or imply future plans, intentions, levels of activity, results, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others:

•	risks normally incidental to the nature of mineral exploration, development and mining;

•	exploration programs not resulting in profitable commercial mining operations;

•	general business, social, economic, political, regulatory and competitive uncertainties;

•	the actual results of current mining operations and development activities;

•	operating and/or project delays or interruptions;

•	capital requirements, including increases in operating and capital costs;

•

debt and liquidity risks and the ability to comply with all covenants and obligations (including financial ratios and tests) pursuant to various credit facilities, loan agreements, metals purchase and sale agreements and prepayment arrangements;

•	the uncertainty of mineral resource estimates;

•	mineral resources not having demonstrated economic viability;

•	whether or not i-80 is determined to have “passive foreign investment company” (“PFIC”) status as defined in Section 1297 of the Code;

•

the Company’s ability to comply with the United States Securities and Exchange Commission (“SEC”) domestic company rules and satisfy its reporting obligations with the SEC within the prescribed periods;

•	risks associated with the construction and start-up of new mines;

•	fluctuating commodity prices;

•	failure to develop the Company’s mineral projects;

•	failure to operate independently;

•	risks associated with inaccurate capital and operational costs estimates;

•	risks related to future production estimates and guidance, if any;

•	dependence on key personnel, including key employees, directors and senior management;

•	reliance on third parties;

•	financial statements may not reflect the Company’s financial position, results of operations or cash flows in the future;

•	risks related to the failure or breach of network systems or other digital technologies;

•	there being no assurance of title to mineral projects;

•	the Company’s activities being subject to extensive governmental regulation;

•	risks related to health epidemics and outbreak of communicable diseases;

•	maintenance or provision of infrastructure;

•	tax matters;

•	information technology;

•	risks associated with obtaining or complying with all required permits and licenses;

•	environmental regulations and potential liabilities;

•

ability to arrange for, or continue to obtain, satisfactory surety bonds in favor of government agencies, as financial support for environmental reclamation and exploration permitting at its properties;

•	reclamation requirements;

•	insurance and uninsured risks;

•	competition from other mining businesses;

•	the Company’s failure to select appropriate acquisition targets;

•	undisclosed risks and liabilities relating to the acquisition of the Granite Creek Project (as defined herein);

•	not realizing the anticipated benefits of the acquisition of the Granite Creek Project;

•	undisclosed risks and liabilities relating to the acquisition of the Ruby Hill Project (as defined herein);

•	not realizing the anticipated benefits of the acquisition of the Ruby Hill Project;

•	undisclosed risks and liabilities relating to the acquisition of the Lone Tree Project (as defined herein);

•	not realizing the anticipated benefits of the acquisition of the Lone Tree Project;

•	conflicts of interest;

•	non-compliance with the Extractive Sector Transparency Measures Act (Canada);

•	disputes with third parties;

•	reputational risks;

•	reliance on transition services;

•	weather and climate change risks;

•	ability to access resources and materials, including water rights;

•	land payments relating to mineral properties and projects;

•	risks associated with having significant shareholders and contractual obligations with respect thereto;

•	international conflict;

•	the Company’s ability to produce accurate and timely financial statements;

•	volatility of the trading price of the Common Shares;

•	dilution and future sales of the Common Shares;

•	decline in price of the Common Shares;

•	the Company’s lack of history of earnings;

•	failure of plant, equipment or processes to operate as anticipated;

•	rising inflation;

•	the publication of unfavorable research reports by third parties;

•	the Company’s failure to comply with laws and regulations or other regulatory requirements; and

•

the accuracy of forward-looking statements and forecast financial information, as well as those additional risk factors listed in the “Risk Factors” section of this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein.

Although the Company has attempted to identify important factors that could cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events, conditions, results, performance or achievements to differ from what is anticipated, estimated or intended. Those factors are described or referred to under the heading “Risk Factors” in this Prospectus Supplement, the accompanying Shelf Prospectus and in the Annual Report on Form 10-K (as defined herein) and elsewhere in this Prospectus Supplement and the documents incorporated by reference herein and therein. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operations.

Readers are cautioned that the foregoing list of factors is not exhaustive of the factors that may affect forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein. Such statements are based on a number of assumptions, which may prove to be incorrect, including, but not limited to, assumptions about the following:

•

the ability to complete the Offering and the Concurrent Private Placement on the terms and conditions stated herein and in line with timing expectations and to obtain all necessary regulatory approvals including those of the TSX and NYSE American;

•	the use of net proceeds from the Offering, which ultimately remains subject to the Company’s discretion, being applied in accordance with the disclosure contained herein;

•	favorable equity and debt capital markets;

•	the supply and demand for, and the level and volatility of, future gold and silver prices;

•	the ability to maintain anticipated production levels and in line with the Company’s production guidance and outlook;

•	operating and capital costs;

•	the Company’s ability to raise any necessary additional capital on reasonable terms to advance the development of its projects and pursue planned exploration;

•	the Company’s ability to comply with all covenants and obligations under its various debt and debt-like instruments and arrangements;

•	the economy and the mining industry in general;

•

the accuracy of the Company’s mineral reserve and mineral resource estimates and the geological and metallurgical assumptions (including with respect to size, grade and recoverability of mineral reserves and mineral resources) and operational and price assumptions on which the mineral reserve and resource estimates are based;

•	permitting, development and operations are consistent with the Company’s expectations;

•	no unforeseen changes in the legislative and operating framework for the Company occur;

•	the accuracy of budgeted exploration and development costs and expenditures;

•	foreign exchange rates;

•	plant and equipment work as anticipated;

•	no unusual geological or technical problems occur;

•	the receipt of any necessary regulatory approvals;

•	the Company’s ability to attract and retain skilled staff;

•	prices and availability of equipment;

•	the ability of contracted parties to provide goods and/or services on a timely basis or at all; and

•	no significant events occur outside of the Company’s normal course business.

All forward-looking statements contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein are qualified by this cautionary statement. Accordingly, readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

Investors should read this entire Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects of their investment in the securities offered hereby.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING THE USE OF MINERAL RESERVE AND MINERAL RESOURCE ESTIMATES

The Company is subject to the mining disclosure requirements of (i) National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), which references the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves (“CIM Standards”), adopted by the CIM Council, as amended, and (ii) the SEC’s mineral property disclosure requirements contained in Subpart 1300 of Regulation S-K (“S-K 1300”). Until January 1, 2025, the Company was a foreign private issuer and not subject to S-K 1300. Instead, it prepared its mining disclosure solely in accordance with NI 43-101. For the year ended December 31, 2024, the Company filed its Annual Report on Form 10-K and reported in accordance with S-K 1300, which differ in some respects from the requirements of NI 43-101 and the CIM Standards.

NI 43-101 is a rule developed by the Canadian Securities Administrators, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in accordance with NI 43-101 and the CIM Standards. Investors are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into a higher category of mineral resources or mineral reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre–feasibility studies, except in very limited circumstances.

S-K 1300 is a rule developed by the SEC, which established standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in accordance with S-K 1300. Investors are cautioned not to assume that all or any part of mineral deposits in these categories will ever be converted into a higher category of mineral resources or mineral reserves. The level of geological uncertainty associated with an inferred mineral resource is too high to apply relevant technical and economic factors likely to influence the prospects of economic extraction in a manner useful for evaluation of economic viability. Under S-K1300, an inferred mineral resource may not be considered when assessing the economic viability of a mining project, and may not be converted to a mineral reserve.

While S-K 1300 uses the same terminology for mineral reserves and mineral resources as NI 43-101, the definitions, while similar, are not identical to NI 43-101. Accordingly, information included or incorporated by reference in this Prospectus Supplement and accompanying Shelf Prospectus concerning mineral reserves and mineral resources reported by the Company in accordance with NI 43-101 may not be comparable to similar information prepared in accordance with S-K 1300.

RISK FACTORS

An investment in the Company’s securities is subject to a number of risks that should be carefully considered by a prospective purchaser. Before deciding whether to invest in the securities offered hereby, prospective investors should carefully consider, in light of their own financial circumstances, the risks described below and those incorporated by reference into this Prospectus Supplement, including in the Annual Report on Form 10-K and those described in the Annual MD&A. See “Documents Incorporated by Reference”. The risks discussed below also include forward-looking statements and the Company’s actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Information”.

Negative cash flow from operations.

The Company had negative cash flow from operating activities for the year ended December 31, 2024 and for the three months ended March 31, 2025. The Company cannot guarantee that it will have positive flow from operating activities in future periods. The Company cannot provide any assurances that it will achieve sufficient revenues (if at all) or maintain profitability or positive cash flow from operating activities. If the Company does not achieve or maintain profitability or positive cash flow from operating activities, then there could be a material adverse effect on the Company’s business, financial condition and results of operation, and the Company may need to deploy a portion of its working capital to fund such negative operating cash flows or seek additional sources of funding.

An investment in the Company’s securities is speculative.

An investment in the Company’s securities and the Company’s prospects generally is speculative. Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading “Risk Factors” in the Annual Report on Form 10-K. The risks described below and in the Annual Report on Form 10-K are not the only ones facing the Company. Additional risks not currently known to the Company, or that the Company currently deems immaterial, may also impair the Company’s operations. There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below (or incorporated by reference herein) or other unforeseen risks. If any of the risks described below or in the Annual Report on Form 10-K actually occur, then the Company’s business, financial condition and operating results could be adversely affected. Investors should carefully consider the risks below and in the Annual Report on Form 10-K and the other information elsewhere in this Prospectus Supplement and the accompanying Shelf Prospectus and consult with their professional advisors to assess any investment in the Company’s securities.

A positive return in an investment in the securities offering hereby is not guaranteed.

There is no guarantee that an investment in the securities offered hereby will earn any positive return in the short term or long term. An investment in the securities offered hereby involves a high degree of risk and should be undertaken only by investors whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. An investment in the securities offered hereby is appropriate only for investors who have the capacity to absorb a loss of some or all of their investment.

The Company has broad discretion to use the net proceeds from this Offering.

The Company currently intends to allocate the net proceeds from the Offering as described under “Use of Proceeds”; however, management of the Company will have broad discretion in the application of the net proceeds from the Offering, as well as the timing of their expenditures. Given the broad discretion given to the Company’s management in the actual application of any net proceeds received from the Offering, the Company may elect to allocate proceeds differently from that described in “Use of Proceeds” if the Company believes it would be in its best interests to do so, which may be in ways that an investor may not consider desirable. The failure by the Company’s management to apply any funds received effectively could have a material adverse effect on its business and results of operations. The results and the effectiveness of the application of any net proceeds are uncertain. If the net proceeds received from the Offering are not applied effectively, the Company’s business, financial condition and results of operations may suffer, which could adversely affect the price of the Common Shares on the open market.

Holders of the Warrants will have no rights as a common shareholder until they acquire the Company’s common shares. The Warrants are also speculative in nature and no current market exists for the Warrants.

The Warrants do not confer any rights of Common Share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Warrant Shares at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire Warrant Shares and pay an exercise price of US$0.70 per Warrant Share, subject to certain adjustments, for a period of 30 months following the Closing Date, after which date any unexercised Warrants will expire and have no further value. There is currently no market through which the Warrants may be sold and purchasers of Units may not be able to resell the Warrants purchased under this Prospectus Supplement. While the Company has applied to list the Warrants on the TSX and the NYSE American, such listings will be subject to satisfying all of the listing requirements of the TSX and the NYSE American, respectively. If listed, the Warrants may trade at a discount depending on the market for similar securities, the Company’s performance, the performance of the Common Shares and other factors. No assurance can be given that a liquid market for the Warrants will develop after the Offering, or if developed, that such a market will be sustained at the price level of the Offering. To the extent that an active trading market for the Warrants does not develop, the liquidity and trading prices of the Warrants may be adversely affected. There can be no assurance that the market price of the Common Shares (including the Warrant Shares) will ever equal or exceed the exercise price of the Warrants, and consequently, whether it will ever be profitable for holders of the Warrants to exercise the Warrants.

The Company may not be able to maintain a listing of its securities on the NYSE American.

Although the Common Shares are listed on the NYSE American, the Company must meet certain financial and liquidity criteria to maintain such listing. If the Company violates the NYSE American’s listing requirements, or if the Company fails to meet any of the NYSE American’s listing standards, the Common Shares, and any other securities of the Company then listed on the NYSE American, may be delisted.

A delisting of the Common Shares, and any other securities of the Company then listed, from the NYSE American may materially impair our shareholders’ ability to buy and sell our securities and could have an adverse effect on the market price of, and the efficiency of the trading market for, our securities. The delisting of our securities could significantly impair our ability to raise capital and the value of your investment.

The market price for the Common Shares may fluctuate.

The market price of the Common Shares may be adversely affected by a variety of factors relating to the Company’s business, including fluctuations in the Company’s operating and financial results, the results of any public announcements made by the Company and the Company’s failure to meet analysts’ expectations. In addition, from time to time, the stock market experiences significant price and volume volatility that may affect the market price of the Common Shares for reasons unrelated to the Company’s performance. Additionally, the value of the Common Shares is subject to market value fluctuations based upon factors that influence the Company’s operations, such as legislative or regulatory developments, competition, technological changes, global capital market activity and changes in interest and currency rates. There can be no assurance that the market price of the Common Shares will not experience significant fluctuations in the future, including fluctuations that are unrelated to the Company’s performance.

The value of the Common Shares will be affected by the general creditworthiness of the Company. The Annual Report on Form 10-K and the Company’s Annual MD&A and Interim MD&A are incorporated by reference in this Prospectus Supplement and discuss, among other things, known material trends and events, and risks or uncertainties that are reasonably expected to have a material effect on the Company’s business, financial condition or results of operations. The market value of the Common Shares may also be affected by the Company’s financial results and political, economic, financial and other factors that can affect the capital markets generally, the stock exchanges on which the Common Shares are traded and the market segment of which the Company is a part.

The Company may not be able to raise additional funds.

The Company’s activities have scope for flexibility in terms of the amount and timing of expenditures, and expenditures may be adjusted accordingly. Further operations may require additional capital and may depend on the Company’s ability to obtain financing through debt, equity or other means. The Company’s ability to meet its obligations and maintain operations may be contingent upon successful completion of additional financing arrangements. Although the Company has been successful in raising funds to date, there is no assurance that the Company will be successful in obtaining the required financing in the future or that such financing will be available on terms acceptable to the Company.

You will experience dilution in the net tangible book value per common share of the Units you purchase in this offering and may experience future dilution as a result of future financing.

You will experience immediate dilution in the net tangible book value per common share of the Units you purchase in the Offering. See “Dilution” for a more detailed illustration of the dilution you will incur if you participate in this Offering. Further, additional financing needed to continue funding the development and operation of the properties of the Company may require the issuance of additional securities of the Company. The issuance of additional securities and the exercise of common share purchase warrants, stock options and other convertible securities will result in dilution of the equity interests of any persons who are or may become holders of Common Shares and may have a negative impact on the market price of the Common Shares.

Investors may not be able to obtain enforcement of civil liabilities against the Company.

The Company is incorporated under and governed by the Business Corporations Act (British Columbia). Certain of the directors and executive officers of the Company and certain of the experts named in this Prospectus Supplement reside outside of Canada, and all or a substantial portion of the assets of the Company and such persons are or may be located outside of Canada. It may not be possible for shareholders to effect service of process against the Company’s directors and executive officers who are not resident or located in Canada. In the event a judgment is obtained in a Canadian court against one or more of the Company’s directors or officers for violations of Canadian securities laws or otherwise, it may not be possible to enforce such judgment against those directors or officers not resident in Canada. Courts in such jurisdiction may refuse to hear a claim based on a violation of Canadian securities laws or otherwise on the grounds that such jurisdiction is not the most appropriate forum to bring such a claim. Even if a foreign court agrees to hear a claim, it may determine that the local law, and not Canadian law, is applicable to the claim. If Canadian law is found to be applicable, the content of applicable Canadian law must be proven as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by foreign law.

In addition, the enforcement by investors of civil liabilities under the United States federal or state securities laws may be adversely affected by the fact that the Company is governed by the Business Corporations Act (British Columbia), that some of the Company’s officers and directors are not residents of the United States, that some or all of the experts named in this Prospectus Supplement and the accompanying Shelf Prospectus are not residents of the United States and that all or a portion of the assets of said persons, and a portion of the Company’s assets, are located outside the United States. It may not be possible for an investor to effect service of process within the United States on, or enforce judgments obtained in the United States courts against, the Company or certain of the Company’s directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

There is doubt as to whether a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against the Company or the Company’s directors and officers. There is also doubt as to whether an original action could be brought in Canada against the Company or its directors and officers to enforce liabilities based solely upon United States federal or state securities laws. See “Enforceability of Civil Liabilities”.

If the Company were to become a “passive foreign investment company” during a U.S. taxpayer’s holding period, adverse U.S. federal income tax consequences may result for such U.S. taxpayer.

The Company believes that it was not a PFIC within the meaning of Section 1297(a) of the Code for its tax year ending December 31, 2024, and based on current business plans and financial expectations, the Company expects that it will not be a PFIC for its current tax year and expects that it will not be a PFIC for the foreseeable future. However, PFIC classification is a factual determination that must be made annually after the close of each taxable year and is dependent on many factors, including the value of the Company’s passive assets, the amount and type of the Company’s gross income and the Company’s market capitalization. Therefore, there can be no assurance that the Company will not be classified as a PFIC for the current or future taxable years. If the Company were to be classified as a PFIC for any taxable year during a U.S. taxpayer’s holding period of Units, Unit Shares, Warrants, or Warrant Shares, then such U.S. taxpayer generally will be required to treat any gain realized upon a disposition of the Units, Unit Shares, Warrants or Warrant Shares or any so-called “excess distribution” received on its Units, Unit Shares, Warrants, or Warrant Shares as ordinary income, and to pay an interest charge on a portion of such gain or distribution. In certain circumstances, the sum of the tax and the interest charge may exceed the total amount of proceeds realized on the disposition, or the amount of excess distribution received, by the U.S. taxpayer. Subject to certain limitations, these tax consequences may be mitigated if a U.S. taxpayer makes a timely and effective “qualified electing fund” (“QEF”) election under Section 1295 of the Code (“QEF Election”) with respect to the Company or a mark-to-market election under Section 1296 of the Code (“Mark-to-Market Election”) with respect to the Unit Shares or Warrant Shares. A QEF Election will not be effective with respect to the Warrants and may not be treated as timely with respect to Warrant Shares received upon exercise of such Warrants unless the Warrant Shares are received in the same tax year as a U.S. taxpayer acquires its Units. A U.S. taxpayer generally may not make a Mark-to-Market Election with respect to the Warrants. U.S. taxpayers should be aware that there can be no assurances that the Company will satisfy the record keeping requirements that apply to a QEF or that the Company will supply U.S. taxpayers with information that such U.S. taxpayers are required to report under the QEF rules in the event that the Company is a PFIC. Thus, U.S. taxpayers may not be able to make a QEF Election with respect to the Company. A U.S. taxpayer who makes a Mark-to-Market Election generally must include as ordinary income each year the excess of the fair market value of the Unit Shares or Warrant Shares over the taxpayer’s tax basis therein. Each potential investor who is a U.S. taxpayer should review the discussion below under the heading “Certain U.S. Federal Income Tax Considerations” in its entirety and should consult its own tax advisor regarding the tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Units, Unit Shares, Warrants, and Warrant Shares.

Certain adjustments to the terms of the Warrants may result in the recognition of taxable income by U.S. investors.

In the event of an adjustment (or nonoccurrence of an adjustment) to the exercise price or the number of Warrant Shares or other consideration for which a Warrant may be exercised, U.S. holders of the Warrants may, in certain circumstances, be deemed to have received a distribution subject to U.S. federal income tax as a dividend. Because this deemed income would not give rise to any cash from which backup withholding tax could be satisfied, if backup withholding taxes are paid on behalf of a holder, those withholding taxes may be set off against any cash or shares received pursuant to the Warrants (or, in some circumstances, against any payments on the Warrant Shares). Each potential investor who is a U.S. taxpayer should review the discussion below under the heading “Certain U.S. Federal Income Tax Considerations” in its entirety and should consult its own tax advisor regarding the tax consequences of adjustments to the terms of the Warrants.

The U.S. federal income tax treatment of a cashless exercise of the Warrants is unclear.

In certain limited circumstances, a U.S. taxpayer may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear. U.S. taxpayers should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

The Warrant Indenture will designate the courts of the Province of Ontario as the exclusive forum for certain types of actions and proceedings that may be initiated by holders of the Warrants, which could limit the ability of Warrantholders to obtain a favorable judicial forum for disputes with the Company.

The Warrant Indenture will provide that the Warrant Indenture, the Warrants and any certificates relating to the Warrants shall be governed by and construed and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts. Each party to the Warrant Indenture (which includes the Warrantholders) will agree that all legal proceedings concerning the Warrant Indenture and the transactions contemplated thereby shall be commenced exclusively in the courts of the Province of Ontario. This choice-of-forum provision may limit a Warrantholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Indenture inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

SCIENTIFIC AND TECHNICAL INFORMATION

Our material projects, as determined pursuant to NI 43-101 and S-K 1300, are the Cove Project (as defined herein), the Granite Creek Project (as defined herein), the Lone Tree Project (as defined herein), and the Ruby Hill Project (as defined herein). All of our projects are located in the State of Nevada.

Further information about these properties can be found in the technical report summaries for each material project filed as exhibits to the Company’s Annual Report on Form 10-K, in “Schedule “A” – Certain Additional Technical Information Regarding the Company’s Material Properties” to this Prospectus Supplement and the full text of each of the Granite Creek Technical Report, Ruby Hill Technical Report, Cove Technical Report and Lone Tree Technical Report (each as defined herein). All of the Company’s projects are considered exploration stage projects because the Company has not delineated any mineral reserves at any of its properties pursuant to NI 43-101 or S-K 1300. With respect to the Ruby Hill Project, the Lone Tree Project, and the Granite Creek Project, the Company has started extraction activities to support ongoing residual heap leaching activities without determining mineral reserves.

The scientific and technical information set out in this Prospectus Supplement has been approved by Tim George, P.E. Mr. George is the Vice President, Operations of the Company and is a “qualified person” within the meaning of NI 43-101 and S-K 1300.

TRANSITION TO U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

Effective January 1, 2025 the Company adopted United States Generally Accepted Accounting Principles (“GAAP”) as the reporting standard for its consolidated financial statements. Accordingly, the presentation of financial statements may vary in a material way from financial statements prepared in accordance with International Financial Reporting Standards.

CAUTIONARY NOTE REGARDING NON-GAAP FINANCIAL MEASURES

The Company reports its financial results in accordance with GAAP. Certain financial information with respect to the Company incorporated by reference in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein includes terms or performance measures commonly used in the mining industry that are not defined under GAAP, including “cash cost per ounce sold”, “all-in sustaining cost per ounce sold”, “adjusted loss”, “adjusted loss per share”, and “average realized price per ounce”. Management uses these non-GAAP measures, together with measures determined in accordance with GAAP, to provide investors with a supplemental measure to evaluate the underlying performance of the Company.

The Company believes that these measures, in addition to conventional measures prepared in accordance with GAAP, provide investors with an improved ability to evaluate the underlying performance of the Company. Non-GAAP measures do not have any standardized meaning prescribed under GAAP and may not be comparable to similar non-GAAP measures employed by other companies. The data presented is intended to provide additional information to complement, and not replace, GAAP measures by providing further understanding of the Company’s results of operations from management’s perspective. Accordingly, non-GAAP measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP and should be read in conjunction with the Company’s financial statements incorporated by reference herein.

For a detailed description of the non-GAAP measures related to the Company and a reconciliation to the most directly comparable GAAP measures, please see the discussion under the heading “Non-GAAP Financial Performance Measures” in the Annual Report on Form 10-K. The Annual Report on Form 10-K is incorporated by reference herein and is available at the SEC’s EDGAR system at www.sec.gov.

MARKET AND INDUSTRY DATA

Market and industry data contained and incorporated by reference in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein concerning economic and industry trends is based upon good faith estimates of management or derived from information provided by industry sources. The Company believes that such market and industry data is accurate and that the sources from which it has been obtained are generally reliable. However, the Company cannot guarantee the accuracy of such information and it has not independently verified the assumptions upon which projections of future trends are based. Projections, assumptions and estimates of the Company’s future performance and the future performance of the industry in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this Prospectus Supplement and in the Annual Report on Form 10-K, which is incorporated by reference herein.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus Supplement from documents filed with the SEC and is therefore deemed to be incorporated by reference into the Prospectus for purposes of this Offering. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at 5190 Neil Road, Suite 460, Reno, Nevada, 89502, telephone 1-866-525-6450 and are also available electronically through EDGAR at the website of the SEC at www.sec.gov. The filings of the Company available on EDGAR are not incorporated by reference into this Prospectus Supplement except as specifically set out herein.

This Prospectus Supplement is deemed, as of the date hereof, to be incorporated by reference into the accompanying Prospectus solely for the purposes of this Offering.

The following documents which have been filed by us with the SEC, are also specifically incorporated by reference into, and form an integral part of the accompanying Shelf Prospectus, as supplemented by this Prospectus Supplement (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 of any Current Report on Form 8-K):

(a)	annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 1, 2025 as amended on April 30, 2025;

(b)	quarterly report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 5, 2025;

(c)

current reports on Form 8-K, filed with the SEC on  January 13, 2025,  January 17, 2025,  January 27, 2025,  January 30, 2025,  January 31, 2025,  February 13, 2025,  February 24, 2025,  March 6, 2025,  April 4, 2025, April 15, 2025, and April 25, 2025, in each case, to the extent filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(d)	the description of Common Shares contained in our registration statement on Form 40-F filed on May 6, 2022, including any amendment or report filed for purposes of updating such description; and

(e)

all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus Supplement but before the termination of the offering of the securities made by this Prospectus Supplement.

The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to the Company and readers should review all information contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated or deemed to be incorporated herein and therein by reference.

Any statement contained in this Prospectus Supplement or in any document incorporated or deemed to be incorporated by reference into this Prospectus Supplement will be deemed modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this Prospectus Supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of filing of those documents, with the exception of any portion of any report or document that is not deemed “filed” under such provisions on or after the date of this Prospectus Supplement, until the earlier of the date on which: (1) all of the securities registered hereunder have been sold; or (2) the registration statement of which this Prospectus Supplement is a part has been withdrawn.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Any statement contained in this Prospectus Supplement, the accompanying Shelf Prospectus or in a document (or part thereof) incorporated by reference herein or therein, or deemed to be incorporated by reference herein or therein, shall be deemed to be modified or superseded, for purposes of this Prospectus Supplement, to the extent that a statement contained in this Prospectus Supplement or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this Prospectus Supplement or in the accompanying Shelf Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus Supplement or the accompanying Shelf Prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes. The making of such a modifying or superseding statement shall not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

References to the Company’s website in any documents that are incorporated by reference into this Prospectus Supplement and the accompanying Shelf Prospectus do not incorporate by reference the information on such website into this Prospectus Supplement or the accompanying Shelf Prospectus, and the Company disclaims any such incorporation by reference.

This section supersedes and replaces the section in the accompanying Shelf Prospectus captioned “Documents Incorporated by Reference”

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a “shelf” registration statement on Form S-3 (File No. 333-286531), including relevant exhibits and schedules, under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) with respect to the securities to be sold in the Offering. This Prospectus Supplement and the accompanying Shelf Prospectus, which constitute a part of the registration statement, do not contain all of the information contained in the registration statement. You should read the registration statement on Form S-3 and its exhibits and schedules for further information with respect to us and the securities offered hereby.

Upon written or oral request, copies of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein) may be obtained, without charge, upon request to the Corporate Secretary of the Company at 5190 Neil Road, Suite 460, Reno, Nevada, 89502, telephone 1-866-525-6450. These documents are also available electronically through EDGAR at the website of the SEC at www.sec.gov. The Company’s filings through EDGAR are not incorporated by reference in this Prospectus Supplement except as specifically set out herein.

We are an SEC registrant subject to the informational requirements of the U.S. Exchange Act and, accordingly, file with, or furnish to, the SEC certain reports and other information. The documents we file with or furnish to the SEC are electronically available on EDGAR, which may be accessed at www.sec.gov/edgar.

FINANCIAL INFORMATION AND CURRENCY

In this Prospectus Supplement, unless stated otherwise or the context otherwise requires, all dollar amounts are expressed in United States dollars. All references to “$” or “US$” or “dollars” are to the lawful currency of the United States, and all references to “C$” or “Canadian dollars” are to the lawful currency of Canada.

The following table sets forth the high, low and average daily exchange rates, and the exchange rate at the end of the period, for the years ended December 31, 2024 and 2023, and for the three months ended March 31, 2025, as reported by the Bank of Canada. These rates are set forth as Canadian dollars per US$1.00.

	Year ended December 31, 2023	Year ended December 31, 2024	Three months ended March 31, 2025
High	C$1.3875	C$1.4416	C$1.4603
Low	C$1.3128	C$1.3316	C$1.4166
Average	C$1.3497	C$1.3698	C$1.4352
Rate at end of period	C$1.3226	C$1.4389	C$1.4376

On May 12, 2025, the rate of exchange for one United States dollar, expressed in Canadian dollars, based on the Bank of Canada, was US$1.00=C$1.3998 (or C$1.00 =US$0.7144).

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about the Company contained in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein. This description does not contain all of the information about the Company and its properties and business that you should consider before investing in any securities. You should carefully read the entire Prospectus Supplement and accompanying Shelf Prospectus, including the section titled “Risk Factors”, as well as the Annual Report on Form 10-K, the Annual Financial Statements, the Annual MD&A and related notes, and the other documents incorporated by reference into this Prospectus Supplement and the accompanying Shelf Prospectus, before making an investment decision.

Name, Address and Incorporation

The Company was incorporated on November 10, 2020, pursuant to the Business Corporations Act (British Columbia) (“BCBCA”) under the name “i-80 Gold Corp.”, as a wholly-owned subsidiary of Premier Gold Mines Limited (“Premier”) for the purposes of completing a plan of arrangement (the “Plan of Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”). The Arrangement was completed on April 7, 2021. Under the Arrangement, among other things, Premier transferred all of its ownership interest in Premier Gold Mines USA, Inc. (“Premier USA”) to the Company and spun out 70% of the issued and outstanding Common Shares of the Company to shareholders of Premier. As a result of the Arrangement, the Company became a public company and a “reporting issuer” under applicable Canadian securities laws and is no longer a subsidiary of Premier.

As of the date of this Prospectus Supplement, the Company is a reporting issuer in each of the provinces and territories of Canada.

The Company’s registered office is located at Suite 2500 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 460, Reno, Nevada, 89502. The Company also maintains an executive office in Toronto, Ontario Canada.

Intercorporate Relationships

The Company’s material wholly-owned subsidiary is Premier USA, a Delaware corporation. Premier USA has four material wholly-owned subsidiaries: (i) Au-Reka Gold LLC, a Delaware limited liability company (“Au-Reka LLC”); (ii) Goldcorp Dee LLC, a Nevada limited liability company (“Dee LLC”); (iii) Osgood Mining Company LLC, a Nevada limited liability company (“Osgood LLC”); and (iv) Ruby Hill Mining Company, LLC, a Nevada limited liability company (“Ruby Hill LLC”).

On May 8, 2023, the Company completed the acquisition of all of the issued and outstanding common shares of Paycore Minerals Inc. (“Paycore”), which owns the FAD Project located in Eureka County, Nevada (the “Paycore Arrangement”).

The following diagram illustrates the condensed corporate structure of the Company and the location of the Company’s principal assets as at the date hereof.

THE BUSINESS OF THE COMPANY

The Company is a mining company engaged in the advancement of gold and silver mineral deposits in the United States, with a particular focus on the State of Nevada. The Company’s principal mining projects include: (i) a 100% interest in the McCoy-Cove gold properties located on the Battle Mountain-Eureka Trend in Lander County, Nevada (collectively, the “Cove Project”); (ii) a 100% interest in the Granite Creek gold project (formerly referred to as the Getchell project) located at the intersection of the Getchell gold belt and the Battle Mountain-Eureka Trend in Humboldt County, Nevada (the “Granite Creek Project”); (iii) a 100% interest in the Lone Tree and Buffalo Mountain gold deposits and Lone Tree processing complex, located midway between the Company’s Cove and Granite Creek Projects in Humboldt County, Nevada (collectively, the “Lone Tree Project”); (iv) a 100% interest in the Ruby Hill mine located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the “Ruby Hill Project”); and (v) a 100% interest in the FAD project located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the “FAD Project”). The Company does not consider the FAD Project to be material as of the date of this Prospectus Supplement.

For additional information regarding the Company’s material mineral projects, see the technical report summaries for each material mineral project filed as exhibits to the Company’s Annual Report on Form 10-K, “Schedule “A” – Certain Additional Technical Information Regarding the Company’s Material Properties” to this Prospectus Supplement.

RECENT DEVELOPMENTS

Other than as set forth below, there have been no material developments in the business of the Company since March 31, 2025, the date on which the Annual Report on Form 10-K was filed, which have not been disclosed in this Prospectus Supplement or the documents incorporated by reference herein.

Executive Change

On April 11, 2025 the Company announced that Matthew Gili, President & Chief Operating Officer (“COO”), will be stepping down from his role and that he will continue to work in his capacity as President & COO until a successor is appointed, and for a transitionary period thereafter. On April 24, 2025, the Company further announced the hiring of Mr. Paul Chawrun as the Company’s new COO effective as of April 30, 2025. The Company also confirmed that Mr. Richard Young would be assuming the role of President in addition to his current role as the Company’s Chief Executive Officer.

Working Capital Facility

On April 29, 2025, the Company finalized a US$12.0 million master purchase and sale agreement with Auramet International, Inc., for the prepayment of sulfide material.

USE OF PROCEEDS

The net proceeds to be received by the Company from the Offering, assuming no exercise of the Over-Allotment Option, after deducting the Underwriters’ Fee of US$8,000,000 and after deducting the expenses of the Offering (estimated to be approximately US$650,000), will be approximately US$151,350,000. If the Over-Allotment Option is exercised in full for Over-Allotment Units, the net proceeds to be received by the Company from the Offering, after deducting the Underwriters’ Fee of US$8,644,000 and after deducting the expenses of the Offering (estimated to be approximately US$650,000), will be approximately US$163,586,000. See “Plan of Distribution”.

Use of Proceeds

The estimated net proceeds from the Offering are expected to be used by the Company to fund development and growth capital expenditures across its key projects – Granite Creek, Cove, Ruby Hill and Lone Tree. This includes permitting and environmental activities, completion of technical studies, as well as infill drilling to support these studies. A portion of funds will also be directed toward feasibility study expenses for the Lone Tree autoclave and the procurement of long-lead items. Additionally, the net proceeds from the Offering will be used to settle a prepayment with National Bank of Canada and the prepayment with an affiliate of Orion Mine Finance, as well as for general corporate purposes and working capital, as further detailed below:

Use of Proceeds	Details	Amount Allocated (in millions of U.S. dollars) Assuming No Exercise of Over-Allotment Option
Granite Creek Property
Underground Project	Permitting & Environmental	$0.34
	Technical Studies	$0.17
	Infill Drilling	$12.24
Open Pit Project	Permitting & Environmental	$4.43
	Technical Studies	$0.28
	Infill Drilling	$2.50

	Subtotal:	$19.96

Cove Property
Cove Project	Permitting and Environmental	$1.24
	Technical studies	$1.12
	Infill Drilling	$0.31

	Subtotal:	$2.67

Ruby Hill Property
Archimedes Underground	Underground Development	$35.10
	Permitting & Environmental	$1.57
	Technical Studies	$1.49
	Infill Drilling	$4.78
Mineral Point	Permitting & Environmental	$2.75
	Technical Studies	$0.29

	Subtotal:	$45.98

Lone Tree Property
Lone Tree Project	Autoclave Refurbishment Study	$3.44
	Long Lead Items	$20.00

	Subtotal:	$23.44

Financing	Settlement of National Bank Prepayment	$32.40
	Settlement of Orion Q2 Prepayment	$9.63
General working capital/corporate purposes		$17.27

Total		$151.35

To the extent the Over-Allotment Option is exercised, in whole or in part, any additional net proceeds (up to an amount of US$12.236 million) will be allocated to general working capital and corporate purposes. Additionally, the Company intends to use the net proceeds from the Concurrent Private Placement for general working capital and corporate purposes.

Business Objectives and Milestones

The Company currently estimates that the activities contemplated below are expected to be completed over the course of the next 12 to 18 months. However, the period of time required to complete such work programs, and their estimated costs will depend on and may change based on, among other things, results of operations including unexpected higher costs related to the dewatering program or development delays due to water issues at Granite Creek, and other operational decisions in respect of the Company’s mineral properties.

Granite Creek Project

The Company intends to use the net proceeds from the Offering allocated to the Granite Creek Project to support ongoing permitting and environmental work for Granite Creek underground operations, to which the Company has allocated US$0.34 million, as well as permitting activities associated with Granite Creek open pit expansion, to which the Company has allocated US$4.43 million, with the primary focus on field baseline studies required for federal permitting. Additionally, the net proceeds from the Offering will also be used to fund the completion of the technical study on the property at an estimated cost of US$0.45 million, including an infill drilling program designed to upgrade the mineral resources to mineral reserves for inclusion in the study to which the Company has allocated an additional US$14.74 million across both the underground and open pit projects.

Cove Project

The Company intends to use the net proceeds from the Offering allocated to the Cove Project to advance the technical study on the property at an estimated cost of US$1.12 million and complete the permitting for the Cove Helen Underground at an additional estimated cost of US$1.24 million (inclusive of ongoing environmental activities), including an infill drilling program designed to upgrade the mineral resources to mineral reserves for inclusion in the study, to which the Company has allocated an additional US$0.31 million. Key priorities include finalizing the remaining baseline studies and completing and submitting the Plan of Operations Amendment to the Bureau of Land Management.

Ruby Hill Project

The Company intends to use the net proceeds of the Offering to complete the Archimedes underground development, including associated dewatering infrastructure, to which the Company has allocated US$35.10 million and an infill drilling program to which the Company has allocated US$4.78 million. Additionally, the net proceeds of the Offering will be allocated to pre-feasibility technical study work, including a metallurgical testing program to better understand gold and silver recovery in the Mineral Point open pit deposit, at an estimated cost of US$1.78 million between both the Archimedes and Mineral Point deposits. A portion of the net proceeds of the Offering will also support permitting activities for both Upper and Lower Archimedes Underground and the Mineral Point Underground, to which the Company has allocated US$4.32 million in the aggregate.

Lone Tree Project

The Company intends to use the net proceeds from the Offering allocated to the Lone Tree Project to complete a Class III Engineering Study at an estimated cost of US$3.44 million and procure long-lead equipment and detail engineering for the Lone Tree Autoclave, that includes, but are not limited to, electrical and other PLC related systems infrastructure, plant infrastructure including a new plant skid, and plate and frame filtration units for filtered tails, to which the Company has allocated US$20.00 million.

Financing

In addition, the Company intends to allocate an aggregate of US$42.03 million of the net proceeds from the Offering for the settlement in full of a prepayment to NBC (US$32.40 million) and the settlement of a prepayment to an affiliate of Orion Mine Finance (US$9.63 million) due on June 30, 2025. The funds from the NBC Prepay Arrangement entered into on March 31, 2025 with NBC were used to satisfy the March 31, 2025 gold and silver deliveries due to an affiliate of Orion Mine Finance.

The Company expects that the amounts allocated to the various business objectives and milestones discussed above for each of the Granite Creek Project, the Cove Project, the Ruby Hill Project, the Lone Tree Project and financing matters will be sufficient to complete the activities noted.

Tim George, P.E., Vice President, Operations of the Company, a qualified person for the purposes of NI 43-101, has reviewed and approved the contemplated uses of the net proceeds of the Offering.

The Company had negative cash flow from operating activities for the financial year ended December 31, 2024 and for the three months ended March 31, 2025. The Company’s ability to generate positive operating cash flow will depend upon a number of factors, including, among others, the worldwide market price of gold and silver, the ability of the Company to develop its projects and recover gold and silver from its mineral properties as anticipated, and to meet any future production and cost targets at its projects. To the extent the Company experiences fluctuations in metals prices, lower than planned production or higher costs at its operating mines it may be required to raise additional funds through the issuance of additional equity securities or through debt financing, or to use some or all of the net proceeds from the Offering to fund such negative cash flow. There is no assurance that additional capital or other types of financing will be available if needed or that these financings will be on terms at least as favorable to the Company as those previously obtained, or at all. See “Risk Factors”.

Until utilized for the above purposes, the Company may invest the net proceeds that it does not immediately require in short-term marketable debt securities, cash balances, certificates of deposit, and other instruments issued by banks or guaranteed by the government of Canada.

The Company intends to spend the net proceeds of the Offering as stated above. However, there may be circumstances where, for sound business reasons, a reallocation of the net proceeds may be necessary. The actual amount that the Company spends in connection with each of the intended uses of proceeds will depend on a number of factors, including those referred to under “Risk Factors” in this Prospectus Supplement, the accompanying Shelf Prospectus and the documents incorporated by reference herein and therein.

Use of Proceeds from Previously Completed Financing Transactions

January 2025 Common Share Offering

On January 31, 2025, the Company closed a prospectus offering of 28.2 million common shares of the Company at a price of C$0.80 per share for aggregate gross proceeds of the Company of approximately $15.6 million (C$22.6 million). On February 28, 2025, the Company closed a private placement of an aggregate of 1.0 million common shares to certain directors and officers of the Company at a price of C$0.80 per share for gross proceeds of approximately $0.6 million (C$0.8 million).

Description	Expected Use of Proceeds (in millions of U.S. dollars)(1)	Approximated Amount Expended as of the date of this Prospectus Supplement (in millions of U.S. dollars)
Granite Creek Project
Development expenditures	Up to $5.49	$3.60
Technical Study	$0.14	$0.43
Cove Project
Technical Study	$0.35	$0.06
Property maintenance and holding costs	$2.15	$0.34

Description	Expected Use of Proceeds (in millions of U.S. dollars)(1)	Approximated Amount Expended as of the date of this Prospectus Supplement (in millions of U.S. dollars)
Ruby Hill Project
Technical study	$0.21	$0.38
Property maintenance and holding costs	$2.22	$0.72
Lone Tree Project
Property maintenance and holding costs	$3.89	$1.10
General working capital/corporate purposes	Up to $5.65	$1.38

Total	$15.60(2)	$8.01

Remaining Funds	—	$7.59

Notes:

(1)

Represents the expected use of the net proceeds from such offering, as disclosed in the Company’s prospectus supplement dated January 27, 2025 to its short form base shelf prospectus dated June 21, 2024, expressed in United States dollars using an exchange rate of C$1.00=US$0.6949.

(2)	Pursuant to the January 2025 offering, the Company raised approximately $15.6 million (C$22.6 million) out of a maximum offering of up to $20.1 million (C$29 million).

2024 Unit Offering

On May 1, 2024, the Company completed a bought deal public offering of an aggregate of 69,698,050 units of the Company (each, a “Unit”) at a price of C$1.65 per Unit for aggregate gross proceeds to the Company of approximately C$115 million (the “2024 Unit Offering”). Each Unit was comprised of one Common Share and one-half of one Common Share purchase warrant of the Company (each whole Common Share purchase warrant, a “May 2024 Warrant”). The net proceeds of approximately C$108.7 million were intended to be used by the Company for the development, expansion and working capital requirements of the Cove Project, the Granite Creek Project, the Lone Tree Project, the Ruby Hill Project and for general corporate and working capital purposes, as further set out below:

Description	Expected Use of Proceeds (in millions of Canadian dollars)(1)	Approximated Amount Expended as of the date of this Prospectus Supplement (in millions of Canadian dollars)
Granite Creek Project
In-fill drilling	C$8.78	C$5.61
Technical Study	C$1.09	Nil
Cove Project
Complete in-fill drilling	C$9.95	C$10.86
Publish Feasibility Study	C$0.54	Nil
Submit Dewatering Permit	C$1.73	C$0.04
Property maintenance costs	C$3.87	C$2.74

Description	Expected Use of Proceeds (in millions of Canadian dollars)(1)	Approximated Amount Expended as of the date of this Prospectus Supplement (in millions of Canadian dollars)
Ruby Hill Project
Exploration Drilling	C$8.53	C$4.68
Property maintenance costs	C$4.62	C$1.08
Lone Tree Project
Refurbishment Study	C$1.09	C$0.39
Property maintenance costs	C$16.59	C$7.24
General working capital/corporate purposes	C$29.66	C$28.74
Debt Repayment	C$22.33	C$47.41

Total	C$108.79(2)	C$108.79

Remaining Funds	—	Nil

Notes:

(1)	Represents the expected use of the net proceeds from such offering, as disclosed in the Company’s short form prospectus dated April 25, 2024.
(2)	Total may not sum due to rounding.

PLAN OF DISTRIBUTION

Pursuant to the Underwriting Agreement, the Company has agreed to sell to the Underwriters, and the Underwriters have severally (and not jointly or jointly and severally) agreed to purchase 320,000,000 Units at the Offering Price payable in cash (net of commission and costs and expenses of the Underwriters) to the Company against delivery of the Units, subject to the terms and conditions contained in the Underwriting Agreement. The Offering Price was determined by arm’s length negotiation between the Company and the Co-Bookrunners, on behalf of the Underwriters, with reference to the prevailing market price of the Common Shares. The obligations of the Underwriters under the Underwriting Agreement are subject to certain closing conditions and may be terminated at each Underwriter’s discretion on the basis of “disaster out”, “material change out” and “breach out” provisions in the Underwriting Agreement and may also be terminated upon the occurrence of certain other stated events. The Underwriters are, however, obligated to take up and pay for all of the Units, if any Units are purchased under the Underwriting Agreement.

Each Unit is comprised of one Unit Share and one-half of one Warrant. Each Warrant is exercisable by the holder thereof to acquire one Warrant Share at an exercise price of US$0.70 per Warrant Share at any time prior to 5:00 p.m. (Toronto time) on the date that is 30 months following the Closing Date, subject to customary anti-dilution adjustments. The Warrants will be created and governed by the terms of the Warrant Indenture between the Company and the Warrant Agent to be entered into on the Closing Date.

The Underwriters propose to offer the Units directly to the public initially at the Offering Price. After the initial offering of the Units to the public, if not all of the Units are sold at the Offering Price, the Underwriters may decrease the offering price. The compensation realized by the Underwriters will decrease by the amount that the aggregate offering price paid by the purchasers of the Units is less than the gross proceeds of the Offering paid by the Underwriters to the Company. Any decrease in the Offering Price will not decrease the amount of net proceeds of the Offering to the Company.

The Offering is being made concurrently in all of the provinces and territories of Canada, except Québec, pursuant to this Prospectus Supplement and in the United States under the Registration Statement. The Units will be offered in the United States and Canada by the Underwriters either directly or through their respective duly registered United States or Canadian broker-dealer affiliates or agents, as applicable. Subject to applicable law and the provisions of the Underwriting Agreement, the Underwriters may also offer the Units outside of Canada and the United States on a private placement or equivalent basis.

The Underwriters have been granted an Over-Allotment Option, exercisable, in whole or in part and from time to time, at the sole discretion of the Underwriters, at any time up to 30 days following the closing of the Offering, to purchase up to an additional 25,760,000 Over-Allotment Units at the Offering Price per Over-Allotment Unit to cover over-allotments, if any, and for market stabilization purposes. The Over-Allotment Option may be exercised by the Underwriters to acquire: (i) Over-Allotment Units at the Offering Price; (ii) Over-Allotment Unit Shares at a price of US$0.46 per Over-Allotment Unit Share; (iii) Over-Allotment Warrants at a price of US$0.08 per Over-Allotment Warrant; or (iv) any combination of Over-Allotment Securities, so long as the aggregate number of Additional Securities which may be issued under the Over-Allotment Option does not exceed 25,760,000 Over-Allotment Unit Shares and 12,880,000 Over-Allotment Warrants. If the Over-Allotment Option is exercised in full for Over-Allotment Units, and before deducting the estimated expenses of the Offering, the gross proceeds of the Offering, Underwriters’ Fee and net proceeds to the Company will be US$172,880,000, US$8,644,000 and US$164,236,000, respectively. This Prospectus Supplement qualifies for distribution the Units as well as the grant of the Over-Allotment Option. A purchaser who acquires Over-Allotment Securities forming part of the Underwriters’ over-allocation position acquires those Over-Allotment Securities under this Prospectus Supplement, regardless of whether the over-allocation position is ultimately filled through the exercise of the Over-Allotment Option or secondary market purchases.

In consideration for the services provided by the Underwriters in connection with the Offering and pursuant to the terms of the Underwriting Agreement, the Company has agreed to pay the Underwriters the Underwriters’ Fee equal to 5.0% of the gross proceeds of the Offering (including any gross proceeds raised on the exercise of the Over-Allotment Option). The Company has also agreed to reimburse the Underwriters for certain out-of-pocket costs and expenses reasonably incurred in connection with the Offering and to indemnify the Underwriters against certain expenses, losses and liabilities that arise out of or are based upon the performance of the professional services rendered to the Company by the Underwriters in connection with the Offering. The Company estimates that the total expenses of the Offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the Underwriters’ Fee, will be approximately US$650,000.

The Company has agreed in favor of the Underwriters that it will not directly or indirectly, issue, sell, offer, grant an option or right in respect of (or agree to or announce any intention to do any of the foregoing), any additional Common Shares or any securities or financial instruments, convertible into or exchangeable for Common Shares, other than: (i) in connection with the Offering (including any exercise of the Over-Allotment Option or any issuance of Warrant Shares upon the exercise of Warrants); (ii) to satisfy existing contractual obligations and instruments already issued as of May 9, 2025 (including for greater certainty, but not limited to the grant of securities under the Company’s equity compensation plans and the issuance of securities pursuant to existing pre-emptive, anti-dilution and/or participation rights); (iii) the issuance of Common Shares upon the exercise of any warrants, convertible securities, options, or any other commitment or agreement outstanding as of May 9, 2025; (iv) obligations in respect of existing agreements; and (v) in connection with an internal reorganization, for a period of 90 days after the Closing Date, without the prior written consent of NBF, such consent not to be unreasonably withheld, conditioned or delayed.

The Company has agreed to cause each of its senior officers and certain directors to enter into lock-up agreements in form and substance satisfactory to the Co-Bookrunners, evidencing their agreement, for a period of 90 days following the Closing Date to not, without the consent of NBF (which consent shall not be unreasonably withheld, conditioned or delayed) offer, sell, transfer, pledge, hypothecate, lend, assign, grant an option or right to purchase, make any short sale, enter into any swap, forward, hedge or any other agreement or arrangement to transfer the economic consequences of or alter the economic exposure to, or otherwise dispose of, monetize or deal with, or publicly announce any intention to do any of the foregoing, whether through the facilities of a stock exchange, by private placement or otherwise, any securities of the Company, including any Common Shares or securities convertible into, exchangeable for, or otherwise exercisable to acquire Common Shares or other securities of the Company, directly or indirectly owned or thereafter acquired, subject to the certain exceptions as set out in the lock-up agreement.

Pursuant to policies of certain Canadian securities regulatory authorities, the Underwriters may not, throughout the period of distribution under the Offering, bid for or purchase Common Shares for their own accounts or for accounts over which they exercise control or direction. The foregoing restriction is subject to certain exceptions, on the condition that the bid or purchase not be engaged in for the purpose of creating actual or apparent active trading in or raising the price of the Common Shares. These exceptions include a bid or purchase permitted under the Universal Market Integrity Rules for Canadian marketplaces administered by the Canadian Investment Regulatory Organization relating to market stabilization and passive market making activities, and a bid or purchase made for or on behalf of a customer where the order was not solicited during the period of distribution. Subject to the foregoing, in connection with the Offering, the Underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling Common Shares in the open market for the purpose of preventing or retarding a decline in the market price of the Common Shares while the Offering is in progress. These stabilizing transactions may include the imposition of penalty bids, making short sales of Common Shares, which involves the sale by the Underwriters of a greater number of Common Shares than they are required to purchase in the Offering, and purchasing Common Shares on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the Over-Allotment Option, or may be “naked” shorts, which are short positions in excess of that amount.

The Underwriters may close out any covered short position either by exercising the Over-Allotment Option, in whole or in part, or by purchasing Common Shares in the open market. In making this determination, the Underwriters will consider, among other things, the price of Common Shares available for purchase in the open market compared to the price at which the Underwriters may purchase shares through the Over-Allotment Option. A naked short position is more likely to be created if the Underwriters are concerned that there may be downward pressure on the price of the Common Shares in the open market that could adversely affect investors who purchase in this Offering. To the extent that the Underwriters create a naked short position, they will purchase Common Shares in the open market to cover the position.

These activities may have the effect of raising or maintaining the market price of the Common Shares or preventing or retarding a decline in the market price of the Common Shares, and, as a result, the price of the Common Shares may be higher than the price that otherwise might exist in the open market. If the Underwriters commence these activities, they may discontinue them at any time. The Underwriters may carry out these transactions on the TSX and NYSE American, in the over-the-counter market or otherwise.

The securities offered by this Prospectus Supplement may not be offered or sold, directly or indirectly, nor may this Prospectus Supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus Supplement comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Prospectus Supplement. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this Prospectus Supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Certain of the Underwriters and their affiliates have provided in the past to the Company and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for the Company and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in the Company’s debt or equity securities or loans, and may do so in the future.

Subscriptions for the Units will be received by the Underwriters subject to rejection or allotment in whole or in part and the right is reserved to close the subscription book at any time without notice. An electronic deposit evidencing the Units, or the underlying Unit Shares and Warrants, is expected to be registered to CDS or its nominees and deposited with CDS, or as may otherwise be agreed to with the Underwriters, on the Closing Date or such other date as may be agreed upon between the Company and the Underwriters. Except in limited circumstances, a purchaser of such securities will receive only a customer confirmation from the registered dealer through which such securities are purchased.

The Common Shares are listed and posted for trading on the TSX under the symbol “IAU” and on the NYSE American under the symbol “IAUX”. The Company has applied to list the Unit Shares, the Warrants and the Warrant Shares (including any Over-Allotment Securities) for trading on the TSX and NYSE American. The TSX has not yet conditionally approved the Company’s listing application and there is no assurance that the TSX will approve the listing application or that the NYSE American will authorize the listing application. The listing of the Unit Shares, the Warrants and the Warrant Shares will be subject to the Company fulfilling all of the requirements of the TSX and the NYSE American, respectively.

Selling Restrictions

Other than in Canada and the United States, no action has been taken by the Company or the Underwriters that would permit a public offering of the securities offered by this Prospectus Supplement in any jurisdiction where action for that purpose is required. Subject to applicable law, the Company may offer the Units outside of Canada. The Units may not be offered or sold, directly or indirectly, nor may this Prospectus Supplement or any other offering material or advertisements in connection with the offer and sale of any such Units be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this Prospectus Supplement comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this Prospectus Supplement. This Prospectus Supplement does not constitute an offer to sell or a solicitation of an offer to buy any Units in any jurisdiction in which such an offer or a solicitation is unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

CONCURRENT PRIVATE PLACEMENT

Concurrently with the Offering, the Company intends to complete the Concurrent Private Placement of up to 22,240,000 Private Placement Units at a price of US$0.50 per Subscription Receipt for aggregate gross proceeds of up to US$11,120,000 with the Placement Investors. The Company will enter into a Placement Subscription Agreement with each of the Placement Investors setting out the detailed terms of the Concurrent Private Placement. Each Private Placement Unit is comprised of one Common Share and one-half of one Warrant, which is expected to have the same terms as the Warrants issued under the Offering. The Company anticipates using the net proceeds of the Concurrent Private Placement for working capital and general corporate purposes. The Concurrent Private Placement is expected to close with the Offering on or about May 16, 2025.

This Prospectus Supplement does not qualify the distribution of the Private Placement Units issuable pursuant to the Concurrent Private Placement. All Private Placement Units issued pursuant to the Concurrent Private Placement will be subject to statutory hold periods. Subscribers of Units pursuant to the Offering should not rely on the fact that the Placement Investors have decided to participate in the Concurrent Private Placement and should make their own investment decision with respect to the purchase of Units pursuant to the Offering. The Private Placement Units have not and will not be registered under the U.S. Securities Act, will be “restricted securities” under the U.S. Securities Act and will be issued on a private placement basis to persons who are “accredited investors” under United States and Canadian securities laws.

CONFLICTS OF INTEREST

NBF is an affiliate of NBC, a Canadian chartered bank who is party to the NBC Prepay Arrangement. As at the date hereof, there is approximately US$32.4 million owed by the Company to NBC pursuant to the NBC Prepay Arrangement, in consideration for the delivery by the Company to NBC of approximately 6,864 ounces of gold and 345,549 ounces of silver by September 30, 2025 or earlier, upon the completion of an equity offering. The NBC Prepay Arrangement is secured against the Company’s FAD Project located in Nevada, United States. As of the date hereof, the Company is in compliance, in all material respects, with the terms and conditions of the NBC Prepay Arrangement, and the Company has not received notice of any breach of any such terms or conditions. Other than as publicly disclosed by the Company, neither the financial position or value of the security under the NBC Prepay Arrangement has changed substantially since the date of such agreement.

The decision to distribute the Units pursuant to the Offering and the determination of the terms and conditions of the Offering was made through arm’s length negotiations between the Company and the Co-Bookrunners, on behalf of the Underwriters. The Canadian chartered bank of which NBF is an affiliate did not have any involvement in such decision or determination and the Offering and the terms thereof was not otherwise required by, suggested by or subject to the consent of NBF. Other than the Underwriters’ Fee payable to the Underwriters in connection with the Offering, NBF will not receive any other benefits in connection with the Offering. The Company intends to use a portion of the net proceeds of the Offering to settle the NBC Prepay Arrangement. See “Use of Proceeds”.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

Common Shares

The Company is authorized to issue an unlimited number of Common Shares without nominal or par value, of which, as at May 12, 2025, there were 443,358,811 Common Shares issued and outstanding.

Each Common Share entitles the holder thereof to one vote at all meetings of shareholders other than meetings at which only holders of another class or series of shares are entitled to vote. Each Common Share entitles the holder thereof, subject to the prior rights of the holders of preference shares of the Company, if any, to receive any dividends declared by the directors of the Company and the remaining property and assets of the Company upon liquidation, dissolution or winding-up. The holders of Common Shares are not entitled to vote separately as a class or series on, or to dissent in respect of, any proposal to amend the articles of the Company to: (a) increase or decrease the maximum number of authorized Common Shares, or to increase the maximum number of authorized shares of a class or series ranking in priority to, or on parity with, the Common Shares; (b) effect an exchange, reclassification or cancellation of all or part of the Common Shares; or (c) create a class or series of shares ranking in priority to, or on parity with, the Common Shares. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. There are no special rights or restrictions of any nature attached to any of the Common Shares, all of which rank equally as to all benefits which might accrue to the holders of Common Shares.

Warrants

The Warrants issued under the Offering will be governed by the terms of a Warrant Indenture to be entered into between the Company and the Warrant Agent on the Closing Date. The following description is a summary only, does not purport to be complete and is subject to and qualified in entirety by the detailed provisions and full text of the Warrant Indenture. Reference should be made to the Warrant Indenture for the full text of attributes of the Warrants, which will be filed by the Company on EDGAR (www.sec.gov) following the closing of the Offering.

Each whole Warrant will entitle the holder thereof to acquire one Warrant Share at an exercise price of US$0.70 until 5:00 p.m. (Toronto time) on the date that is 30 months following the Closing Date, subject to adjustment in certain circumstances, after which time the Warrants will be void and of no further force or effect.

The Warrants may be issued in certificated or uncertificated form. Any Warrants issued in certificated form shall be evidenced by a warrant certificate in the form attached to the Warrant Indenture. All Warrants issued in the name of CDS will be in uncertificated form, such uncertificated form being evidenced by a book-entry position on the register of warrantholders to be maintained by the Warrant Agent at its principal offices in Toronto, Ontario.

The Warrant Indenture will also provide for adjustment in the class and/or number of securities issuable upon the exercise of the Warrants and/or exercise price per security including in the event of, among other things: (a) a reclassification or change of the Common Shares, (b) any consolidation, amalgamation, arrangement or other business combination of the Company resulting in any reclassification, or change of the Common Shares into other shares, or (c) any sale, lease, exchange or transfer of the Company’s assets as an entity or substantially as an entirety to another entity.

No adjustment in the exercise price or number of Warrant Shares will be required to be made unless the cumulative effect of such adjustment or adjustments would result in a change of at least 1% in the exercise price or a change in the number of Warrant Shares purchasable upon exercise by at least one one-hundredth (1/100th) of a Common Share, as the case may be.

The Warrant Indenture will also provide that, during the period in which the Warrants are exercisable, it will give notice to holders of Warrants of certain stated events, including events that would result in an adjustment to the exercise price for the Warrants or the number of Warrant Shares issuable upon exercise of the Warrants, at least 14 days prior to the record date or effective date, as the case may be, of such events.

In addition, the Warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of Warrant Shares under the U.S. Securities Act. This option entitles the Warrant holders to elect to receive fewer Warrant Shares without paying the cash exercise price. The number of Warrant Shares to be issued would be determined by a formula based on the total number of Common Shares with respect to which the Warrant is being exercised, the daily volume weighted average price for our Common Shares on the trading day immediately prior to the date of exercise and the applicable exercise price of the Warrants.

From time to time, the Company and the Warrant Agent, without the consent of the holders of Warrants, may amend or supplement the Warrant Indenture for certain purposes, including curing defects or inconsistencies or making any change that does not adversely affect the rights of any holder of Warrants. Any amendment or supplement to the Warrant Indenture that adversely affects the interests of the holders of the Warrants may only be made by “extraordinary resolution”, which will be defined in the Warrant Indenture as a resolution either (a) passed at a meeting of the holders of Warrants at which there are holders of Warrants present in person or represented by proxy representing at least 25% of the aggregate number of the then outstanding Warrants and passed by the affirmative vote of holders of Warrants representing not less than 66 2⁄3% of the aggregate number of all the then outstanding Warrants represented at the meeting and voted on the poll upon such resolution, or (b) adopted by an instrument in writing signed by the holders of not less than 66 2⁄3% of the aggregate number of all then outstanding Warrants.

No fractional Warrant Shares will be issuable upon the exercise of any Warrants, and no cash or other consideration will be paid in lieu of fractional shares. Holders of Warrants will not have any voting or pre-emptive rights or any other rights which a holder of Common Shares would have.

There is currently no market through which the Warrants may be sold and purchasers may not be able to resell the Warrants purchased in the Offering. This may affect the pricing of the Warrants in the secondary market, the transparency and availability of trading prices and the liquidity of the Warrants, and the extent of issuer regulation. The Company has applied to list the Warrants on the TSX and the NYSE American, however there is no assurance that approval or acceptance for listing by the TSX or NYSE American will be obtained. Listing will be subject to the Company fulfilling all of the listing requirements of the TSX and the NYSE American, respectively. See “Risk Factors”.

CONSOLIDATED CAPITALIZATION

Other than as outlined under “Prior Sales”, there have been no material changes in the Company’s capital structure, on a consolidated basis, since the date of the Interim Financial Statements.

The following table shows the consolidated capitalization of the Company as at the balance sheet date of the Interim Financial Statements and as at such date on an adjusted basis after giving effect to the Offering. The following table should be read in conjunction with the Interim Financial Statements and related Interim MD&A, each of which are incorporated by reference into this Prospectus Supplement.

	As at March 31, 2025	As at March 31, 2025 After Giving Effect to the Offering(1)	As at March 31, 2025 After Giving Effect to the Offering and the Full Exercise of Over- Allotment Option(2)
Share Capital	US$624,998	US$776,348	US$788,584

Number of Common Shares Outstanding	443,358,810	763,358,810	789,118,810

Number of Warrants Outstanding	49,599,025	209,599,025	222,479,025

Debt	US$197,475	US$197,475	US$197,475

Cash and Cash Equivalents	US$13,475	US$164,825	US$177,061

Notes:

(1)	Before giving effect to the exercise of the Over-Allotment Option.
(2)	Assumes the Over-Allotment Option is exercised in full to acquire Over-Allotment Units.

PRIOR SALES

In the 12-month period before the date of this Prospectus Supplement, the Company issued the following Common Shares and securities convertible or exchangeable into Common Shares.

Date of Issuance	Type of Security	Number of Securities	Purchase/Exercise/Deemed Price per Security
February 28, 2025	Common Shares(9)	997,871	C$0.80

February 14, 2025	Common Shares(1)	20,000	C$0.92

February 14, 2025	Common Shares(5)	328,799	US$0.69

February 13, 2025	Common Shares(5)	178,236	US$0.63

February 12, 2025	Common Shares(5)	328,953	US$0.60

February 11, 2025	Common Shares(5)	385,180	US$0.61

February 10, 2025	Common Shares(5)	226,151	US$0.58

February 7, 2025	Common Shares(5)	272,980	US$0.58

February 6, 2025	Common Shares(5)	458,695	US$0.57

February 5, 2025	Common Shares(5)	146,720	US$0.57

February 4, 2025	Common Shares(5)	219,471	US$0.57

February 3, 2025	Common Shares(5)	128,075	US$0.57

January 31, 2025	Common Shares(5)	206,046	US$0.58

January 31, 2025	Common Shares(10)	28,212,593	C$0.80

January 30, 2025	Common Shares(5)	122,856	US$0.55

January 29, 2025	Common Shares(5)	152,745	US$0.53

Date of Issuance	Type of Security	Number of Securities	Purchase/Exercise/Deemed Price per Security
January 28, 2025	Common Shares(5)	175,458	US$0.53

January 27, 2025	Common Shares(5)	198,690	US$0.57

January 24, 2025	Common Shares(5)	200,841	US$0.55

January 23, 2025	Common Shares(5)	98,947	US$0.55

January 22, 2025	Common Shares(5)	370,383	US$0.55

January 15, 2025	Deferred Share Units(2)	91,428	C$0.86

January 2, 2025	Common Shares(5)	142,164	US$0.50

December 31, 2024	Common Shares(6)	246,750	C$0.69

December 30, 2024	Deferred Share Units(2)	119,939	C$0.69

December 31, 2024	Common Shares(5)	131,787	US$0.49

December 30, 2024	Common Shares(5)	1,143,482	US$0.51

December 27, 2024	Common Shares(5)	415,833	US$0.54

December 24, 2024	Common Shares(5)	470,643	US$0.51

December 23, 2024	Common Shares(5)	1,003,846	US$0.51

December 20, 2024	Common Shares(5)	98,091	US$0.49

December 19, 2024	Common Shares(5)	270,445	US$0.53

December 18, 2024	Common Shares(5)	663,006	US$0.53

December 17, 2024	Common Shares(5)	484,000	US$0.52

December 16, 2024	Common Shares(5)	70,946	US$0.53

November 19, 2024	Restricted Share Units(4)	5,965,000	C$0.77

October 31, 2024	Common Shares(7)	738,185	C$1.59

October 31, 2024	Common Shares(8)	1,389,654	C$3.27

October 29, 2024	Common Shares(5)	152,955	US$1.09

October 28, 2024	Common Shares(1)	10,000	C$0.59

October 28, 2024	Common Shares(1)	11,000	C$0.59

October 28, 2024	Common Shares(1)	15,000	C$1.18

October 28, 2024	Common Shares(1)	12,500	C$1.18

October 28, 2024	Common Shares(1)	20,000	C$1.18

October 28, 2024	Common Shares(5)	110,872	US$1.10

October 25, 2024	Common Shares(5)	282,672	US$1.10

October 24, 2024	Common Shares(5)	282,905	US$1.12

October 23, 2024	Common Shares(5)	543,490	US$1.17

October 23, 2024	Deferred Share Units(2)	59,717	C$1.60

October 22, 2024	Common Shares(5)	499,289	US$1.20

Date of Issuance	Type of Security	Number of Securities	Purchase/Exercise/Deemed Price per Security
October 21, 2024	Common Shares(5)	793,478	US$1.19

October 18, 2024	Common Shares(5)	295,837	US$1.11

October 17, 2024	Common Shares(5)	317,940	US$1.11

October 16, 2024	Common Shares(5)	328,714	US$1.10

October 15, 2024	Common Shares(5)	220,200	US$1.07

October 10, 2024	Common Shares(5)	195	US$1.10

October 9, 2024	Common Shares(5)	203,399	US$1.10

October 8, 2024	Common Shares(5)	267,964	US$1.11

October 7, 2024	Common Shares(5)	176,308	US$1.14

October 4, 2024	Common Shares(5)	189,481	US$1.14

October 3, 2024	Common Shares(5)	279,346	US$1.15

October 2, 2024	Common Shares(5)	697,294	US$1.16

October 1, 2024	Common Shares(5)	515,647	US$1.16

September 27, 2024	Common Shares(5)	2,206,594	US$1.21

September 26, 2024	Common Shares(5)	1,460,937	US$1.13

September 25, 2024	Common Shares(5)	827,946	US$1.10

September 24, 2024	Common Shares(5)	97,633	US$1.10

September 23, 2024	Common Shares(5)	4,610	US$1.15

September 20, 2024	Common Shares(5)	433,574	US$1.16

September 19, 2024	Restricted Share Units(4)	1,401,869	C$1.60

September 19, 2024	Common Shares(5)	2,809,408	US$1.19

September 18, 2024	Common Shares(5)	88,185	US$1.10

September 17, 2024	Common Shares(5)	433,128	US$1.11

September 16, 2024	Common Shares(5)	488,733	US$1.09

September 13, 2024	Common Shares(5)	421,117	US$1.05

September 12, 2024	Common Shares(5)	274,140	US$0.98

September 11, 2024	Common Shares(5)	655	US$0.98

September 10, 2024	Common Shares(5)	303,353	US$0.99

September 6, 2024	Common Shares(5)	32,640	US$1.01

September 3, 2024	Common Shares(5)	70,847	US$1.05

August 30, 2024	Common Shares(5)	353,574	US$1.05

August 28, 2024	Common Shares(5)	95,627	US$1.06

August 27, 2024	Common Shares(5)	106,173	US$1.06

August 26, 2024	Common Shares(5)	459,396	US$1.07

Date of Issuance	Type of Security	Number of Securities	Purchase/Exercise/Deemed Price per Security
August 23, 2024	Common Shares(5)	10,294	US$1.05

August 22, 2024	Common Shares(5)	222,206	US$1.06

August 21, 2024	Common Shares(5)	297,508	US$1.08

July 18, 2024	Deferred Share Units(2)	60,978	C$1.57

July 2, 2024	Common Shares(1)	28,800	C$1.45

July 2, 2024	Common Shares(1)	5,000	C$1.45

July 2, 2024	Common Shares(1)	5,000	C$1.45

Notes:

(1)	Issued upon the exercise of stock options of the Company granted pursuant to the Company’s omnibus equity incentive plan (the “Omnibus Plan”).
(2)	Represents deferred share units granted pursuant to the Omnibus Plan.
(3)	Represents options granted pursuant to the Omnibus Plan.
(4)	Represents restricted share units granted pursuant to the Omnibus Plan.
(5)	Represents the Common Shares issued pursuant to the Company’s at-the-market offering.
(6)

Represents Common Shares issued to Greg Smith, a former director of the Company, upon settlement of his vested deferred share units following his resignation from the board of directors of the Company.

(7)

Represents common shares issued to Sprott Hathaway Special Situations Fund Master Fund LP (“Sprott”) upon conversion of its unpaid and accrued interest pursuant to its Convertible Credit Agreement with the Company dated December 10, 2021 (the “Sprott Convertible Loan”)

(8)	Represents Common Shares issued to Sprott upon conversion of a portion of the principal amount outstanding under the Sprott Convertible Loan.
(9)	Represents Common Shares issued in connection with a non-brokered private placement that closed on February 28, 2025.
(10)	Represents Common Shares issued in connection with a non-brokered prospectus offering that closed on January 31, 2025

TRADING PRICE AND VOLUME

Common Shares

The Common Shares are listed and posted for trading on the TSX and the NYSE American under the symbol “IAU” and “IAUX”, respectively. The following tables sets out, for the periods indicated, the high and low trading prices and trading volumes of the Common Shares on the TSX and the NYSE American for the 12 months preceding the date of this Prospectus Supplement.

TSX
Month	High (C$)	Low (C$)	Volume Traded
May, 2024	1.77	1.41	38,427,505

June, 2024	1.56	1.32	16,766,881

July, 2024	1.62	1.38	9,892,903

August, 2024	1.54	1.05	15,620,533

September, 2024	1.70	1.27	15,587,417

October, 2024	1.71	1.40	16,734,951

November, 2024	1.49	0.47	50,507,525

December, 2024	0.92	0.68	15,707,177

January, 2025	0.91	0.74	13,949,479

TSX
Month	High (C$)	Low (C$)	Volume Traded
February, 2025	1.20	0.79	11,893,505

March, 2025	1.18	0.83	17,914,551

April, 2025	0.92	0.70	9,809,923

May, 2025(1)	0.92	0.68	10,230,676

Note:

(1)	From May 1 – May 12, 2025.
(2)	Source: Bloomberg.

NYSE American
Month	High (US$)	Low (US$)	Volume Traded
May, 2024	1.43	1.03	9,691,395

June, 2024	1.15	0.96	12,699,091

July, 2024	1.18	1.01	5,347,882

August, 2024	1.13	0.76	9,495,557

September, 2024	1.26	0.93	15,112,703

October, 2024	1.25	1.02	6,477,403

November, 2024	1.09	0.34	38,435,655

December, 2024	0.65	0.48	10,637,056

January, 2025	0.63	0.51	5,679,472

February, 2025	0.84	0.55	7,987,677

March, 2025	0.80	0.58	12,980,961

April, 2025	0.67	0.49	12,851,075

May, 2025(1)	0.65	0.49	10,309,786

Note:

(1)	From May 1 – May 12, 2025.
(2)	Source: Bloomberg.

On May 12, 2025, being the last complete trading day prior to the date of this Prospectus Supplement, the closing price of the Common Shares on the TSX and the NYSE American was C$0.69 and US$0.50, respectively.

Warrants

The May 2024 Warrants are listed on the TSX under the symbol “IAU.WT” since May 1, 2024. The following table sets out, for the periods indicated, the high and low trading prices and trading volumes of the May 2024 Warrants on the TSX for the 12 months preceding the date of this Prospectus Supplement.

TSX
Month	High (C$)	Low (C$)	Volume Traded
May, 2024	0.49	0.15	4,502,836

TSX
Month	High (C$)	Low (C$)	Volume Traded
June, 2024	0.44	0.30	936,802

July, 2024	0.41	0.34	320,368

August, 2024	0.40	0.28	539,630

September, 2024	0.45	0.34	527,643

October, 2024	0.48	0.39	429,643

November, 2024	0.46	0.04	1,090,761

December, 2024	0.21	0.11	223,000

January, 2025	0.17	0.13	109,000

February, 2025	0.22	0.14	235,600

March, 2025	0.23	0.14	1,571,335

April, 2025	0.17	0.11	66,510

May, 2025(1)	0.15	0.12	35,038

Note:

(1)	From May 1 – May 12, 2025.
(2)	Source: Bloomberg.

On May 12, 2025, being the last complete trading day prior to the date of this Prospectus Supplement, the closing price of the May 2024 Warrants on the TSX was C$0.12.

DILUTION

Dilution represents the difference between the amount per Common Share paid by purchasers of Units in the Offering and the as-adjusted net tangible book value per Common Share immediately after the Offering.

The discussion and table below assume no exercise of the Warrants sold in the Offering. In addition, the Company may choose to raise additional capital due to market conditions or strategic considerations even if the Company believes it has sufficient funds for its current or future operating plans. If any of the Warrants issued in the Offering are exercised, or the Company raises additional capital through the sale of equity or convertible debt securities, purchasers of Units will experience further dilution. Solely for the purposes of these calculations, no value has been attributed to the Warrants.

The data in this section are derived from the Company’s balance sheet as of March 31, 2025. Net tangible book value per Common Share is equal to the Company’s total tangible assets less the amount of its total liabilities, divided by the sum of the number of Common Shares outstanding as of March 31, 2025 excluding Common Shares underlying outstanding stock options, restricted share units and deferred share units. The Company’s net tangible book value as of March 31, 2025 was $318.0 million, or $0.72 per Common Share.

The Company presents dilution on a pro forma as-adjusted basis to give effect to its receipt of the estimated net proceeds from the sale of Common Shares in the Offering, based on a public offering price of $0.50 per Unit and after deducting the underwriting discounts and commissions and estimated offering expenses payable by the Company, assuming no exercise of the Warrants issued in the Offering. On a pro forma as-adjusted basis, the Company’s net tangible book value as of March 31, 2025 would have been $469.3 million, or $0.61 per Common Share. This represents an immediate decrease in pro forma as-adjusted net tangible book value to existing shareholders of $0.11 per Common Share and immediate dilution in pro forma as-adjusted net tangible book value to purchasers of Units in the Offering of $0.11 per Common Share. The following table illustrates this dilution per Common Share:

Public offering price per Unit		$0.50
Net tangible book value per Common Share as of March 31, 2025	$0.72

Increase in pro forma net tangible book value per Common Share attributable to purchasers of Common Shares in the Offering	$(0.11)

Pro forma as-adjusted net tangible book value per Common Share immediately after the Offering		$0.61

Dilution per Common Share to purchasers of Units in the Offering		$(0.11)

If the underwriters fully exercise their Over-Allotment Option to acquire Over-Allotment Units, the pro forma as-adjusted net tangible book value after the Offering would increase by approximately $nil per Common Share, and the dilution would decrease by approximately $nil per Common Share to purchasers of Units in the Offering, assuming no exercise of the Warrants sold in this offering.

The number of common shares shown above to be outstanding immediately after the Offering is based on the 443,358,810 Common Shares outstanding as of March 31, 2025 and excludes the following:

•	9,222,390 Common Shares issuable pursuant to stock options outstanding as of March 31, 2025, with a weighted average exercise price of C$2.53 per share;

•	up to 8,626,380 Common Shares underlying outstanding restricted share units granted as of March 31, 2025; and

•	up to 848,704 Common Shares underlying outstanding deferred share units granted as of March 31, 2025.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary, as of the date of this Prospectus Supplement, of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to an investor who acquires beneficial ownership of Units, consisting of Unit Shares and Warrants, pursuant to the Offering and (if applicable) Warrant Shares upon the exercise of Warrants, and who, for the purposes of the Tax Act and at all relevant times, (i) deals at arm’s length with the Company and the Underwriters, (ii) is not affiliated with the Company or the Underwriters, and (iii) acquires and holds the Unit Shares and any Warrant Shares acquired on the exercise of Warrants (for the purposes of this summary, sometimes collectively referred to as “Shares”), and Warrants as capital property (a “Holder”). Generally, each of the Shares and Warrants will be considered to be capital property to a Holder provided that the Holder does not use or hold such Shares or Warrants in the course of carrying on a business of trading or dealing in securities and such Holder has not acquired them or been deemed to have acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary does not apply to Holders (i) that are “financial institutions” within the meaning of the “mark-to-market” rules contained in the Tax Act, (ii) that are “specified financial institutions” as defined in the Tax Act, (iii) an interest in which is or would be a “tax shelter” or a “tax shelter investment”, each as defined in the Tax Act, (iv) that have made a functional currency reporting election to report their “Canadian tax results” (as defined in the Tax Act) in a currency other than the Canadian currency for purposes of the Tax Act, (v) that are partnerships, (vi) that beneficially own their Shares or Warrants through a partnership, (vii) who have entered or will enter into a “derivative forward agreement” or a “synthetic disposition arrangement”, as those terms are defined in the Tax Act, in respect of the Shares or Warrants, (viii) that receive dividends on the Shares under or as part of a “dividend rental arrangement” as defined in the Tax Act, or (ix) that are exempt from tax under Part I of the Tax Act. Such Holders should consult with their own tax advisors with respect to an investment in Units.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada (for the purposes of the Tax Act), and is, or becomes (or does not deal at arm’s length for purposes of the Tax Act with a corporation resident in Canada that is or becomes) as part of a transaction or event or series of transactions or events that includes the acquisition of the Units or Warrant Shares, controlled by a non-resident person or a group of non-resident persons that do not deal with each other at arm’s length for purposes of the “foreign affiliate dumping” rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors with respect to the consequences of an investment in the Units.

This summary does not address the deductibility of interest by a Holder who borrows money or otherwise incurs debt in connection with the acquisition of the Units.

This summary is based on the current provisions of the Tax Act and the Regulations in force as of the date hereof and the Company’s understanding of the administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by the CRA prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes (unless specifically stated otherwise) that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form, or at all. Other than the Tax Proposals, this summary does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental, administrative or judicial decision or action, nor does it take into account or consider any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary. This summary also does not take into account or anticipate any change in the administrative policies or assessing practices of the CRA.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder or potential Holder. Accordingly, Holders should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Units pursuant to this Offering having regard to their own particular circumstances.

Currency

Subject to certain exceptions that are not discussed herein, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Shares and Warrants must be expressed in Canadian dollars. Amounts denominated in any other currency must generally be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA.

Allocation of Purchase Price of Units

The Offering Price must be allocated on a reasonable basis between the Unit Share and the one-half Warrant comprising a Unit to determine the cost of each to the Holder for purposes of the Tax Act. For its purposes, the Company intends to allocate US$0.46 of the Offering Price as consideration for the issue of each Unit Share and US$0.04 of the Offering Price as consideration for the issue of each one-half Warrant. Although the Company believes that this allocation is reasonable, it is not binding on the CRA or the Holder, and counsel expresses no opinion with respect to such allocation. The Holder’s adjusted cost base of the Unit Share comprising a part of each Unit will be determined by averaging the cost allocated to the Unit Share with the adjusted cost base to the Holder of all Common Shares (if any) owned by the Holder as capital property immediately prior to such acquisition.

Exercise of Warrants

The exercise of a Warrant to acquire a Warrant Share will be deemed not to constitute a disposition of property for purposes of the Tax Act. As a result, no gain or loss will be realized by a Holder upon the exercise of a Warrant to acquire a Warrant Share. When a Warrant is exercised, the Holder’s cost of the Warrant Share acquired thereby will be equal to the aggregate of the Holder’s adjusted cost base of such Warrant and the exercise price paid for the Warrant Share. The Holder’s adjusted cost base of the Warrant Share so acquired will be determined by averaging the cost of the Warrant Share with the adjusted cost base to the Holder of all Common Shares (if any) owned by the Holder as capital property immediately prior to such acquisition.

Residents of Canada

This portion of the summary is generally applicable to a Holder who, for the purposes of the Tax Act, is resident or deemed to be resident in Canada at all relevant times (a “Resident Holder”). Certain Resident Holders whose Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Tax Act to have such Shares, and every other “Canadian security” (as defined in the Tax Act) owned by such Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. This election does not apply to Warrants. Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Tax Act is available or advisable in their particular circumstances.

Expiry of Warrants

In the event of the expiry of an unexercised Warrant, a Resident Holder generally will realize a capital loss equal to the Resident Holder’s adjusted cost base of such Warrant. The tax treatment of capital gains and capital losses is discussed in greater detail below under the subheading “Capital Gains and Capital Losses”.

Taxation of Dividends

Dividends received or deemed to be received by a Resident Holder on Shares will be included in computing the Resident Holder’s income for the taxation year in which they are received or deemed to be received. In the case of a Resident Holder who is an individual (except in the case of certain trusts) such dividends will be subject to the gross-up and dividend tax credit rules normally applicable in respect of “taxable dividends” received from “taxable Canadian corporations” (each as defined in the Tax Act), including the enhanced gross-up and dividend tax credit in respect of “eligible dividends” properly designated as such by the Company in accordance with the Tax Act. There may be limitations on the ability of the Company to designate dividends as “eligible dividends”.

Dividends received or deemed to be received on Shares by a Resident Holder that is a corporation must be included in computing its income but generally will be deductible in computing such Resident Holder’s taxable income, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received or deemed to be received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Resident Holder that is a “private corporation” (as defined in the Tax Act) or a “subject corporation” (as defined for purposes of Part IV of the Tax Act) will generally be liable under Part IV of the Tax Act to pay an additional tax (refundable in certain circumstances) on dividends received or deemed to be received on the Shares to the extent that such dividends are deductible in computing the Resident Holder’s taxable income for the taxation year.

Resident Holders who are individuals (other than certain trusts) may be subject to alternative minimum tax in respect of dividends. See “Residents of Canada - Alternative Minimum Tax” below.

Disposition of Shares and Warrants

Upon a disposition (or a deemed disposition) of a Share (other than a disposition to the Company that is not a sale in the open market in the manner in which shares would normally be purchased by any member of the public in an open market) or a Warrant (other than on the exercise thereof), a Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such Share or Warrant, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such Share or Warrant to the Resident Holder immediately before the disposition or deemed disposition. The tax treatment of capital gains and capital losses is discussed in greater detail below under “Residents of Canada - Capital Gains and Capital Losses”.

Capital Gains and Capital Losses

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Resident Holder in a taxation year must be included in computing the Resident Holder’s income for the year, and one-half of any capital loss (an “allowable capital loss”) realized by a Resident Holder in a taxation year must be deducted from taxable capital gains realized by the Resident Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent year against net taxable capital gains realized in such years (but not against other income), to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized on the disposition or deemed disposition of Shares by a Resident Holder that is a corporation may, in certain circumstances, be reduced by the amount of dividends received or deemed to have been received by it on such shares or shares substituted for such shares to the extent and in the circumstances described by the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Shares or where a partnership or trust, of which a corporation is a member or a beneficiary, is a member of a partnership or a beneficiary of a trust that owns Shares. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

Resident Holders who are individuals (other than certain trusts) may be subject to alternative minimum tax in respect of realized capital gains. See “Residents of Canada - Alternative Minimum Tax” below.

Additional Refundable Tax

A Resident Holder that is, throughout the relevant taxation year, a “Canadian-controlled private corporation” (as defined in the Tax Act) or that is or is deemed to be a “substantive CCPC” (as defined in the Tax Act) at any time in the relevant taxation year may be liable to pay an additional tax (refundable in certain circumstances) on its “aggregate investment income” (as defined in the Tax Act) for the year, including any dividends or deemed dividends that are not deductible in computing the Resident Holder’s taxable income, and an amount in respect of net taxable capital gains.

Alternative Minimum Tax

Generally, a Resident Holder that is an individual (other than certain trusts) that receives or is deemed to have received taxable dividends on the Shares or realizes a capital gain on the disposition or deemed disposition of Shares may be liable for minimum tax under the Tax Act. Resident Holders to whom these rules may be relevant should consult their own tax advisors in this regard.

Non-Residents of Canada

The following portion of this summary is generally applicable to a Holder who, for purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is neither resident nor deemed to be resident in Canada and does not use or hold, and will not be deemed to use or hold, the Shares or Warrants in a business carried on in Canada (a “Non-Resident Holder”).

Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on (or is deemed to carry on) an insurance business in Canada and elsewhere or that is an “authorized foreign bank” (as defined in the Tax Act). Such Non-Resident Holders should consult their own tax advisors.

Taxation of Dividends

Dividends paid or credited (or deemed to be paid or credited under the Tax Act) to a Non-Resident Holder by the Company on the Shares are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the United States for purposes of the Treaty, who is the beneficial owner of the dividends and who is fully entitled to the benefits of the Treaty (a “U.S. Treaty Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Treaty Holder that is a corporation that beneficially owns at least 10% of the voting shares of the Company). The Multilateral Convention to Implement Tax Treaty Related Measures to Prevent Base Erosion and Profit Shifting (the “MLI”) of which Canada is a signatory, affects many of Canada’s tax treaties (but not the Treaty), including the ability to claim benefits thereunder. Non-Resident Holders should consult their tax advisors to determine their entitlement to relief under an applicable tax treaty.

Disposition of Shares and Warrants

Upon a disposition (or a deemed disposition) of Shares (other than to the Company unless purchased by the Company in the open market in the manner in which shares are normally purchased by any member of the public in the open market) or Warrants (other than upon the exercise of a Warrant), a Non-Resident Holder generally will realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of such Share or Warrant, as applicable, net of any reasonable costs of disposition, are greater (or are less) than the adjusted cost base of such Share or Warrant, to the Non-Resident Holder.

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain (and will not be entitled to claim a capital loss) realized by such Non-Resident Holder on a disposition (or deemed disposition) of Shares or Warrants unless such Shares or Warrants constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition and such Non-Resident Holder is not entitled to an exemption from tax pursuant to the terms of an applicable income tax treaty or convention (including as a result of the application of the MLI).

Generally, provided the Shares are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSX and the NYSE American) at the time of disposition, the Shares and Warrants will not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently: (a) 25% or more of the issued shares of any class or series of shares of the capital stock of the Company were owned by or belonged to one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, and (b) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any of the foregoing property (whether or not such property exists). Notwithstanding the foregoing, the Tax Act may deem the Shares or Warrants to be taxable Canadian property in certain circumstances.

Even if the Shares or Warrants are taxable Canadian property of a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on any capital gain realized on the disposition of such Shares or Warrants by virtue of an applicable tax treaty or convention to which Canada is a signatory, subject to the application of the MLI (including with respect to the ability to claim benefits under such tax treaty or convention).

In cases where a Non-Resident Holder disposes (or is deemed to have disposed) of a Share or Warrant that is taxable Canadian property to that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption under an applicable income tax treaty or convention, the consequences described above under the headings “Residents of Canada - Dispositions of Shares and Warrants” and “Residents of Canada - Capital Gains and Capital Losses” will generally be applicable to such disposition.

Non-Resident Holders whose Shares or Warrants are or may be taxable Canadian property should consult their own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership and disposition of Units, the acquisition, ownership and disposition of Unit Shares acquired as part of the Units, the exercise, expiration and disposition of Warrants acquired as part of the Units, and the acquisition, ownership and disposition of Warrant Shares, all as acquired pursuant to this Offering. This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from or relating to the acquisition, ownership and disposition of Units, Unit Shares, Warrants and Warrant Shares acquired pursuant to this Offering. In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including, without limitation, specific tax consequences to a U.S. Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any particular U.S. Holder. This summary does not address the U.S. federal alternative minimum tax, U.S. federal net investment income tax, U.S. federal estate and gift tax, U.S. state and local tax, and non-U.S. tax consequences to U.S. Holders of the acquisition, ownership and disposition of Units, Unit Shares, Warrants and Warrant Shares. In addition, except as specifically set forth below, this summary does not discuss applicable income tax reporting requirements. Each prospective U.S. Holder should consult its own tax advisors regarding the U.S. federal, state and local tax, and non-U.S. tax, consequences relating to the acquisition, ownership and disposition of Units, Unit Shares, Warrants and Warrant Shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of Units, Unit Shares, Warrants and Warrant Shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, or contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the conclusions described in this summary. There can be no assurance that the IRS will not challenge one or more of the tax consequences described in this summary.

This summary is based on the Code, Treasury Regulations (whether final, temporary, or proposed) promulgated thereunder, published rulings of the IRS, published administrative positions of the IRS, the current provisions of the Treaty, and U.S. court decisions that are applicable, and, in each case, as in effect and available, as of the date of this document. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis, which could affect the U.S. federal income tax considerations described in this summary. Except as provided herein, this summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Units, Unit Shares, Warrants or Warrant Shares as acquired pursuant to this Offering, that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to U.S. Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the U.S. dollar; (e) own Units, Unit Shares, Warrants or Warrant Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other integrated transaction; (f) acquire Units, Unit Shares, Warrants or Warrant Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold Units, Unit Shares, Warrants or Warrant Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) are subject to special tax accounting rules with respect to the Units, Unit Shares, Warrants or Warrant Shares; (i) are partnerships or other “pass-through” entities (and partners or other owners thereof); (j) are S corporations (and shareholders thereof); (k) are U.S. expatriates or former long-term residents of the United States subject to Section 877 or 877A of the Code; (l) hold Units, Unit Shares, Warrants or Warrant Shares in connection with a trade or business, permanent establishment, or fixed base outside the United States; or (m) own or have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of the Company’s outstanding shares. U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisors regarding the U.S. federal, state and local tax, and non-U.S. tax, consequences relating to the acquisition, ownership and disposition of Units, Unit Shares, Warrants and Warrant Shares.

If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for U.S. federal income tax purposes holds Units, Unit Shares, Warrants or Warrant Shares, the U.S. federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships or as “pass-through” entities for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership and disposition of Units, Unit Shares, Warrants and Warrant Shares.

U.S. Federal Income Tax Consequences of the Acquisition of Units

For U.S. federal income tax purposes, the acquisition by a U.S. Holder of a Unit will be treated as the acquisition of one Unit Share and one-half of one Warrant. The purchase price for each Unit will be allocated between these two components in proportion to their relative fair market values at the time the Unit is purchased by the U.S. Holder. This allocation of the purchase price for each Unit will establish a U.S. Holder’s initial tax basis for U.S. federal income tax purposes in the Unit Share and one-half of one Warrant that comprise each Unit.

For this purpose, the Company will allocate US$0.46 of the purchase price for the Unit to the Unit Share and US$0.04 of the purchase price for each Unit to the one-half of one Warrant. However, the IRS will not be bound by such allocation of the purchase price for the Units, and therefore, the IRS or a U.S. court may not respect the allocation set forth above. Each U.S. Holder should consult its own tax advisor regarding the allocation of the purchase price for the Units.

Passive Foreign Investment Company Rules

If the Company were to constitute a PFIC under Section 1297(a) of the Code for any year during a U.S. Holder’s holding period, then certain potentially adverse rules would affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of Unit Shares, Warrants and Warrant Shares. The Company believes that it was not a PFIC for its prior tax year, and based on current business plans and financial expectations, the Company expects that it will not be a PFIC for its current tax year and expects that it will not be a PFIC for the foreseeable future. No opinion of legal counsel or ruling from the IRS concerning the status of the Company as a PFIC has been obtained or is currently planned to be requested. PFIC classification is a factual determination that must be made annually after the close of each taxable year and is dependent on many factors, including the value of the Company’s passive assets, the amount and type of the Company’s gross income and the Company’s market capitalization. Additionally, the analysis depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations. Consequently, there can be no assurance that the Company has never been, is not, and will not become a PFIC for any tax year during which U.S. Holders hold Unit Shares, Warrants or Warrant Shares.

In addition, in any year in which the Company is classified as a PFIC, U.S. Holders will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

The Company will be a PFIC if, for a tax year, (a) 75% or more of the gross income of the Company for such tax year is passive income (the “income test”) or (b) 50% or more of the value of the Company’s assets either produce passive income or are held for the production of passive income (the “asset test”), based on the quarterly average of the fair market value of such assets. “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources, and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. In addition, for purposes of the PFIC income test and asset test described above, if the Company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the Company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.

Under certain attribution rules, if the Company is a PFIC, U.S. Holders will be deemed to own their proportionate share of any subsidiary of the Company which is also a PFIC (a “Subsidiary PFIC”), and will be subject to U.S. federal income tax on (i) a distribution on the shares of a Subsidiary PFIC or (ii) a disposition of shares of a Subsidiary PFIC, both as if the holder directly held the shares of such Subsidiary PFIC.

If the Company were a PFIC in any tax year and a U.S. Holder held Unit Shares, Warrants or Warrant Shares, such holder generally would be subject to special rules under Section 1291 of the Code with respect to “excess distributions” made by the Company on the Unit Shares, Warrants or Warrant Shares and with respect to gain from the disposition of Unit Shares, Warrants or Warrant Shares. An “excess distribution” generally is defined as the excess of distributions with respect to the Unit Shares, Warrants or Warrant Shares received by a U.S Holder in any tax year over 125% of the average annual distributions such U.S. Holder has received from the Company during the shorter of the three preceding tax years, or such U.S. Holder’s holding period for the Unit Shares, Warrants or Warrant Shares, as applicable. Generally, a U.S. Holder would be required to allocate any excess distribution or gain from the disposition of the Unit Shares, Warrants or Warrant Shares ratably over its holding period for the Unit Shares, Warrants or Warrant Shares. Such amounts allocated to the year of the disposition or excess distribution would be taxed as ordinary income, and amounts allocated to prior tax years would be taxed as ordinary income at the highest tax rate in effect for each such year and an interest charge at a rate applicable to underpayments of tax would apply.

While there are U.S. federal income tax elections that sometimes can be made to mitigate these adverse tax consequences (including, without limitation, the QEF Election and the Mark-to-Market Election), such elections are available in limited circumstances and must be made in a timely manner. Under proposed Treasury Regulations, if a U.S. Holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Warrants), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code that apply to “excess distributions” and dispositions described above. However, under the proposed Treasury Regulations, for the purposes of the PFIC rules, the holding period for any Warrant Shares acquired upon the exercise of a Warrant will begin on the date a U.S. Holder acquires the Warrant (and not the date the Warrants are exercised). This will impact the availability, and consequences, of the QEF Election and Mark-to-Market Election with respect to the Warrant Shares. Thus, a U.S. Holder will have to account for Warrant Shares and Unit Shares under the PFIC rules and the applicable elections differently. In addition, a QEF Election and Mark-to-Market Election may not be made with respect to the Warrants.

U.S. Holders should be aware that, for each tax year, if any, that the Company is a PFIC, the Company can provide no assurances that it will satisfy the record keeping requirements of a PFIC, or that it will make available to U.S. Holders the information such U.S. Holders require to make a QEF Election with respect to the Company or any Subsidiary PFIC.

Certain additional adverse rules may apply with respect to a U.S. Holder if the Company is a PFIC, regardless of whether the U.S. Holder makes a QEF Election. These rules include special rules that apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC. Subject to these special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. U.S. Holders should consult with their own tax advisors regarding the potential application of the PFIC rules to the ownership and disposition of Unit Shares, Warrants and Warrant Shares, and the availability of certain U.S. tax elections under the PFIC rules.

U.S. Federal Income Tax Consequences of the Exercise, Expiration and Disposition of Warrants

The following discussion describes the general rules applicable to the ownership and disposition of the Warrants but is subject in its entirety to the special rules described above under the heading “Passive Foreign Investment Company Rules.”

Exercise of Warrants

A U.S. Holder should not recognize gain or loss on the exercise of a Warrant and related receipt of a Warrant Share (unless cash is received in lieu of the issuance of a fractional Warrant Share). A U.S. Holder’s initial tax basis in the Warrant Share received on the exercise of a Warrant should be equal to the sum of (a) such U.S. Holder’s tax basis in such Warrant plus (b) the exercise price paid by such U.S. Holder on the exercise of such Warrant. It is unclear whether a U.S. Holder’s holding period for the Warrant Share received on the exercise of a Warrant would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant. If the Company is a PFIC, a U.S. Holder’s holding period for the Warrant Share for PFIC purposes will begin on the date on which such U.S. Holder acquired its Units.

In certain limited circumstances, a U.S. Holder may be permitted to undertake a cashless exercise of Warrants into Warrant Shares. The U.S. federal income tax treatment of a cashless exercise of Warrants into Warrant Shares is unclear, and the tax consequences of a cashless exercise could differ from the consequences upon the exercise of a Warrant described in the preceding paragraph. U.S. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of a cashless exercise of Warrants.

Disposition of Warrants

A U.S. Holder will recognize gain or loss on the sale or other taxable disposition of a Warrant in an amount equal to the difference, if any, between (a) the amount of cash plus the fair market value of any property received and (b) such U.S. Holder’s tax basis in the Warrant sold or otherwise disposed of. Subject to the PFIC rules discussed above, any such gain or loss generally will be a capital gain or loss, which will be long-term capital gain or loss if the Warrant is held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Expiration of Warrants Without Exercise

Upon the lapse or expiration of a Warrant, a U.S. Holder will recognize a loss in an amount equal to such U.S. Holder’s tax basis in the Warrant. Any such loss generally will be a capital loss and will be long-term capital loss if the Warrants are held for more than one year. Deductions for capital losses are subject to complex limitations under the Code.

Certain Adjustments to the Warrants

Under Section 305 of the Code, an adjustment to the number of Warrant Shares that will be issued on the exercise of the Warrants, or an adjustment to the exercise price of the Warrants, may be treated as a constructive distribution to a U.S. Holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. Holder’s proportionate interest in the “earnings and profits” or the Company’s assets, depending on the circumstances of such adjustment (for example, if such adjustment is to compensate for a distribution of cash or other property to the shareholders).

Adjustments to the exercise price of Warrants made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders of the Warrants should generally not be considered to result in a constructive distribution. Any such constructive distribution would be taxable whether or not there is an actual distribution of cash or other property. (See more detailed discussion of the rules applicable to distributions made by us at “Distributions on Unit Shares and Warrant Shares” below).

General Rules Applicable to the Ownership and Disposition of Unit Shares and Warrant Shares

The following discussion is subject, in its entirety, to the rules described above under the heading “Passive Foreign Investment Company Rules”.

Distributions on Unit Shares and Warrant Shares

A U.S. Holder that receives a distribution, including a constructive distribution, with respect to a Unit Share or Warrant Share (as well as any constructive distribution on a Warrant) will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the Company’s current or accumulated “earnings and profits”, as computed for U.S. federal income tax purposes. A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates if the Company is a PFIC for the tax year of such distribution or was a PFIC for the preceding tax year. To the extent that a distribution exceeds the Company’s current and accumulated “earnings and profits”, such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder’s tax basis in the Unit Shares or Warrant Shares and thereafter as gain from the sale or exchange of such Unit Shares or Warrant Shares. (See “Sale or Other Taxable Disposition of Unit Shares and/or Warrant Shares” below). However, the Company does not intend to maintain the calculations of its earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder therefore should assume that any distribution by the Company with respect to Unit Shares or Warrant Shares will constitute dividend income. Dividends received on Unit Shares or Warrant Shares by corporate U.S. Holders generally will not be eligible for the “dividends received deduction” generally applicable to corporations. Subject to applicable limitations and provided the Company is eligible for the benefits of the Treaty or the Unit Shares are readily tradable on a United States securities market, dividends paid by the Company to non-corporate U.S. Holders, including individuals, in respect of Unit Shares or Warrant Shares generally will be eligible for the preferential tax rates applicable to long- term capital gains for dividends, provided certain holding period and other conditions are satisfied, including that the Company not be classified as a PFIC in the tax year of distribution or in the preceding tax year. The dividend rules are complex, and each U.S. Holder should consult its own tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Unit Shares and/or Warrant Shares

Upon the sale or other taxable disposition of Unit Shares or Warrant Shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the U.S. dollar value of cash received plus the fair market value of any property received and such U.S. Holder’s tax basis in such Unit Shares or Warrant Shares sold or otherwise disposed of. Gain or loss recognized on such sale or other taxable disposition generally will be long-term capital gain or loss if, at the time of the sale or other taxable disposition, the Unit Shares or Warrant Shares have been held for more than one year.

Preferential tax rates currently apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of Unit Shares, Warrants or Warrant Shares generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt or, if applicable, the date of settlement if the Unit Shares or Warrant Shares are traded on an established securities market (regardless of whether such foreign currency is converted into U.S. dollars at that time). A U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes. Different rules apply to U.S. Holders who use the accrual method of tax accounting. Each U.S. Holder should consult its own tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Dividends paid on the Unit Shares or Warrant Shares (or constructive dividends on the Warrants) will be treated as foreign-source income, and generally will be treated as “passive category income” or “general category income” for U.S. foreign tax credit purposes. Any gain or loss recognized on a sale or other disposition of Unit Shares, Warrants or Warrant Shares generally will be United States source gain or loss. Certain U.S. Holders that are eligible for the benefits of the Treaty may elect to treat such gain or loss as Canadian source gain or loss for U.S. foreign tax credit purposes. The Code applies various complex limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. In addition, Treasury Regulations that apply to foreign taxes paid or accrued (the “Foreign Tax Credit Regulations”) impose additional requirements for Canadian withholding taxes to be eligible for a foreign tax credit, and there can be no assurance that those requirements will be satisfied. The Treasury Department has released guidance temporarily pausing the application of certain of the Foreign Tax Credit Regulations.

Subject to the PFIC rules and the Foreign Tax Credit Regulations, each as discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the Unit Shares or Warrant Shares (or constructive dividends on the Warrants) generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income that is subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year. The foreign tax credit rules are complex and involve the application of rules that depend on a U.S. Holder’s particular circumstances. Accordingly, each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, U.S. return disclosure obligations (and related penalties) are imposed on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of certain threshold amounts. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a non-U.S. entity. U.S. Holders may be subject to these reporting requirements unless their Unit Shares, Warrants or Warrant Shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. U.S. Holders should consult their own tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of Unit Shares, Warrants or Warrant Shares will generally be subject to information reporting and backup withholding tax if a U.S. Holder (a) fails to furnish such U.S. Holder’s correct U.S. taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a U.S. Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each U.S. Holder should consult its own tax advisors regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF UNITS, UNIT SHARES, WARRANTS, AND WARRANT SHARES. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

LEGAL MATTERS

Certain legal matters relating to the Offering hereby will be passed upon on behalf of the Company by Bennett Jones LLP, with respect to Canadian legal matters, and by Dorsey & Whitney LLP, with respect to United States legal matters, and on behalf of the Underwriters by McCarthy Tétrault LLP, with respect to certain Canadian legal matters, and by Nauth LPC, with respect to certain United States legal matters.

As of the date hereof, Bennett Jones LLP, and its partners and associates, and McCarthy Tétrault LLP, and its partners and associates, beneficially own, directly or indirectly, in their respective groups, less than 1% of any class of the issued and outstanding securities of the Company.

AUDITOR, TRANSFER AGENT AND REGISTRAR

Grant Thornton LLP is the auditor of the Company and is independent of the Company within the meaning of the AICPA Code of Professional Conduct and within the meaning of PCAOB Rule 3520, Auditor Independence.

The transfer agent and registrar for the Common Shares is TSX Trust Company at its principal office in Toronto, Ontario.

INTERESTS OF EXPERTS

Information of a scientific or technical nature in respect of the Company’s mineral properties included in this Prospectus Supplement, the accompanying Shelf Prospectus or the documents incorporated by reference herein and therein is based on technical reports prepared under NI 43-101 and SK-1300: (i) in respect of the Cove Project, by Practical Mining LLC., TR Raponi Consulting Ltd. and Montgomery & Associates; (ii) in respect of the Granite Creek Project, by Practical Mining LLC., Global Resource Engineering Ltd. and TR Raponi Consulting Ltd.; (iii) in respect of the Lone Tree Project, by Dr. Abani R. Samal, Ph.D., RM-SME, Brian Arthur, RM-SME and Paul Gates, PE of GeoGlobal, LLC; and (iv) in respect of the Ruby Hill Project, by Forte Dynamics, Inc., Practical Mining LLC, and TR Raponi Consulting Ltd. All of the authors of the technical reports are independent “qualified persons” under S-K 1300. To the best of the Company’s knowledge, after reasonable inquiry, as of the date hereof, the aforementioned individuals and, as applicable, their firms, beneficially owns, directly or indirectly, less than 1% of the outstanding Common Shares.

The scientific and technical information included in this Prospectus Supplement, the accompanying Shelf Prospectus or the documents incorporated by reference herein and therein that is subsequent to the effective date of the technical reports, has been reviewed and approved by Tim George, P.E., Mine Operations Manager of the Company, who is a “qualified person” as defined in NI 43-101 and S-K 1300. Mr. George beneficially owns, directly or indirectly, less than 1% of the outstanding Common Shares.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is incorporated under and governed by the Business Corporations Act (British Columbia). Mr. Ron Clayton, Mr. Ryan Snow and Ms. Cassandra Joseph and Mr. John Begeman, each a director and/or officer of the Company, reside outside of Canada and have appointed Bennett Jones LLP, Suite 3400, 100 King Street West, Toronto, Ontario, M5X 1A4 as agent for service of process. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

In addition, Dagny Odell, Laura Symmes, Terre Lane, Todd Harvey, Dr. Hamid Samari, Larry Breckenridge, Aaron Amoroso, Brendan Fetter, Jonathan R. Heiner, Dr. Abani Samal, Brian Arthur, and Paul Gates, each a “qualified person” under NI 43-101, who are required to file a consent with this Prospectus Supplement, also reside outside of Canada.

In addition, most of the Company’s directors and officers, and some or all of the experts named in this Prospectus Supplement, are residents of Canada or otherwise reside outside of the United States, and a substantial portion of their assets are located outside the United States. It may be difficult for investors who reside in the United States to effect service of process upon these persons in the United States, or to enforce a U.S. court judgment predicated upon the civil liability provisions of the U.S. federal securities laws against the Company or any of these persons. There is substantial doubt whether an action could be brought in Canada in the first instance predicated solely upon U.S. federal securities laws.

SCHEDULE “A”

CERTAIN ADDITIONAL TECHNICAL INFORMATION REGARDING THE COMPANY’S MATERIAL

MINERAL PROPERTIES

The Company’s material mineral properties consist of:

•	the Cove Project;

•	the Granite Creek Project;

•	the Lone Tree Project; and

•	the Ruby Hill Project.

All of the Company’s projects are considered exploration stage projects because the Company has not delineated any mineral reserves at any of its properties pursuant to NI 43-101 or S-K 1300.

Cove Project

The following supplementary disclosure supplements the Company’s disclosures in its Annual Report on Form 10-K, a copy of which is available under the Company’s profile at the SEC’s EDGAR system at www.sec.gov. For more information regarding the Cove Project, see the Annual Report of Form 10-K under the heading “Item 2. Properties – Mineral Projects – Cove Project”.

Current Technical Report

Unless otherwise indicated, information in this section entitled “Material Mineral Properties – Cove Project” is summarized or extracted from the technical report entitled “S-K1300 Initial Assessment & Technical Report Summary for the Cove Project, Lander County, Nevada” effective December 31, 2024 prepared by Practical Mining LLC., TR Raponi Consulting Ltd. and Montgomery & Associates (the “Cove Technical Report”).

Portions of the following information are based on assumptions, qualifications and procedures which are set out only in the full Cove Technical Report. For a complete description of the assumptions, qualifications and procedures associated with the following information, reference should be made to the full text of the Cove Technical Report, which is available for review as an exhibit to the Company’s Form 10-K under its profile on Edgar at www.sec.gov.

Exploration

Hydrogeology

Hydrogeological data, including groundwater elevation measurements were collected in conjunction with exploration in pre-construction studies and later from hydrogeological studies in the pit and planned underground mining areas. Groundwater elevations were used to develop a piezometric surface and determine the direction of groundwater flow (hydraulic gradient).

A network of vibrating wire piezometers (“VWPs”) was the primary method of determining water levels to support mine site characterization. Some water levels were collected from wells. Most wells that were drilled underwent hydrologic testing to estimate aquifer parameters. These tests included short-term and long-term pumping tests. Data obtained from well testing were analyzed using industry standard analytical methods. Analytical and numerical groundwater flow models were developed based on 3D geological modeling and supported by the site-specific aquifer test analysis results.

The Hydrogeologic Study Area (“HSA”) lies within the Basin and Range province which stretches from the Sierra Nevada to the Wasatch Front. Beginning in 2022, Montgomery and Associates (“M&A”) began monitoring seeps and springs. In 2023, additional seeps and springs were added to the group being monitored along with flows and wet/dry reaches of select drainages. M&A has continued to conduct these surface water surveys each year, with one sampling event during high spring runoff and a second in late fall during low flow.

In 2021, M&A updated the groundwater flow model. Over the past five years, M&A has updated and recalibrated the groundwater flow model two additional times, with the most recent model prepared for National Environmental Protection Act baseline characterization.

The proposed Cove Project will mine the Gap and Helen deposits beneath the bottom of the westernmost portion of the Cove Pit and extend to the west-northwest of the Cove Pit. The underground mine begins with the decline at the surface along the northern side of the Cove Pit and then extends down to approximately 3,400 ft amsl. With the decline primarily constructed down to the approximate water table of 4,630 ft amsl, mining down to the 3,400 ft level would occur over 9 years from 2029 through the end of 2037.

Dewatering will be required because the ore body is hosted entirely below the current water table. The hydrogeological impacts from the proposed Cove Project are largely related to the required dewatering of approximately 1,000 feet during the first couple of years of mining ending in 2030. To simulate Helen and Gap mining, the groundwater model is temporally extended through the end of mining, 2037, and then for an additional 500 years to simulate post-mining hydrogeologic recovery.

Predictive modeling is undertaken to simulate the dewatering efforts needed for the Cove Project in addition to its related simulating hydrogeological impacts. Dewatering will occur through direct pumping from the Cove Pit Lake and from dewatering wells. The water to be managed peaks in 2027 at approximately 55,000 gallons per minute (“gpm”) and declines to approximately 24,000 gpm at the end of 2037. Pit lake pumping also peaks in 2027 at approximately 27,500 gpm and declines to nothing when the pit lake becomes dewatered at the end of 2032. Well dewatering peaks in 2028 at approximately 33,000 gpm. Dewatering was simulated using 15 wells screened through the vertical extent of the underground workings and extending down approximately 100 ft below the workings. Of these 15 dewatering wells, 2 are the existing test wells (WE-01 and WE-02). The remaining 13 dewatering wells will need to be constructed.

Residual passive inflow (“RPI”) represents seepage water within the underground workings that would need to be managed and sumped. RPI is limited to approximately 100 gpm throughout the predictive simulation. All managed water is discharged to RIBs. The peak annual discharge to RIBs is approximately 43,000 gpm in 2028. The annualized average discharge rate to the RIBs declines from the peak value in 2028 to approximately 24,000 gpm in 2037.

A numerical groundwater flow model was developed to estimate dewatering rates required for the Cove Project. Existing hydrologic datasets, including measured water levels and results from pumping tests, were used to calibrate the numerical flow model. Following model calibration, the model was used to simulate predictive dewatering rates.

Mineral Processing and Metallurgical Testing

Metallurgical testing reviewed in regard to the Cove Project including date, laboratory, and listed accreditation are shown below:

Metallurgical Testing Programs

Date	Laboratory	Accreditation	Program
2008	Kappes Cassiday & Associates (KCA)	No certifications listed on website.	Whole Ore Leaching and Flotation Tests;

2009	Kappes Cassiday & Associates (KCA)	No certifications listed on website	Roasting and Cyanidation of Calcine, Hot Lime Treatment, and Flotation Tests

2017	SGS Lakefield Research Ltd. (SGS)	Conforms to the requirements of the ISO/IEC 17025 standard for specific registered tests	Whole ore leaching, roasting, pressure oxidation and cyanidation of oxidation products

2021	Kappes Cassiday & Associates (KCA)	No certifications listed on website	Whole ore chlorination oxidation and leaching

2022	FLSmidth Minerals Testing and Research Center	No certifications listed on website	Whole ore pressure oxidation

The 2008 KCA test program was conducted on nine composites from the Helen Zone. The testing included:

•	Bottle Roll direct cyanidation of each composite;

•	Bottle Roll Carbon-In-Leach (CIL) cyanidation of each composite; and

•	Rougher and Scavenger Flotation on each composite.

Based on the suspicion that the relatively poor cyanidation results from the 2008 testing were due to the preg-robbing carbonaceous content of the materials tested the 2009 KCA test program investigated three types of processes to mitigate the effects of carbonaceous matter. Testing was conducted using a composite constructed from the composite remains from the 2008 program. The testing included:

•	Head Characterization for Carbonaceous and Sulfide Material in 2008 Drill hole interval samples used in 2008 composite construction;

•	Roasting followed by cyanidation of calcine using both direct cyanidation and CIL cyanidation of the calcines;

•	Hot Lime treatment of the Composite; and

•	Flotation.

As part of the 2017 SGS Programs, 11 composites from the Helen Zone and ten from the Gap were sent to SGS Canada Inc., Lakefield, Ontario, Canada in 2017. The samples were selected from drill holes and drill hole intervals to provide spatial representation of the deposits both vertically and horizontally. The primary objectives of the test program included:

•	Head grade characterizations of the physical and metallurgical properties of each resource to meet requirements for third-party processing;

•	Provide preliminary metallurgical data for the resource targets for potential metallurgical third-party processing;

•	Determine precious metal extractions, and deportments, reagent consumptions, with the following process routes:

•	Whole ore leaching;

•	Roasting followed by calcine leaching; and

•	Pressure oxidation followed by leaching of neutralized slurry.

The SGS program scope did not include testing to optimize roasting or pressure oxidation conditions nor to develop process design data a purpose-built processing facility for Cove.

In May 2020, a metallurgical test program was initiated to evaluate a lower capital cost oxidation method of Cove samples. The Cove resource does not support the capital required for a whole ore roasting operation, which includes a dry crushing and grinding circuit. Chlorination offers a lower capital cost approach but typically has higher operating costs. The purpose of the tests is to determine if chlorination provides a viable process route. Optimization testing to support process design will be required if the method is found to be a viable option.

The scope of work for this 2021 KCA program evolved to a two-phase program:

•	Baseline leach and carbon in leach (“CIL”) tests followed by oxidation with calcium hypochlorite at ambient and elevated temperature. Oxidation products were then subjected to CIL tests.

•	Oxidation using chlorine gas followed by CIL tests.

Remaining samples from the 2021 KCA program were sent to the FLSmidth Minerals Testing and Research Center for alkaline pressure oxidation testing with bench top autoclaves. CIL tests were performed on the oxidized samples.

Testing programs completed demonstrate that samples from Gap and Helen zones are refractory to standard cyanide leaching. The samples showed significant levels of preg robbing from naturally occurring carbonaceous matter and refractory gold in sulfide minerals. Some samples showed better amenability to roasting while others showed better amenability to pressure oxidation. Processing of Cove production will require a facility with refractory treatment either in a new process plant or through an existing operation that can provide third party processing.

Mining Operations

Due to the mostly flat geometry of the ore lenses, all planned production mining will be completed using drift and fill mining. The final choice of mining method will depend upon the geometry of the stope block, proximity to main access ramps, ventilation and escape routes, the relative strength or weakness of the mineralized material and adjacent wall rock, and finally the value or grade of the mineralized material. The choice of mining method will not be finalized until after the stope delineation and definition drilling is completed.

Drift and Fill is a very selective mining method. A drift and fill stope is initiated by driving a waste crosscut from the access ramp to the ore. The initial ore drift is driven at planned 13-feet wide by 13-feet high dimensions, with gradient varying between +/-20% to follow the geometry of the mineralization. The minimum cut and fill drift height is eight feet to minimize dilution on the thinner mineralized lenses. Once the initial drift is driven, floor may be pulled and/or back may be breasted down to capture the full thickness of the lens. Where mining is planned adjacent to the drift, it will be backfilled with CRF prior to mining the subsequent drifts.

Capital and Operating Costs

Capital costs were generated from estimates provided by local suppliers and contractors and from similar work performed at other area mines. All cost estimates include Lander County and Nevada sales taxes of 7.1%, freight, contractor mobilization and demobilization, engineering procurement, and construction management. Capital cost estimates for the project are summarized in the table below.

Project Capital Costs ($M)

	Pre-Construction			Construction		Sustaining
	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	Total
Mine Development	—	—	—	0.4	24.8	12.1	5.8	12.3	0.6	10.5	66.5
Dewatering	—	—	—	69.9	18.0	—	—	—	—	—	87.9
120kv Substation	—	—	—	3.1	—	—	—	—	—	—	3.1
Mine Facilities	—	—	—	1.3	0.9	1.0	0.1	0.2	—	—	3.5
Pre-Production	1.7	1.7	1.7	10.9	—	—	—	—	—	—	15.9
Env. Permitting & Feas.	4.0	2.0	1.0	—	—	—	—	—	—	—	7.0
Drilling	2.0	—	—	—	—	—	—	—	—	—	2.0
Contingency	1.7	0.9	0.7	19.5	8.5	2.1	0.9	1.9	0.1	1.6	37.8

Total	9.4	4.6	3.3	105.2	52.2	15.2	6.8	14.4	0.7	12	223.8

	17.3			157.4		49.1					223.8

Contingency - 15% development and drilling, 25% dewatering, substation, mine facilities and pre-production expenses.

The unit mining costs presented in the table below are typical contractor costs for the anticipated conditions at Cove. Operating cost estimates are suitable for Initial Assessments and are accurate to within +/- 50%.

Unit Operating Costs

Item	Unit Cost	Units
Stope Development	$110.59	$/ ton
Production	$80.00	$ /ton
Cemented Backfill	$37.93	$ /fill ton
Gob Fill	$13.00	$ /fill ton
Expensed Waste	$110.59	$ /waste ton
Hauling to Roaster	$24.38	$ /ton
Trucking to Lone Tree	$14.68	$ /ton
Toll Roasting	$75.00	$ /ton
Alkaline Pressure Oxidation	$70.81	$ /ton

Total operating and capital cost estimates are presented in the table below:

Operating and Capital Costs

Category	Total Cost ($M)	$/ton Processed	$/Au oz
Mining	408	139	552
Transportation and Processing	270	91	365
Electrical Power	71	24	96
G&A, Royalties, and NV Taxes	138	49	186
By Product Credits	(3)	(1)	(4)

Total Operating Costs	883	303	1,194

Closure and Reclamation	31	11	42
Sustaining Capital	49	17	66

All in Sustaining Costs	963	330	1,303

Federal Income Tax	83	28	112
Construction Capital	157	54	213

All in Cost Excluding Pre-Construction Capex	1209	706	1,628

Pre-Construction Capex	17	6	23
All in Costs	1226	401	1,651

Constant dollar cash flow analysis is presented below. Royalties include both the 1 1⁄2 % Newmont NSR and the 2% Summa Corporation NSR. The Summa royalty applies only to a portion of the mine production.

Federal income taxes of 21% apply to taxable income after appropriate deductions for depreciation and depletion. The gold percentage depletion rate is 15%. Nevada’s commerce tax is 0.051% on all revenue above $4 million per annum. The excise tax is 0.75% on all revenue above $20 million and less than $150 million and 1.1% on revenues over $150 million.

Cash Flow Statement

	Pre- Const.	Construction		Production
	2025- 2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038- 2045	Total
Net Income	0	0	10	16	6	20	113	79	37	28	0	3	312
Depreciation	0	0	13	16	25	32	70	64	44	30	0	0	295
Reclamation	(0)	(1)	1	1	2	3	7	5	3	(2)	(5)	(15)	0
Working Capital	0	0	(7)	(0)	(6)	(0)	(6)	2	3	5	10	0	0
Operating Cash Flow	(0)	(1)	17	33	27	54	185	150	87	61	6	(12)	606
Capital Costs	(17)	(105)	(52)	(15)	(7)	(14)	(1)	(12)	0	0	0	0	(224)
Net Cash Flow	(18)	(106)	(35)	18	20	40	184	138	87	61	6	(12)	382
All in Cost [1,2] ($/oz)		0	2,893	1,804	1,828	1,723	1,159	1,300	1,387	1,353	0	0	1,658

•	Net of Byproduct Sales

•	Note: All in Cost Exclusive of Corporate Taxes, Exploration, Corporate G&A and Interest on Debt

Results from the preliminary economic assessment indicate a post construction decision NPV 5% of $271 million (excluding $17.3 million pre-development capital), an internal rate of return (“IRR”) of 30%, and payback period of 5.5 years.

Exploration, Development and Production

The authors of the Cove Technical Report concluded that the project should proceed with the completion of environmental baseline studies, permitting activities, underground delineation diamond drilling, and feasibility study in support of a construction decision. Activities at Cove are structured to complete resource definition drilling to a level that will support the feasibility study. Secondly the program will advance the project to a record of decision on the environmental impact statement. Lastly the program will complete the feasibility study and make a recommendation on the construction decision.

Granite Creek Project

The following supplementary disclosure supplements the Company’s disclosures in its Annual Report on Form 10-K, a copy of which is available under the Company’s profile at the SEC’s EDGAR system at www.sec.gov. For more information regarding the Granite Creek Project, see the Annual Report of Form 10-K under the heading “Item 2. Properties – Mineral Projects – Granite Creek”.

Current Technical Report

Unless otherwise indicated, information in this section entitled “Material Mineral Properties – Granite Creek Project” is summarized or extracted from the technical report entitled, “Initial Assessment of the Granite Creek Mine, Humboldt County, NV” effective December 31, 2024 prepared by Practical Mining LLC., TR Raponi Consulting Ltd. and Global Resource Engineering (the “Granite Creek Technical Report”).

Portions of the following information are based on assumptions, qualifications and procedures which are set out only in the full Granite Technical Report. For a complete description of the assumptions, qualifications and procedures associated with the following information, reference should be made to the full text of the Granite Creek Technical Report, which is available for review as an exhibit to the Company’s Form 10-K under its profile on Edgar at www.sec.gov.

Exploration

No exploration has been conducted at Granite Creek by the Company. Granite Creek is a production stage project and as such the geologic focus is on drilling to convert resources and extend known mineralization trends.

Sampling, Analysis and Data Verification

The Granite Creek property has been historically drilled using a combination of reverse circulation (“RC”) and diamond drilling. The majority of drilling was completed from surface. More recent drilling was completed as underground diamond core drilling. Sampling protocols adopted by former operators were similar and generally followed industry best practices of the time.

RC samples were collected from the drill cyclone in 5-foot (1.5-meter) intervals. Diamond core was sampled predominantly as 5-foot (1.5-meter) intervals but were locally adjusted based on geological alteration and oxidation contacts. RC and core recovery were recorded and considered to be excellent.

Samples were prepared and analyzed by a number of accredited laboratories throughout the Granite Creek Project history, including ALS Chemex, Inspectorate American Laboratories (IAL), and American Assay Laboratories (AAL).

Data validation has been completed by various operators throughout the Project’s history. This process comprised the checking of original assay certificates and drillhole records against the digital database. This was completed most recently in April 2019 by Osgood Mining LLC.

Quality assurance/quality control (“QA/QC”) samples including Certified Reference Materials (“CRMs”), coarse blanks, and field duplicate samples were included regularly with samples submitted between 2005 and 2008. A limited number of CRMs were included with drilling completed in 2012.

In 2021, Dr. Samari of Global Resource Engineering, Ltd. (“GRE”) reviewed all prior work on available QA/QC data between 2005 and 2015. Dr. Samari of GRE also reviewed and checked QA/QC procedures and the database provided by the Company.

In general, the QA/QC sample insertion rates used fall below general accepted industry standards. For future exploration campaigns, standards, blanks, and duplicates, including one standard, one duplicate, and one blank sample, should be inserted every 20 interval samples, as is common within industry standards.

CRM samples show a reasonable level of accuracy, but poor to moderate precision when using standard deviations provided by the CRM supplier. A maximum of three to five different CRM samples would be adequate to monitor laboratory performance at the approximate cutoff grades, average grades, and higher grades of the deposits.

Blank sample results are considered acceptable and suggest no systematic contamination has occurred throughout the analytical process.

Duplicate sample results show suboptimal performance, which may be a result of the heterogenous nature of mineralization, uncrushed samples, and sampling variance. Overall, duplicate samples appear to be positively biased, with duplicate results returning higher grade than original samples.

Based on the review of the project database and all existing project documents and the author’s observations of the geology and mineralization at the project during the site visit, GRE’s qualified person considers the lithology, mineralization, and assay data contained in the project database to be reasonably accurate and suitable for use in estimating mineral resources.

Mineral Processing and Metallurgical Testing

A wide range of metallurgical testing has been conducted on the Granite Creek deposit from 1999 to 2024. These tests were conducted on material from the oxide, transition and sulfide domains (sulfide being primarily underground). Test work focused on the primary variables in a typical gold project, including: comminution, heap leaching, tank leaching (direct cyanidation and carbon in leach), solid/liquid separation, cyanide destruction, and refractory ore treatment (underground material).

The results of the test work program showed that the deposit (open pit resource) was amenable to both heap leach and carbon-in-leach (CIL) processes. The heap leach gold extraction is proportional to the cyanide soluble gold content and the CIL extraction is proportional to the feed grade averaging 86.6% over the life of mine. The Granite Creek material contains organic carbon and shows varying degrees of “preg-robbing,” as such the CIL process route was selected for the process. The underground material is currently toll treated in an offsite autoclave process.

Capital and Operating Costs

Open Pit

The open pit capital cost estimate has been prepared under the assumption of processing of open pit mined material at 10,000 tpd through a CIL. Project costs were estimated using first principles, cost data from Infomine (2024), and the experience of senior staff. The estimate assumes that the project will be operated by a contractor; therefore, no mining equipment capital costs were included as this equipment would be provided by the contractor.

Granite Creek Open Pit Mine Project Capital Costs

Item	Year - 2	Year - 1	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12	Capital Cost (millions)
Open Pit Mining Equipment	$0.0	$0.0	$0.0	$0.0	$0.9	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.9

Capitalized Waste	$0.0	$23.3	$6.8	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$30.2

CIL Process	$73.3	$73.3	$0.0	$0.0	$0.0	$4.6	$4.6	$4.6	$4.6	$4.6	$0.0	$0.0	$0.0	$0.0	$169.6

Infrastructure	$4.7	$4.7	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$9.4

G&A	$0.0	$4.8	$0.0	$0.0	$0.1	$0.0	$0.0	$0.1	$0.0	$0.0	$0.1	$0.0	$0.0	$0.0	$5.1

Sustaining	$0.0	$0.1	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.1

Working	$0.0	$0.0	$10.6	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	($10.6)	$0.0

Reclamation	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$9.0	$9.0	$18.0

Permitting	$5.0	$5.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$10.0

Contingency	$19.5	$21.9	$1.7	$0.0	$0.2	$1.2	$1.2	$1.2	$1.2	$1.2	$0.0	$0.0	$0.0	$0.0	$49.2

Total	$102.5	$133.1	$8.5	$0.0	$1.2	$5.8	$5.8	$5.8	$5.8	$5.8	$0.1	$0.0	$9.0	$9.0	$292.4

The operating costs assume contractor operation. A 10% contractor’s premium was applied to all operating unit costs, labor unit rates, and supplies. Operating costs are summarized below:

Granite Creek Open Pit Mine Project Operating Cost Summary

Item	Total Operating Cost (millions)	Unit Operating Cost	Unit
Mining	$637.0	$1.93	$/tonne mined

Processing	$343.6	$9.86	$/tonne processed

G&A	$53.3	$1.58	$/tonne processed

Contingency	$206.8

Total	$1,240.7

Underground

Capital cost estimates are based on past actual supplier costs, and internal estimates. Capital contingencies are calculated at 15% of capital development and delineation drilling and 25% on everything else. Capital costs estimates are within a range of accuracy of +/- 50% and are suitable for a preliminary economic assessment evaluation. The underground capital costs are summarized below:

Granite Creek Underground Capital Cost Estimates ($000’s)

Item	2025	2026	2027	2028	2029	2030	Total
Capital Development	$19,553	$20,760	$12,755	$4,617	$600	$600	$58,885

Delineation Drilling	$6,000	$2,000	$2,000	$2,000	$2,000	$2,000	$16,000

Water Treatment Plant	($3,300.0)	($3,500.0)	($2,646.0)				$9,446

Feasibility Study	$1,000

Underground Electrical	($500.0)	($1,000.0)	($500.0)	($500.0)	($500.0)	($500.0)	$3,500

Fans/Ventilation	($100.0)	($500.0)	($100.0)	($100.0)	($100.0)	($100.0)	$1,000

Contingency	($5,058)	($4,664)	($3,025)	($1,142)	($540)	($540)	$14,969

Total	($35,511)	($32,424)	($21,026)	($8,359)	($3,740)	($3,740)	$104,800

Total operating cost, cost per ton and cost per ounce are shown below:

Granite Creek Underground Mine Total and Unit Operating Costs

Item	Total Costs ($M)	Unit Cost ($/ton milled)	Cost per Ounce ($/oz Au)
Mining	$331.7	$208.7	$794

Transportation & Processing	$98.8	$62.1	$237

G&A, Royalties & Net Proceeds Tax	$140.0	$88.1	$335

By-Product Credits

Total Operating Cost/Cash Costs	$570.5	$358.9	$1,366

Closure & Reclamation	$7.4	$4.6	$18

Sustaining Capital	$88.8	$55.9	$213

All-in Sustaining Costs (1)	$666.6	$419.4	$1,596.8

Open Pit

Ms. Lane of GRE considered the following key economic parameters to determine the best scenario: NPV@5%, IRR, payback period, mine life, and initial capital cost. The following table summarizes the results of the economic model:

Granite Creek Open Pit Mine Project Summary of Economic Model

Item	Year -2	Year -1	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	Year 12	Total
Production

CIL Tonnes Processed (‘000s)	0.0	0.0	2,187.5	3,500.0	3,500.0	3,500.0	3,500.0	3,500.0	3,500.0	3,500.0	3,500.0	3,500.0	1,167.0	0.0	34,854.5

Contained CIL Au Oz Processed (‘000s)	0.0	0.0	131.7	144.5	142.8	115.6	99.0	166.6	196.9	184.3	136.2	59.8	19.9	0.0	1,397.2

Recovered CIL Au Oz (‘000s)	0.0	0.0	113.8	125.8	123.8	100.2	85.6	145.4	170.7	159.5	117.6	51.0	17.0	0.0	1,210.5

Revenue

Gross Revenue (M$)	$0.0	$0.0	$247.6	$273.6	$269.3	$217.9	$186.2	$316.3	$371.3	$346.8	$255.8	$110.9	$37.0	$0.0	$2,632.7

Refining/Selling Cost (M$)	$0.0	$0.0	$0.6	$0.6	$0.6	$0.5	$0.4	$0.7	$0.9	$0.8	$0.6	$0.3	$0.1	$0.0	$6.1

Transportation Charges (M$)	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0	$0.0

Royalty (M$)	$0.0	$0.0	$10.0	$13.1	$12.6	$10.4	$8.2	$16.4	$26.1	$26.2	$19.0	$6.2	$2.1	$0.0	$150.3

Net Smelter Revenue (M$)	$0.0	$0.0	$237.0	$259.9	$256.1	$207.0	$177.6	$299.2	$344.4	$319.8	$236.1	$104.5	$34.8	$0.0	$2,476.4

Total Operating Costs (M$)	$0.0	$0.0	$101.2	$152.5	$142.5	$140.4	$144.4	$165.9	$137.0	$131.9	$64.6	$44.8	$15.5	$0.0	$1,240.7

Owners Royalty Add Back Pre-Tax	$0.0	$0.0	$0.0	$0.1	$0.8	$1.2	$0.2	$3.1	$13.6	$15.2	$10.6	$1.4	$0.5	$0.0	$46.7

Pre-Tax Operating Cash Flow	$0.0	$0.0	$135.8	$107.5	$114.5	$67.8	$33.4	$136.3	$221.0	$203.1	$182.2	$61.0	$19.7	$0.0	$1,282.4

Taxes

Federal Taxes (M$)	$0.0	$0.0	$15.9	$11.6	$11.4	$5.4	$2.4	$15.0	$28.7	$24.5	$23.5	$5.7	$1.5	$0.0	$145.5

State Taxes (M$)	$0.0	$0.0	$7.9	$6.5	$6.3	$4.3	$3.1	$7.5	$11.6	$10.5	$9.2	$2.7	$0.8	$0.0	$70.4

After-Tax Operating Cash Flow	$0.0	$0.0	$112.1	$89.3	$96.7	$58.2	$28.0	$113.8	$180.7	$168.1	$149.5	$52.7	$17.5	$0.0	$1,066.6

Nevada Property Taxes (M$)	$0.0	$0.0	$3.0	$2.4	$2.0	$1.6	$1.2	$0.9	$0.8	$0.8	$0.7	$0.0	$0.0	$0.0	$13.3

Total Capital Costs (M$)	$102.5	$133.1	$8.5	$0.0	$1.2	$5.8	$5.8	$5.8	$5.8	$5.8	$0.1	$0.0	$0.0	$0.0	$274.4

Net Cash Flow After Tax (M$)	($102.5)	($133.1)	$90.0	$86.1	$82.2	$44.2	$17.7	$93.8	$153.4	$142.7	$131.5	$46.7	$6.5	$1.6	$660.9

Cumulative Net Cash Flow After Tax (M$)	($102.5)	($235.6)	($145.6)	($59.5)	$22.7	$66.9	$84.6	$178.4	$331.8	$474.5	$606.0	$652.7	$659.3	$660.9

The following table summarizes the key economic results for the base case:

Granite Creek Open Pit Mine Project Key Economic Results

After Tax Economic Measure	Value
After Tax NPV@5% (millions)	$417.2

After Tax IRR	28.7%

Initial Capital (millions)	$254.7

Payback Period (years)	3.72

All-in Sustaining Cost ($/oz Au Produced)	$1,227.4

Cash Cost ($/oz Au Produced)	$1,180.5

Underground

Granite Creek underground is an operating mine and is in the initial production stage and ramping up to full production in 2025. Positive cash flow occurs early in the economic model with corresponding high IRR and short payback times.

Granite Creek Underground Mine Cash Flow Statement

	Production
Item	2025	2026	2027	2028	2029	2030	2031	2032	2033 - 2042	Total
Net Income	$3	$10	$2	$12	$8	$3	$2	-$1	$0	$39

Depreciation	$19	$26	$27	$49	$53	$41	$34	$13	$0	$262

Reclamation	$0	$0	$0	$1	$1	$1	$0	$0	$0	$0

Working Capital	-$7	$0	$0	-$4	-$1	$3	$2	$4	$3	$0

Operating Cash Flow	$15	$36	$29	$58	$61	$48	$38	$17	$3	$301

Total Capital	-$36	-$32	-$21	-$8	-$4	-$4	$0	$0	$0	-$105

After Tax Cash Flow	-$21	$4	$8	$49	$57	$44	$38	$17	$3	$197

Cumulative Cash Flow	-$21	-$17	-$9	$40	$97	$141	$180	$197	$200

Granite Creek Underground Mine Financial Statistics

Item	Value
Gold price (US$/oz)	$2,175

Silver price (US$/oz)	$27.25

Mine life (years)	8

Average mineralized mining rate (tons/day)	435

Average grade (oz/t Au)	0.339

Average gold recovery (autoclave %)	78%

Average annual gold production (koz)	52

Total recovered gold (koz)	418

Sustaining capital (M$)	$88.8

Cash cost (US$/oz) [1]	$1,366

All-in sustaining cost (US$/oz) [1,2]	$1,597

Project after-tax NPV5% (M$)	$155

Project after-tax NPV8% (M$)	$135

Project after-tax IRR	84%

Payback Period	3.2 Years

Profitability Index 5%[3]	12.6

Notes:

1.	Net of byproduct sales.
2.	Excluding income taxes, resource conversion drilling, corporate G&A, corporate taxes and interest on debt.
3.

Profitability index (PI), is the ratio of payoff to investment of a proposed project. It is a useful tool for ranking projects because it allows you to quantify the amount of value created per unit of investment. A profitability index of 1 indicates breakeven.

4.

The preliminary economic assessment is preliminary in nature, it includes inferred mineral resources that are considered too speculative geologically to have the economic considerations applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that the preliminary economic assessment will be realized. Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability.

Exploration, Development and Production

Significant drilling is needed to further upgrade and expand resources at Granite Creek. Drilling should focus on areas adjacent to existing underground infrastructure along strike and dip of historic workings. Many historic intercepts are currently classified as inferred but can be upgraded to measured and indicated with additional drilling. Areas to focus with underground drilling include the Rangefront, Otto, and Adam Peak fault zones, as well as the area beneath the Ogee Zone. Additional drilling from surface should test the Adam Peak and Otto fault zones to the north along strike and deeper along dip. Further surface drilling should test for extensions of mineralization at depth along the footwall of the Mag fault as well as infill areas of the known open-pit mineralization.

Additional metallurgical test work should be completed on the project to better define recoveries for all zones of the deposit.

•	Collect samples for testing which are more spatially and mineralogical representative.

•	Complete metallurgical testing to include:

•	Cyanide solubility and pregnant solution robbing tests

•	Bottle roll tests

•	Bottle roll tests with carbon to simulate CIL treatment

•	Leach column tests to simulate heap leach processing

•	Expand the predictive geometallurgical model to better predict heap leach and CIL recovery.

•	Complete additional autoclave tests, from underground materials, to predict recovery by any lithology or mineralogy variations.

The project currently has valid Nevada state permits for the underground mine. However, these permits are not adequate to support the mine plan described in the Granit Creek Technical Report. The project will require a full Environmental Impact Statement (“EIS”) under the NEPA as well as many other state and federal permits.

Nevada is a pro-mining jurisdiction, and there is a high likelihood that the permits can be acquired. However, there is a considerable amount of permitting work to accomplish prior to approval of the EIS with a Record of Decision (RoD) with the Bureau of Land Management (BLM). This includes the creation of several baseline datasets, the creation of many supplemental environmental reports, and ultimately, the EIS. It is recommended that this work commence as soon as possible because permitting may be the critical path to gold production.

Lone Tree Project

The following supplementary disclosure supplements the Company’s disclosures in its Annual Report on Form 10-K, a copy of which is available under the Company’s profile at the SEC’s EDGAR system at www.sec.gov. For more information regarding the Lone Tree Project, see the Annual Report of Form 10-K under the heading “Item 2. Properties – Mineral Projects – Lone Tree Project”.

Current Technical Report

Unless otherwise indicated, information in this section entitled “Material Mineral Properties – Lone Tree Project” is summarized or extracted from the technical report entitled “S-K 1300 Technical Report Summary on the Mineral Resource Estimates for the Lone Tree Deposit, Nevada” effective December 31, 2024 prepared by GeoGlobal LLC (the “Lone Tree Technical Report”).

Portions of the following information are based on assumptions, qualifications and procedures which are set out only in the full Lone Tree Technical Report. For a complete description of the assumptions, qualifications and procedures associated with the following information, reference should be made to the full text of the Lone Tree Technical Report, which is available for review as an exhibit to the Company’s Form 10-K under its profile on Edgar at www.sec.gov.

Exploration, Development and Production

The resource estimates presented in the Lone Tree Technical Report are valid on a deposit scale, which may be appropriate for long-term mine planning. However, prior to mine production, the resource model should be updated using more detailed data analyses in order to achieve the accuracy required at the scale of weekly or monthly production.

A simulation-based resource model with risk factors built into it may be beneficial for estimating risks and opportunities for future production. Such an approach may also be useful for strategic exploration planning.

The Lone Tree deposit provides potential for improving current inferred category resources into the indicated category and for additional inferred resources through infill drilling. These infill drilling programs should be strategically designed to maximize benefits of drilling. An advanced geostatistical approach to strategic drill hole planning is advised.

Lone Tree has the potential for substantial mineral resources in the Sequoia area. Deep drilling in the Sequoia zone has the potential to add more mineral resources to the project.

It is highly recommended to develop a geometallurgical model of the Lone Tree deposit by drilling core and RC holes throughout the deposit and analysing the rocks for geometallurgical characterization. This model, when complete, should be included in the future mineral resource and mineral reserve estimates.

The additional drilling for exploration and a resource model updated with risk analyses and a geometallurgical study are recommended for future studies and mine production planning. As of the effective date of the Lone Tree Technical Report, it is unknown when such a study will be carried out by the Company. If Company decides to carry out a detailed study and develop a mine production plan, a detailed work program with cost estimates will be developed based on a gap analysis.

Ruby Hill Project

The following supplementary disclosure supplements the Company’s disclosures in its Annual Report on Form 10-K, a copy of which is available under the Company’s profile at the SEC’s EDGAR system at www.sec.gov. For more information regarding the Ruby Hill Project, see the Annual Report of Form 10-K under the heading “Item 2. Properties – Mineral Projects – Ruby Hill Complex”.

Current Technical Report

Unless otherwise indicated, information in this section entitled “Material Mineral Properties – Ruby Hill Project” is summarized or extracted from the technical report entitled “S-K 1300 Technical Report Summary Initial Assessment of the Ruby Hill Project, Eureka County NV” effective December 31, 2024 prepared by Forte Dynamics, Inc., Practical Mining LLC, and TR Raponi Consulting Ltd. (the “Ruby Hill Technical Report”).

Portions of the following information are based on assumptions, qualifications and procedures which are set out only in the full Ruby Hill Technical Report. For a complete description of the assumptions, qualifications and procedures associated with the following information, reference should be made to the full text of the Ruby Hill Technical Report, which is available for review as an exhibit to the Company’s Form 10-K under its profile on Edgar at www.sec.gov.

Sampling, Analysis and Data Verification

RC samples were collected on 5-foot intervals using an adjustable cyclone splitter. The target weight for each interval was approximately 8 kg of sample caught directly in a sample bag placed below the splitter. Each sample was tied and placed in a sample bin. Sample bins were transported from the drill site to the core yard area by a Company employee and then from there samples were picked up by either ALS Minerals, American Assay Laboratories, or Paragon Geochemical.

Core samples were cut by Company technicians using core saws at the Company’s core processing facility at Lone Tree. Technicians prepare sample bags for the sample intervals specified in the logging geologist’s cut sheet. Core sample intervals may range from one foot to ten feet. The technician cuts the core in half, places one half into the sample bag and returns one half to the core box. When the entire sample interval is split, the technician ties the bag and places it into a sample bin. When splitting is complete for the hole, the sample bin is picked up by a driver for ALS Minerals, American Assay Laboratories, or Paragon Geochemical and delivered to the respective lab.

Both Core and RC samples were submitted to either ALS Minerals, American Assay Laboratories, or Paragon Geochemical, all located in Sparks, Nevada. All labs are independent of the Company. Paragon is certified under ISO/IEC 17025:2017. ALS Minerals and American Assay Laboratories are ISO 9001 and 17025:2017 certified. Samples were dried, weighed, screened, crushed to 70% passing 10 mesh, split to 250g with a riffle splitter, then pulverized to 85% passing 200 mesh. Samples submitted through Paragon Geochemical were analysed with a 50 element suite (code 50AR-MS) using 0.5g aqua regia digestion with ICP-MS finish. Samples submitted through ALS Minerals (4977 Energy Way, Reno, NV 89502 or 1345 Water St. Elko, NV 89801) were analysed with a 35 element suite (code ME-ICP41) using 0.5g 4-acid digestion with ICP-AES finish. The ALS ICP-AES facility is located at 2103 Dollarton Hwy, North Vancouver, BC, Canada. Samples submitted through American Assay Laboratories (1506 Glendale Ave, Sparks, NV 89431) were only analysed for gold with pulps sent to ALS Minerals for multi-element analysis. Each sample sent to Paragon Geochemical (1555 Industrial Way, Sparks, NV 89431) was analysed for Au using 30g fire assay, aqua regia digestion with AAS finish (code Au-AA30) with detection range 0.005 to 5 ppm Au. Samples with Au result greater than 5 ppm Au were analysed using 30g fire assay with gravimetric finish (code Au-GR30), detection range 0.14 to 10,000 ppm Au. Each sample sent to ALS Minerals was analysed for Au using 30g fire assay, aqua regia digestion with AAS finish (code Au-AA23), with detection range 0.005 to 10 ppm Au. Samples with Au result greater than 10 ppm Au were analysed using 30g fire assay with gravimetric finish (code Au-GRAV21), detection range 0.05 to 10,000 ppm Au. Each sample sent to American Assay Laboratories was analysed for Au using 30g fire assay, aqua regia digestion with AAS finish (code FAPB30- ICP), with detection range 0.003 to 10 ppm Au. Samples with Au result greater than 10 ppm Au were analysed using 30g fire assay with gravimetric finish (code GRAVAu30), detection range 0.103 to 10,000 ppm Au.

Core is transported from the drill to the Ruby Hill core shed, a rented facility near Ruby Hill which is fenced and locked. It is stored in the core yard until it can be logged. Once logging is complete, core is transported to Lone Tree by Company personnel for splitting. Lone Tree is fenced and access is controlled with ID key cards. Once splitting is complete, lab drivers pick up the samples, maintaining chain of custody.

RC samples are stored at the drill site under supervision of the drillers until the hole is complete. It is then transported to the Ruby Hill core yard and stored for a short time until it can be picked up by the lab driver, maintaining chain of custody.

Split core retained in the original box is stored at the Lone Tree core yard. Pulps are initially returned to the Lone Tree lab for check analysis before being stored at Lone Tree.

Several standards with various characteristics (high, medium and low grade, oxide and refractory) are in use at Ruby Hill. The provenance of most of the standard material is Carlin type deposits. Standards are inserted at a rate of approximately 5% with the goal of matching the standard grade to the nearby grade of the rock. Blanks are inserted at a rate of approximately 5%. Duplicates are made at approximately 5% (2.5% sample duplicates generated during the core splitting phase or at the drill rig with a Y-splitter in the case of RC samples, 2.5% prep dups generated after the pulverizing phase of sample prep by the assay laboratory.) QAQC is inserted at the discretion of the geologist performing the logging on core material. QAQC for RC samples is pre-determined by the sample sheet which is made prior to drilling the hole.

The Company uses crushed marble for blanks, and for standards purchases certified reference materials from OREAS, a reputable supplier of reference materials for the mining industry.

Check samples are conducted at the Lone Tree assay lab facility once pulps are returned to the site. All samples with values >1 ppm Au have a check assay performed, with a target check rate of about 10% of total sample stream.

The Company has used 40 different commercially prepared standard reference materials and blanks in its QA/QC program for the Ruby Hill drilling. The QA/QC data through Dec 31, 2022 contains a total of 3,764 gold assays. Selected results for the Company’s QA/QC program are shown in the table below:

Selected i-80 Blank and Standard Reference Results

Std ID	Blank	Blank Marble Chip	CDN-GS- 1Z	G919-10	KIP-19	OREAS- 273	OREAS- 277
Count	192	876	99	119	124	330	208

Mean	0.017	0.006	1.152	7.542	2.489	9.925	3.356

Standard Dev	0.147	0.026	0.058	0.366	0.313	1.629	1.109

Min	0.002	0.002	0.950	5.900	2.040	0.306	0.009

Q25	0.003	0.003	1.120	7.510	2.420	10.000	3.350

Median	0.003	0.003	1.160	7.600	2.460	10.000	3.420

Q75	0.005	0.005	1.190	7.695	2.490	10.700	3.480

Max	2.031	0.611	1.250	8.020	4.930	13.000	10.800

No Rejected	2	0	0	0	0	38	20

% Pass	99%	100%	100%	100%	100%	88%	90%

It is the opinion of the qualified person that sample preparation, security, and analytical procedures meet industry standard practices.

In 2023, Practical Mining updated the resource estimate in the Ruby Deeps and 426 areas to include new drilling. 102 drillholes were flagged for use in the estimate, and 15 holes (representing about 15% of the data set) were chosen for detailed review. The holes selected for review were chosen to represent the area of interest in an even spatial distribution as well as represent different operators over time (i-80, Barrick and Homestake).

Practical Mining requested original hardcopy data records for the selected holes including collar location surveys, downhole deviation surveys, geology logs, and assay certificates. Collar survey records were available for only four holes, two drilled by Barrick and two drilled by Homestake. Another Barrick hole, BRH2C, was located a significant distance from the planned location recorded on the geology log. Company geologists were subsequently able to recover survey data confirming the location of BRH2C. Practical Mining recommends continuing to recover missing survey records, as well as systematically archiving data in digital and hard copy formats as new holes are drilled. Practical Mining viewed holes in Vulcan to confirm collars coincide with topography. Hole HC1399 lies about 32.5 feet above the original topography, but it is located in the topsoil stockpile area and was apparently drilled during construction of the stockpile.

All holes used in the estimation have downhole deviation surveys, although some hard copy records were not archived. Downhole survey records were available for all of the selected Company and Barrick holes, and three of the Homestake holes. All of the selected records match the database, except the most recently drilled Company hole, iRH22-57, which had an intermediate version of the survey taken before the final 1011 feet were drilled. Updating the final survey will affect the location of a mineralized interval in the Ruby Deeps zone, but should not have a significant effect on the mineral estimation due to its location within the modeled zone and the small magnitude of the change relative to wide drillhole spacing. All hole traces were viewed in Vulcan and no excessive deviation was noted.

Geology logs were available for all requested holes. Logs match the database quite well. Two Homestake holes had logs digitized for the core tail but not the RC pre-collars, and one Homestake hole had not been entered in the digital database at all. Practical Mining recommends digitizing the data for consistency and to make the database more comprehensive, although it is unlikely to have an effect on the geology model since drill spacing is close and the geology data is interpolated between adjacent holes. Practical Mining viewed all drillhole traces coded by lithology in Vulcan and observed that the drill data coincides very well with the Company’s lithological and structural models.

Assay certificates were unavailable for one requested Barrick hole and two Homestake holes. Certificates for 12 holes were compared with the database and only one mismatch was identified, a minor error where the preliminary value was exported instead of the final value. Practical Mining viewed all drillhole traces coded by assay grades in Vulcan and noted that grade and thickness correlate well between adjacent holes and along geological contacts.

Practical Mining recommends continuing to recover collar survey records and archiving all drilling records properly. Practical Mining concludes the database is suitable for use in the Mineral Resource estimation.

Processing and Recovery Operations

Refractory production from the Ruby Hill operation will be processed via milling, pressure oxidation followed by CIL or roasting followed by CIL. The most recent metallurgical testing is described in “Section 13 – Mineral Processing” of the Ruby Hill Technical Report and Metallurgical Testing that will support processing parameters at the Turquoise Ridge Surface Sage autoclave under a Toll Milling Agreement (TMA). Ruby Hill production will be classified based on gold grade, level of oxidation and refractory characteristics (e.g. presence of preg-robbing components in ore, refractory sulfide components) which contribute to recovery at processing facilities and is routed based on an integrated process production plan is devised for maximum economic returns.

Nevada Gold Mines LLC (Nevada Gold Mines) operates the Turquoise Ridge Complex, located in Humboldt County, Nevada, USA. Nevada Gold Mines is a joint venture between Barrick Gold Corporation (Barrick) and Newmont Corporation (Newmont), Barrick is the operator of the joint venture and owns 61.5%, with Newmont owning the remaining 38.5%. Under the joint venture, Barrick’s Turquoise Ridge Mine and Newmont’s Twin Creeks Complex were combined as a single operation, now known as Turquoise Ridge. The process operations are now known as the Sage Mill complex.

Prior to 2028, refractory mineralization from Archimedes Underground will be shipped to the Turquoise Ridge Complex. Production will be sampled to determine the geochemistry, gold content, and moisture content. Specifically, the samples are assayed for organic carbon and gold since the gold recovery formula is dependent upon these two parameters.

The Company plans to process single refractory mineralization from their Nevada mines at their Lone Tree Mill in a hub and spoke arrangement. The Lone Tree processing facilities were shut down at the end of 2007. Since that time, the mills have been rotated on a regular basis to lubricate the bearings. In general, the facility is still in place with most of the equipment sitting idle. In order to restart the process plant, new environmental regulations in relation to allowable mercury emissions must be met.

Capital and Operating Costs

Archimedes Underground

The Company intends to execute a contract mining agreement with a reputable firm for development and production mining at the Archimedes Underground Mine. Contingencies include 15% on capital mine development and resource delineation drilling and 25% on all other capital.

Because of this and the infrastructure in place from previous mining activity on the property, capital requirements for the project are only for the construction of underground mine infrastructure, and underground development. The latter comprises 83% of total estimated capital expenditures. The table below details the timing and total of capital expenditures required for the Archimedes Underground project.

Project Capital Costs ($M)

Item	Total	2025	2026	2027	2028	2029	2030	2031	2032	2033
Mine Development	100.0	7.8	21.0	12.8	25.1	21.7	2.6	3.7	3.0	2.4

Resource Conversion Drilling	10.6	2.1	0.0	8.5	0.0	0.0	0.0	0.0	0.0	0.0

Facilities

Environmental Permitting	5.0	0.0	2.0	2.0	1.0	0.0	0.0	0.0	0.0	0.0

Feasibility Study	0.5	0.0	0.0	0.5	0.0	0.0	0.0	0.0	0.0	0.0

Admin and Management	3.9	3.9	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

NV Energy	1.4	0.8	0.6	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Metallurgical Testing	0.5	0.5	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Dewatering Wells	3.9	3.9	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Contractor Mobilization	0.2	0.2	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Portal Construction	0.2	0.1	0.1	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Escape Hoist	0.5	0.0	0.5	0.0	0.0	0.0	0.0	0.0	0.0	0.0

UG Electrical	3.7	0.2	1.0	0.5	0.5	0.5	0.5	0.5	0.0	0.0

Fans/Ventilation	2.8	0.0	1.2	0.2	0.4	0.4	0.3	0.3	0.0	0.0

Facilities Total	22.6	9.7	5.3	3.2	1.9	0.9	0.8	0.8	0.0	0.0

Contingency	22.3	2.9	4.5	4.5	4.7	3.5	0.6	0.7	0.5	0.4

Total Capital	155.4	22.5	30.8	29.0	31.7	26.0	4.0	5.2	3.5	2.8

Underground operating costs are listed in the table below. Underground mining unit costs are from similar northern Nevada mining contracts and include allowances for owner supplied materials and commodities. Other costs are Company estimates or supplier quotations.

Underground Mine Operating Costs

Item	Unit Cost	Units
Variable Costs

Stope Development Mining (15x20)	$100.00		$/ton

Long Hole Stoping	$80.00		$/ton

Sill Breasting (Floor Pull)	$80.00		$/ton

Cemented Rockfill	$37.93		$/fill ton

Unconsolidated Fill	$13.00		$/ton

Lone Tree Pressure Oxidation – Acid	$106.45		$/ton

Lone Tree Pressure Oxidation – Alkaline	$70.81		$/ton

Over the Road Haulage – Lone Tree	$39.15		$/wet ton

Over the Road Haulage – Third Party Sales	$48.81		$/wet ton

Crush, Screen and Agglomerate Heap Leaching	$8.63		$/ton

Run of Mine Heap Leaching	$2.41		$/ton

Electrical Energy	$0.08		$/kw-hr

Electrical Demand	$10.39		$/kw

Fixed Costs

Mine G&A	$7.3M	$	/year

Property Holding Costs	$0.3M	$	/year

Electrical Power	$2.8M	$	/year

Total Fixed Cost	$10.4M		$/year

Financial statistics are presented in the table below.

Financial Statistics

Parameter	Value
Gold price - base case (US$/oz)	$2,175

Silver price - base case (US$/oz)	$27.25

Mine life (years)	10

Mining Rate (tons/day)	1,600

Tons Processed Autoclave (ton)	4,846

Average grade Autoclave (Au oz/ton)	0.209

Average gold recovery (autoclave %)	92%

Autoclave Gold Produced (oz)	910

Tons Processed Heap Leach (ton)	188

Average Grade Heap Leach (Au oz/ton)	0.111

Average gold recovery (Heap Leach %)	87.4%

Heap Leach Gold Produced (oz)	18

Average annual gold production (koz)	102

Total recovered gold (koz)	928

Cash cost (US$/oz)	$1,769

Sustaining Capital (M$)	$98

All-in sustaining cost (US$/oz)	$1,893

Pre-Production Capital (M$)	$49

All in Costs (US$/oz)	$1,938

Project after-tax NPV (M$)	$127

Project after-tax NPV (M$)	$91

Project after-tax IRR	23%

Payback Period	7.8 Years

Profitability Index 8	1.7

Notes:

1.	Net of byproduct sales;
2.

Profitability index (PI), is the ratio of payoff to investment of a proposed project. It is a useful tool for ranking projects because it allows you to quantify the amount of value created per unit of investment. A profitability index of 1 indicates breakeven;

3.	Excludes, construction capital, exploration, corporate G&A, interest on debt, and corporate taxes; and
4.	Excludes exploration, corporate G&A, interest on debt, and corporate taxes.

Mineral Point Open Pit

The capital and operating costs used in the Ruby Hill Technical Report were based on costs from similar project work performed recently by Forte Dynamics, high-level quotes from vendors, and interpolation from CostMine™ models. The qualified person believes that the estimates are appropriate for inclusion in this report and that these costs comply with the precision requirements for a Preliminary Economic Assessment.

The following table provides a summary of the capital costs by category for the project:

Mineral Point Project Capital Cost Summary

Category	US$M
Mining Equipment	$420.7

Process	$316.0

Preproduction & Facilities	$80.1

Owner’s Cost	$93.6

CAPEX Waste Stripping	$287.3

Total Contingency	$185.5

Total CAPEX	$1,383.2

Operating costs for the mine were benchmarked against other similar Northern Nevada sites. The plant was estimated by scaling other simpler projects and interpolating published data from CostMine™. This gave a total cash cost (net of by-product credit) of $1,270.19 per Au toz produced. The following table provides a detailed breakdown of operating costs for the project.

Mineral Point LOM Operating Cost Summary

Operating Costs	Unit	LOM (USD $M)	$/oz Au Produced
Mining to Process	$2.50 per ton	$988.6	$280.11

Mining Heap Leach Relocation	$1.50 per ton	$39.7	$11.24

Mining Waste	$2.50 per ton	$2,846.1	$806.40

Processing	$3.90 per ton	$1,542.2	$436.97

Mine Site G&A	$0.75 per ton	$296.6	$84.03

Total Operating Costs:		$5,713.2	$1,618.75

Refining Cost Au	$1.85 per toz	$6.5	$1.85

Refining Cost Ag	$0.50 per toz	$36.0	$10.20

Royalties & State Taxes		$679.8	$192.6

Total Cash Costs:		$6,435.5	$1,823.4

Silver Revenue (by-product)	$27.25 per toz	$1,953.0	$553.21

Total Cash Cost (net of by-product credit)		$4,482.5	$1,270.19

The detailed economic model for the Mineral Point Open Pit is included as Appendix B to the Ruby Hill Technical Report.

A constant dollar cash flow analysis for the Ruby Hill Project is presented in the table below:

Cash Flow Statement – Ruby Hill

	Total	2025	2026	2067	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037-2045
Net Income	97.4	0.0	(1.9)	(0.2)	19.3	15.2	10.6	13.8	(12.2)	26.7	27.2	7.3	(8.4)	0.0

Depreciation	270.0	0.0	1.0	7.2	24.1	33.7	34.3	33.9	33.2	37.9	38.4	24.8	1.5	0.0

Reclamation	0.0	(0.4)	(0.3)	(0.0)	0.5	0.7	0.7	0.6	0.6	0.7	0.7	0.3	(0.5)	(3.5)

Working Capital	(0.0)	0.0	(1.5)	(6.2)	(11.5)	(5.1)	(0.4)	1.5	(1.7)	2.0	(0.3)	7.0	14.1	2.0

Operating Cash Flow	367.4	(0.4)	(2.7)	0.7	32.4	44.5	45.3	49.9	19.8	67.3	66.0	39.4	6.7	(1.5)

Capital Costs

Capitalized Development	(100.0)	(7.8)	(21.0)	(12.8)	(25.1)	(21.7)	(2.6)	(3.7)	(3.0)	(2.4)	0.0	0.0	0.0	0.0

Definition and Conversion Drilling	(10.6)	(2.1)	0.0	(8.5)	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0	0.0

Mine Facilities	(22.7)	(5.8)	(5.3)	(5.2)	(3.9)	(0.9)	(0.8)	(0.8)	0.0	0.0	0.0	0.0	0.0	0.0

Contingency	(22.3)	(2.9)	(4.5)	(4.5)	(4.7)	(3.5)	(0.6)	(0.7)	(0.5)	(0.4)	0.0	0.0	0.0	0.0

Total Capital	(155.5)	(18.6)	(30.8)	(31.0)	(33.7)	(26.0)	(4.0)	(5.2)	(3.5)	(2.8)	0.0	0.0	0.0	0.0

After Tax Cash Flow	211.9	(19.0)	(33.5)	(30.2)	(1.3)	18.4	41.3	44.7	16.4	64.6	66.0	39.4	6.7	(1.5)

Cumulative Cash Flow		(19.0)	(52.5)	(82.7)	(84.1)	(65.6)	(24.4)	20.4	36.7	101.3	167.2	206.7	213.4	1,918

Exploration, Development and Production

Archimedes Underground

Additional metallurgical testing is recommended from initial Ruby Hill production areas to confirm metallurgical recoveries with Twin Creeks process conditions. Sample selection should be based on available mine production plans and should reflect typical stope dimensions and expected dilution. Testing should include:

•	Comminution testing to confirm throughput through the Sage Mill.

•	Pressure oxidation tests using Twin Creeks conditions.

•	CIL tests on pressure oxidation productions.

Additional testing on Ruby Hill base metal sulfide zones to investigate flotation parameters to produce saleable lead and zinc concentrates is recommended. Detailed assays of lead and zinc concentrates are recommended to determine the extent of deleterious elements that may impair their salability. Other recommendations include:

•	Complete the EA and POO amendment for Mining the 426 deposit above the 5100 elevation.

•	Initiate construction of the haulage portal and decline in Q3 2025.

•	Begin Resource Conversion Drilling as soon as decline advance and drill platforms become available.

•	The lower leg of the decline provides a drill platform for exploration of the Blackjack deposit.

•	Initiate a hydrogeologic study of the Windfall formation, drill a deep test well and complete a drawdown test.

Archimedes Open Pit

Due to the short-term development plans for Mineral Point Open Pit and Archimedes Underground, additional work for the Archimedes Open Pit is not currently defined. Should resources be available a detailed geotechnical review of the existing pit slopes in Archimedes could help to quantify future potential. In light of current development plans on the property, this is not budgeted at this time.

Mineral Point Open Pit

It is recommended that the Company complete additional resource definition drilling and conduct a review of major and minor rock alteration types, and how they align with overall geology, grade domains, metallurgical recovery and bulk densities. This would also include review of the geological model, including lithological, structural, and alteration controls on overall grade distribution and metallurgical recovery. The additional drilling could be used to better define the limits of mineralization and potentially upgrades block classification.

The following points are recommended for additional evaluation:

•	Review of the overall (and subsequent low and high-grade) grade distributions to better understand impacts on mineralized domains.

•	Detailed review of deposit wide bulk densities to better define the bulk density for the project, including bulk densities of lithology and alteration type.

•	Additional drilling to increase the resource definition and confidence, along with potential upgrading of resource classification (Inferred to Indicated, Indicated to Measured).

•	Additional drilling for potential resource expansion.

Upon completion of the above items, an update to the geological model and Mineral Resource Estimate should be conducted, along with updated metallurgical recovery assumptions.

It is recommended that a site wide water balance be developed for the project to better understand water captured on-site (pit, HLP, WRSA) and evaluate the ability to utilize this water for process make-up water or to provide water for agriculture use. This would include evaluation of climate and available make-up water sources to understand total project requirements for make-up water or discharge as required. The evaluation would include a more accurate reflection of drain down for events, and potentially reduce the event pond volumes required, which could impact capital and sustaining capital costs.

It is recommended that additional metallurgical testing be conducted to further define the predicted recovery for the Mineral Point Open Pit project. This includes evaluation of sulfide sulfur content which will assist with determining the various oxidations by lithology as well as understanding recovery and reagent consumptions. This should also be conducted for waste as there may be a need to segregate waste into PAG and NAG facilities.

Next phases of the metallurgical testing program would incorporate additional leach tests, coarse bottle rolls, and column leach tests. This testing is required to support crush size selection, recovery estimates and reagent consumptions for lime and cyanide. Testing is also required to provide comminution design data.

Additional considerations include metallurgical and geotechnical testing which will further the understanding of the ore’s clay content. This would include particle size distribution analysis, Atterberg limits, plasticity index, by ore type. This would also be coupled with compacted permeability testing to understand long term effects of loading and stacking. It is also recommended that ore decrepitation testing be conducted. Additional evaluation of the outcomes of this testing will verify the proposed application rate, leach cycle, and stack height for the various oxidations and lithologies based on permeability and agglomeration requirements.

It is also recommended that additional testing of proposed overliner material be conducted to evaluate screening requirements as well as stability for geotechnical design. This could also lead to a reduction in the overliner depth requirement, decreasing capital costs for the project.

Additional test work for recovery potential of the relocated HL material from historic operations should be conducted to potentially include revenue from this material.

$250,000,000

Common Shares

Warrants

Debt Securities

Subscription Receipts

Units

We may offer and issue from time to time common shares (the “Common Shares”), warrants to purchase Common Shares (the “Warrants”), debt securities (the “Debt Securities”), subscription receipts exercisable for Common Shares or other securities (the “Subscription Receipts”) and units comprised of some or all of the other securities described above (“Units”) (all of the foregoing, collectively, the “Securities”) or any combination thereof up to $250,000,000 in the aggregate, in one or more series or issuances of Securities under this shelf prospectus (which we refer to as the “Prospectus”). Securities may be offered separately or together, at times, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying shelf prospectus supplement (a “Prospectus Supplement”).

This Prospectus provides you with a general description of the Securities that we may offer. Each time we offer Securities, we will provide you with a Prospectus Supplement that describes specific information about the particular Securities being offered and may add, update or change information contained or incorporated by reference in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with the additional information which is incorporated by reference into this Prospectus and the Prospectus Supplement.

Our outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (“TSX”) and the NYSE American LLC (“NYSE American”), under the symbols “IAU” and “IAUX”, respectively. On April 30, 2025, being the last complete trading day prior to the date hereof, the last reported sale price of our Common Shares on the TSX was C$0.86 per Common Share and on the NYSE American was US$0.6142 per Common Share. Unless otherwise specified in the applicable Prospectus Supplement, Securities other than the Common Shares will not be listed on any securities exchange. There is currently no market through which the Securities, other than the Common Shares, may be sold and you may not be able to resell such Securities purchased under this Prospectus and any applicable Prospectus Supplement. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of the Securities, and the extent of issuer regulation. See “Risk Factors”.

Investing in our Securities involves a high degree of risk. You should carefully read the “Risk Factors” section beginning on page 2 of this Prospectus and carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in any applicable Prospectus Supplement and in the documents that are incorporated by reference herein and therein.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances. See “Certain Canadian and U.S. Federal Income Tax Considerations” in this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is May 7, 2025.

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the Securities described in this Prospectus in one or more offerings up $250,000,000 in the aggregate, in one or more series or issuances of Securities. The specific terms of the Securities with respect to a particular offering will be set out in the applicable Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the issue price, and any other terms specific to the Common Shares being offered; (ii) in the case of Warrants, the designation, terms, number of Common Shares issuable upon exercise of the Warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the Warrants are issued and any other specific terms; (iii) in the case of Debt Securities, the designation, any limit on the aggregate principal amount, the rate at which the Debt Securities will bear interest, whether the Debt Securities will be secured or unsecured, the conditions of redemption of the Debt Securities, and any other terms specific to the Debt Securities being offered; (iv) in the case of Subscription Receipts, the number of Subscription Receipts offered, the issue price, the currency, the terms, conditions and procedures for the conversion or exercise of such Subscription Receipts into or for Common Shares or other securities or pursuant to which the holders thereof will become entitled to receive Common Shares or such other securities, and any other terms specific to the Subscription Receipts being offered; and (v) in the case of Units, the number of Units offered, the terms of the Units, the offering price, the number of Common Shares, Warrants or other Securities included in each Unit and any other specific terms. Where required by statute, regulation or policy, and where Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to such Securities will be included in the Prospectus Supplement describing such Securities.

We may offer and sell Securities to or through underwriting syndicates or dealers, through agents or directly to purchasers. The Prospectus Supplement for each offering of Securities will describe in detail the plan of distribution for that offering.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find Additional Information”.

This Prospectus and the documents incorporated by reference in this Prospectus contain forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. See “Cautionary Statement Regarding Forward-Looking Statements”.

Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences. You should read the tax discussion contained in the applicable Prospectus Supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this Prospectus and any Prospectus Supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law. This Prospectus is not an offer to sell these Securities, and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this Prospectus is accurate only as of the date of this Prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this Prospectus or of any sale of the Securities. Our business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “i-80 Gold”, the “Company”, “we”, “us” and “our” refer to i-80 Gold Corp., either alone or together with our subsidiaries as the context requires.

The Company’s registered and records office is located at Suite 2500, Park Place, 666 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 460, Reno, Nevada, 89502. The Company maintains an executive office at 150 York Street, Suite 1802, Toronto Ontario M5H 3S5.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this Prospectus and any Prospectus Supplement are references to United States dollars. References to “$” or “US$” are to United States dollars and references to “Cdn$” or “C$” are to Canadian dollars. See “Exchange Rate Information”. Our financial statements that are incorporated by reference into this Prospectus and any Prospectus Supplement have been prepared in accordance with accounting principles generally accepted in the United States.

RISK FACTORS

Investing in our Securities is speculative and involves a high degree of risk. Prior to making a decision about investing in our Securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable Prospectus Supplement and any free writing prospectus, together with all the information contained or incorporated by reference in the Prospectus Supplement or appearing or incorporated by reference in this Prospectus, including the risks, uncertainties and assumptions discussed under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended or revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. These risks, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause purchasers of securities to lose all or part of their investments. The risks and uncertainties we have described herein are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, results of operations and prospects.

Some of the risk factors described in this Prospectus and in the documents incorporated by reference herein, including any applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. Additional risks and uncertainties not presently known to the Company or that the Company currently deems to be immaterial may also impair the Company’s business operations. If any of the possibilities described in such risks actually occurs, it could have a material adverse effect on the business, financial condition and results of operations of the Company and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, each of which could cause purchasers of the Securities to lose part or all of their investment. The Company cannot provide assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described in this Prospectus and the documents incorporated by reference herein, or other unforeseen risks.

Risks Related to Our Securities

Negative operating cash flow

The Company cannot guarantee that it will have positive cash flow from operating activities in future periods. The Company cannot provide any assurances that it will achieve sufficient revenues (if at all) or maintain profitability or positive cash flow from operating activities. If the Company does not achieve or maintain profitability or positive cash flow from operating activities, then there could be a material adverse effect on the Company’s business, financial condition and results of operation, and the Company may need to deploy a portion of its working capital to fund such negative operating cash flows or seek additional sources of funding.

Loss of entire investment

An investment in the Securities and the Company’s prospects generally are speculative. Investors may lose their entire investment and should carefully consider the risk factors described below and under the heading “Risk Factors” in the Company’s annual report on the Form 10-K (the “Form 10-K”). The risks described below and in the Form 10-K are not the only ones facing the Company. Additional risks not currently known to the Company, or that the Company currently deems immaterial, may also impair the Company’s operations. There is no assurance that risk management steps taken will avoid future loss due to the occurrence of the risks described below (or incorporated by reference herein) or other unforeseen risks. If any of the risks described below or in the Form 10-K actually occur, then the Company’s business, financial condition and operating results could be adversely affected. Investors should carefully consider the risks below and in the Form 10-K and the other information elsewhere in this Prospectus and consult with their professional advisors to assess any investment in the Company.

Third parties may involve the Company in certain legal proceedings, which, if successful, may have a material adverse effect on the Company’s financial condition and operations

In the normal course of the Company’s operations, whether directly or indirectly, it may become involved in, named as a party to or the subject of, various legal proceedings, including regulatory proceedings, tax proceedings and legal actions relating to, among other things, personal injuries, property damage, contract disputes and their business activities. The outcome with respect to outstanding, pending or future proceedings cannot be predicted with certainty, and may be determined in a manner adverse to the Company, and as a result, could have a material adverse effect on its financial conditions and results of operations, and the Company’s ability to satisfy its debt service obligations. Even if the Company prevails in any such legal proceedings, the proceedings could be costly and time-consuming and may divert the attention of management and key personnel away from the Company’s business operations which could have a material adverse effect on its financial condition and results of operations, and on the Company’s ability to satisfy its debt service obligations. Furthermore, no assurance can be given that the Company will not become involved in litigation, whether as defendant or plaintiff, in other matters from time to time.

There is no assurance of a sufficient liquid market for Common Shares in the future

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such Securities trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates, the markets for similar securities, general economic conditions and the Company’s financial condition, historic financial performance and future prospects.

There is no market for certain of our offered Securities

There is currently no market through which the Securities (other than the Common Shares) may be sold and purchasers may not be able to resell such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The market price of the Securities may fluctuate significantly

The trading price of the Common Shares and other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange may be subject to large fluctuations. The trading prices may increase or decrease in response to a number of events and factors, including:

•	the price of metals and minerals;

•	the Company’s operating performance and the performance of competitors and other similar companies;

•	exploration and development of the Company’s properties;

•	the public’s reaction to the Company’s press releases, other public announcements and the Company’s filings with the various securities regulatory authorities;

•	changes in earnings estimates or recommendations by research analysts who track the Common Shares or other companies in the resource sector;

•	changes in general economic conditions;

•	changes in prevailing interest rates;

•	changes or perceived changes in the Company’s creditworthiness;

•	the number of Common Shares to be publicly traded after the completion of any offering of Securities;

•	the arrival or departure of key personnel; and

•	acquisitions, strategic alliances or joint ventures involving the Company or its competitors.

In addition, the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange may be affected by many variables not directly related to the Company’s results and not within the Company’s control, including developments that affect the market for all resource sector shares, macroeconomic developments in North America or globally, the breadth of the public market for the Common Shares and any other Securities that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange, and the attractiveness of alternative investments. In addition, securities markets have recently experienced an extreme level of price and volume volatility, and the market price of the securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the Company’s share price may be volatile in the future and may not accurately reflect the long-term value of the Company. In addition, the Company’s share price may decline below the price paid for Securities offered hereunder, and investors may not be able to sell their Securities at or above the price paid for such Securities.

Debt Securities may rank junior or be subordinated to secured or senior indebtedness and affect your right to payment

If the Debt Securities are unsecured, they will rank equally in right of payment with all of our other existing and future unsecured debt. Holders of secured indebtedness of the Company would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of Debt Securities and would have a claim that ranks equal with the claim of holders of senior Debt Securities and senior to the claim of holders of subordinated Debt Securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Company in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred by the Company in the future.

The Debt Securities may be either senior or subordinated indebtedness as described in the relevant Prospectus Supplement. In the event of the insolvency or winding-up of the Company, any subordinated Debt Securities would be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Company, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.

Payments on Debt Securities will be subject to the financial health of the Company

The likelihood that purchasers of Debt Securities will receive payments owing to them under the terms of the Debt Securities will depend on the financial health of the Company and its creditworthiness. The ability of the Company to satisfy its payment obligations under the Debt Securities, other than the conversion or payment of interest into Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing.

Issuance of additional securities would dilute existing investors

The Company’s notice of articles and articles allow it to issue an unlimited number of Common Shares for such consideration and on such terms and conditions as established by the board of directors of the Company subject to the provisions of the BCBCA, in many cases, without the approval of the Company’s shareholders. Additional financing needed to continue funding the development and operation of the properties of the Company may require the issuance of additional securities of the Company. The Company cannot predict the size of future issuances of Securities or the effect that future issuances and sales of Securities will have on the market price of the Common Shares. The issuance of additional equity securities, and the exercise of Warrants, stock options and other securities convertible into equity securities, will result in dilution of the equity interests of any persons who are or may become holders of Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors may suffer dilution of their voting power and it could reduce the value of their investment.

Future sales by existing shareholders could cause the prices of the Common Shares to fall

Sales of a substantial number of Common Shares in the public market could occur at any time. These sales, or the market perception that the holders of a large number of Common Shares intend to sell Common Shares, could reduce the market price of the Common Shares. If this occurs and continues, it could impair the Company’s ability to raise additional capital through the sale of securities.

Capital-Raising Constraints

A decline in the market price of the Common Shares could result in a reduction in the liquidity of the Common Shares and a reduction in the Company’s ability to raise additional capital for its operations. A decline in the price of the Common Shares could have an adverse effect upon the liquidity of the Common Shares and the Company’s continued operations. A reduction in the Company’s ability to raise equity capital in the future could have a material adverse effect upon the Company’s business plan and operations, including its ability to continue its current operations. If the price for the Common Shares declines, the Company may not be able to raise additional capital or generate funds from operations sufficient to meet its obligations.

Tax risk

Prospective investors should be aware that the purchase, holding or disposition of Securities may have tax consequences both in Canada and the United States. Prospective investors should consult with an independent tax advisor.

If our forward-looking statements prove inaccurate, our actual results could differ materially from expectations

Investors should not place undue reliance on forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts or projections will prove to be materially inaccurate. Additional information on such risks, assumptions and uncertainties can be found in this Prospectus under the heading “Cautionary Note Regarding Forward-Looking Information”.

Actual production may be significantly lower than our forecasts, which could negatively impact our financial results

Forecasts of future production are estimates based on interpretation and assumptions and actual production may be less than estimated. The Company prepares estimates of future production for its operating mines. The Company’s ability to achieve and maintain the production rates on which such estimates are based is subject to a number of risks and uncertainties. The Company’s production estimates are dependent on, among other things, the accuracy of mineral reserve and resource estimates, the accuracy of assumptions regarding mineral grades and recovery rates, ground conditions, physical characteristics of minerals, such as hardness and the presence or absence of particular metallurgical characteristics, and the accuracy of estimated rates and costs of mining and processing.

The Company’s actual production may vary from its estimates for a variety of reasons. The failure of the Company to achieve its production estimates could have a material adverse effect on the Company’s results of operations and financial condition. There is no guarantee that anticipated production costs will be achieved at the Company’s mineral projects. Failure to achieve anticipated production costs could have a material adverse impact on the Company’s ability to repay loans and generate revenue and cash flow to fund operations and future profitability.

If the Company fails to maintain or obtain required permits or licenses, its operations could be delayed or halted and its costs could increase significantly.

The Company is required to maintain in good standing a number of permits and licenses from various levels of governmental authorities in connection with the development and operations at its mineral properties. Although the Company has all required permits for its current operations, there is no assurance that delays will not occur in the renewal of certain permits and there is no assurance that the Company will be able to obtain additional permits for any possible future changes to operations or additional permits associated with new legislation. There is also no assurance that the Company can obtain, or that there will not be delays in obtaining, the environmental approval or permits necessary to develop any future projects.

To the extent such approvals or consents are required and are delayed or not obtained, the Company may be curtailed or prohibited from continuing its operations or proceeding with any further development. Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions thereunder, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment or remedial actions. Parties engaged in mining operations or in the exploration, development or exploitation of mineral properties may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.

Amendments to current laws, regulations and permits governing operations and activities of mining and exploration companies or more stringent implementation thereof could have a material adverse impact on the Company and cause increases in exploration expenses and/or capital and operating expenditures or require abandonment or delays in development or exploitation of mining properties.

The Company will have broad discretion over the use of proceeds

Management of the Company will have broad discretion with respect to the application of net proceeds received from the sale of Securities under this Prospectus and any Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or its other Securities issued and outstanding from time to time. As a result, an investor will be relying on the judgment of management for the application of the net proceeds received from the sale of Securities under this Prospectus and any Prospectus Supplement. The application of the proceeds to various items may not necessarily enhance the value of the Common Shares. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price or value of the Company’s issued and outstanding securities to decline.

We are an “emerging growth company”, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors

The Company is an “emerging growth company” as defined in section 3(a) of the U.S. Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and the Company will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Company has total annual gross revenues of US$1,070,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than US$1,000,000,000 in non-convertible debt; and (d) the date on which the Company is deemed to be a “large accelerated filer”, as defined in Rule 12b-2 under the U.S. Exchange Act. The Company will qualify as a large accelerated filer (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be US$700,000,000 or more. For so long as the Company remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Company cannot predict whether investors will find the Common Shares less attractive because the Company relies upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if the Company no longer qualifies as an emerging growth company, the Company would be required to divert additional management time and attention from the Company’s development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company’s business, financial condition and results of operations.

We are currently a “smaller reporting company,” and our election to comply with the reduced disclosure requirements as a public company may make it more challenging for investors to analyze our results of operations and financial prospects and may make our Common Shares less attractive to investors.

We are currently considered a “smaller reporting company” as defined by the SEC’s revised rules. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies, such as providing only two years of audited financing statements, providing simplified executive compensation disclosures in our filings being exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of our internal control over financial reporting, and having certain other decreased disclosure obligations in our filings with the SEC. Consequently, it may be more challenging for investors to analyze our results of operations and financial prospects. We will remain a smaller reporting company if we have either (i) a public float of less than $250 million held by non-affiliates as of the last business day of the second quarter of our then current financial year or (ii) annual revenues of less than $100 million during such recently completed fiscal year with less than $700 million in public float as of the last business day of the second quarter of such fiscal year.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. It is possible that some investors will find our Common Shares less attractive as a result, which may result in a less active trading market for our Common Shares and higher volatility in our stock price.

Need for future financing

The continued development of the Company will require additional financing. The failure to raise or procure such additional funds or the failure to achieve positive cash flow could result in the delay or indefinite postponement of the Company’s business objectives. There can be no assurance that additional capital or other types of financing will be available if needed or that, if available, will be on terms acceptable to the Company. If additional funds are raised by offering equity securities, existing shareholders could suffer significant dilution.

Actual results may differ materially from our financial projections

The forecast financial information contained in this Prospectus was prepared using assumptions that reflect management’s currently intended course for the periods covered, given the judgment of management with respect to economic conditions and other related factors. There can be no assurance that the assumptions reflected in the forecast will prove to be accurate. Actual results for the forecast period may vary significantly from the forecast results and those variations may be material. The Company gives no representation that actual results achieved in the forecast period will be the same, in whole or in part, as those forecast herein. See “Cautionary Statement Regarding Forward-Looking Information”.

The Company does not intend to pay any cash dividends in the foreseeable future

The Company does not have a dividend policy and has never declared or paid any dividends to its shareholders. The Company intends to invest all available funds toward the development and growth of its business and does not expect to pay any cash dividends for the foreseeable future. The payment of any cash dividend to shareholders of the Company in the future will be at the discretion of the directors of the Company and will depend on, among other things, the financial condition, capital requirements and earnings of the Company, and any other factors that the directors of the Company may consider relevant.

Risks Related to the Company

Other risks.

Prospective purchasers should carefully consider the risks in the documents incorporated by reference into this Prospectus (including subsequently filed documents incorporated by reference), including in the Form 10-K under “Risk Factors”. If any of such or other risks occurs, the Company’s business, prospects, financial condition, financial performance and cash flows could be materially adversely impacted. In that case, the applicable Securities could decline in value and purchasers could lose all or part of their investment. There is no assurance that any risk management steps taken by the Company will avoid future loss due to the occurrence of such risks or other unforeseen risks.

NOTE REGARDING MINERAL RESOURCES

Unless otherwise indicated, all resource estimates, and any future reserve estimates, included or incorporated by reference in this Prospectus and any Prospectus Supplement have been, and will be, prepared in accordance with Subpart 229.1300 of Regulation S-K – Disclosure by Registrants Engaged in Mining Operations (“S-K 1300”). S-K 1300 contains the rules established by the Securities and Exchange Commission (the “SEC”) concerning mining disclosure by U.S. reporting companies. The information contained or incorporated herein, contains pertinent information required under and S-K 1300.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain information set forth in this Prospectus and the documents incorporated by reference in this Prospectus, including but not limited to management’s assessment of the Company’s future plans and operations, the perceived merit of projects or deposits, and the impact and anticipated timing of the Company’s development plan and recapitalization plan, production guidance and outlook, the anticipated growth expenditures, the anticipated timing of permitting, production, project development or technical studies constitutes forward-looking statements or forward-looking information within the meaning of applicable securities laws. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. Readers are cautioned that the assumptions used in the preparation of information, although considered reasonable at the time of preparation, may prove to be inaccurate and, as such, reliance should not be placed on forward looking statements. The Company’s actual results, performance or achievement could differ materially from those expressed in, or implied by, these forward-looking statements and, accordingly, no assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what benefits, if any, that the Company will derive there from. By their nature, forward looking statements are subject to numerous risks and uncertainties, some of which are beyond the Company’s control, including general economic and industry conditions, volatility of commodity prices, title risks and uncertainties, ability to access sufficient capital from internal and external sources, the Company may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. The Company’s ability to refinance its indebtedness will depend on the capital markets and its financial condition at such time, currency fluctuations, construction and operational risks, licensing and permit requirements, environmental risks, competition from other industry participants, the lack of availability of qualified personnel or management, imprecision of mineral resource, or production estimates and stock market volatility. Please see “Risks Factors” in this Prospectus or under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the

year ended December 31, 2024 for more information regarding risks regarding the Company which is available on EDGAR at www.sec.gov/edgar. All forward-looking statements contained in this Prospectus speak only as of the date of this Prospectus or as of the dates specified in such statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

EXCHANGE RATE INFORMATION

The following table sets forth (i) the rate of exchange for the U.S. dollar, expressed in Canadian dollars, in effect at the end of the periods indicated; (ii) the average exchange rates for the U.S. dollar, expressed in Canadian dollars, in effect during such periods; and (iii) the high and low exchange rates for the U.S. dollar, expressed in Canadian dollars, during such periods, each based on the Bank of Canada rate in effect on each trading day for the relevant period, for conversion of U.S. dollars into Canadian dollars:

	Fiscal Year Ended December 31
	2024	2023	2022
High for period	1.4416	1.3875	1.3856
Low for period	1.3316	1.3128	1.2451
Average for period	1.3698	1.3497	1.3011
Rate at end of period	1.4389	1.3226	1.3544

On April 30, 2025, the exchange rate for the U.S. dollar, as expressed in Canadian dollars based on the Bank of Canada average daily rate, was C$1.00 = US$0.72 (US$1.00 = C$1.3812).

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about us and our properties and business that you should consider before investing in any Securities. You should carefully read the entire Prospectus and the applicable Prospectus Supplement, including the section titled “Risk Factors” that immediately follows this description of the Company, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision.

Corporate Structure

Name, address and incorporation

The Company was incorporated on November 10, 2020, pursuant to the Business Corporations Act (British Columbia) (“BCBCA”) under the name “i-80 Gold Corp.”, as a wholly-owned subsidiary of Premier Gold Mines Limited (“Premier”) for the purposes of completing a plan of arrangement (the “Plan of Arrangement”) under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”). The Arrangement was completed on April 7, 2021. Under the Arrangement, among other things, Premier transferred all of its ownership interest in Premier Gold Mines USA, Inc. (“Premier USA”) to the Company and spun out 70% of the issued and outstanding Common Shares of the Company to shareholders of Premier. As a result of the Arrangement, the Company became a public company and a “reporting issuer” under applicable Canadian securities laws and is no longer a subsidiary of Premier.

The Company’s registered office is located at Suite 2500 Park Place, 66 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 360, Reno, Nevada, 89502. The Company maintains an executive office at 150 York Street, Suite 1802, Toronto Ontario M5H 3S5.

Intercorporate relationships

The Company’s material wholly-owned subsidiary is Premier USA, a Delaware corporation. Premier USA has four material wholly-owned subsidiaries: (i) Au-Reka Gold LLC, a Delaware limited liability company (“Au-Reka LLC”); (ii) Goldcorp Dee LLC, a Nevada limited liability company (“Dee LLC”); (iii) Osgood Mining Company LLC, a Nevada limited liability company (“Osgood LLC”); and (iv) Ruby Hill Mining Company, LLC, a Nevada limited liability company (“Ruby Hill LLC”).

On May 8, 2023, the Company completed the acquisition of all of the issued and outstanding common shares of Paycore Minerals Inc. (“Paycore”), which owns the FAD Project located in Eureka County, Nevada (the “Paycore Arrangement”).

The following diagram illustrates the condensed corporate structure of the Company and the location of the Company’s principal assets as at the date hereof.

Description of the Business

The Company is a mining company engaged in the mining and exploration of gold and silver mineral deposits in the United States, with a particular focus on the State of Nevada. The Company’s principal mining projects include: (i) a 100% interest in the McCoy-Cove gold properties located on the Battle Mountain-Eureka Trend in Lander County, Nevada (collectively, the “McCoy-Cove Project”); (ii) a 100% interest in the Granite Creek gold project (formerly referred to as the Getchell project) located at the intersection of the Getchell gold belt and the Battle Mountain-Eureka Trend in Humboldt County, Nevada (the “Granite Creek Project”); (iii) a 100% interest in the Lone Tree and Buffalo Mountain gold deposits and Lone Tree processing complex, located midway between the Company’s McCoy-Cove and Granite Creek Projects in Humboldt County, Nevada (collectively, the “Lone Tree Project”); (iv) a 100% interest in the Ruby Hill mine located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the “Ruby Hill Project”); and (v) a 100% interest in the FAD project located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the “FAD Project”). The Company does not consider the FAD Project to be material as of the date of this Prospectus.

USE OF PROCEEDS

Specific information about the use of proceeds from the specific issuance of any Securities will be set forth in the applicable Prospectus Supplement.

DIVIDEND POLICY

The Company does not have a dividend policy and has never declared or paid any dividends to its shareholders. The Company intends to invest all available funds toward the development and growth of its business and does not expect to pay any cash dividends for the foreseeable future. The payment of any cash dividend to shareholders of the Company in the future will be at the discretion of the directors of the Company and will depend on, among other things, the financial condition, capital requirements and earnings of the Company, and any other factors that the directors of the Company may consider relevant.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of an unlimited number of Common Shares without par value. As at the date of this Prospectus, we had 443,358,811 Common Shares outstanding.

Common Shares

Each Common Share entitles the holder thereof to one vote at all meetings of shareholders other than meetings at which only holders of another class or series of shares are entitled to vote. Each Common Share entitles the holder thereof, subject to the prior rights of the holders of preference shares of the Company, if any, to receive any dividends declared by the directors of the Company and the remaining property and assets of the Company upon liquidation, dissolution or winding-up. The holders of Common Shares are not entitled to vote separately as a class or series on, or to dissent in respect of, any proposal to amend the articles of the Company to: (a) increase or decrease the maximum number of authorized Common Shares, or to increase the maximum number of authorized shares of a class or series ranking in priority to, or on parity with, the Common Shares; (b) effect an exchange, reclassification or cancellation of all or part of the Common Shares; or (c) create a class or series of shares ranking in priority to, or on parity with, the Common Shares.

DESCRIPTION OF WARRANTS

This section describes the general terms that will apply to any Warrants.

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 8-K that the Company files with the SEC, any warrant indenture or form of warrant describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

Warrants

Each applicable Prospectus Supplement will set forth the terms and other information with respect to Warrants being offered thereby, if any, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	if the Warrants are issued as a Unit with another Security, the date or dates, if any, on and after which the Warrants and the other Security will be separately transferable;

•	the currency or currencies in which the Warrants will be offered and in which the exercise price of such Warrants may be payable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	if applicable, the identity of the Warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•

whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities on the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any material risk factors relating to the Warrants and the Securities to be issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

•	any other material terms or conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying Securities.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities may be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The Company may issue Debt Securities, separately or together, with Common Shares, Warrants, Subscription Receipts, Units or any combination thereof, as the case may be.

The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture. The following sets forth certain general terms and provisions of the Debt Securities. The particular terms and provisions of a series of the Debt Securities offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	The title of the Debt Securities;

•	Any limit on the aggregate principal amount of the Debt Securities

•

The date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•

The rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities, in whole or in part, at its option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•

the extent and manner, if any, to which payment on or in respect of the Debt Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Debt Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in the form of global securities (“Global Securities”), and, if so, the identity of the depositary for such Global Securities;

•	the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement.

Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other Securities will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other Securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

This Prospectus does not qualify for issuance Debt Securities, or Securities convertible or exchangeable into Debt Securities, in respect of which the payment of principal and/or interest may be determined, in whole or in part, by reference to one or more underlying interests including, for example, an equity or debt security, a statistical measure of economic or financial performance including, without limitation, any currency, consumer price or mortgage index, or the price or value of one or more commodities, indices or other items, or any other item or formula, or any combination or basket of the foregoing items or any other “novel specified derivative” as defined in NI 44-102.

To the extent any Debt Securities are convertible into Common Shares or other Securities, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this Prospectus.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

This section describes the general terms that will apply to any Subscription Receipts that may be offered pursuant to this Prospectus and the relevant Prospectus Supplement. The Company may issue Subscription Receipts separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under one or more subscription receipt agreements between the Company and one or more escrow agents.

The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 8-K that the Company files with the SEC, any subscription receipt agreement describing the terms and conditions of such Subscription Receipts that the Company is offering before the issuance of such Subscription Receipts.

The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the designation, number and terms of the other Securities that may be obtained upon conversion of each Subscription Receipt;

•	the designation, number and terms of other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	the currency or currencies in which the Subscription Receipts will be offered;

•	the terms applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon, and for the release of such proceeds from escrow;

•	if applicable, the identity of the escrow agent;

•	whether such Subscription Receipts will be listed on any securities exchange;

•

whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	certain material Canadian tax consequences of owning, holding and disposing of the Subscription Receipts;

•	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Prior to the conversion of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities into which the Subscription Receipts may be converted, including the right to receive payments of dividends or the right to vote such underlying Securities.

DESCRIPTION OF UNITS

The Company may issue Units comprised of one or more of the other Securities described herein in any combination. A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 8-K filed with the SEC, any Unit agreement describing the terms and conditions of such Units that the Company is offering before the issuance of such Units.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	the currency in which the Units will be offered;

•	any minimum or maximum subscription amount;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•

certain material Canadian and United States income tax consequences of acquiring, owning, exercising and disposing of the Securities comprising the Units, including how the purchase price paid for the Units will be allocated among the component Securities;

•

whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and

•	any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

We may sell the Securities to or through underwriters or dealers and may also sell Securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers or may issue Securities in whole or in partial payment of the purchase price of assets acquired by us or our subsidiaries. Each Prospectus Supplement will set forth the terms of the offering or issue, including the name or names of any underwriters or agents, the purchase price or prices of the Securities and the proceeds to us from the sale of the Securities.

The Securities may be sold, from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, including sales in transactions that are deemed to be an “at-the-market distribution” as defined in National Instrument 44-102 – Shelf Distributions (an “ATM Distribution”) and in accordance with Rule 415(a)(4) under the United States Securities Act of 1933 (the “Securities Act”), including sales made directly on the TSX, NYSE American or other existing trading markets for the Securities. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the Securities at the initial offering price fixed in the applicable Prospectus Supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such Prospectus Supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with our securities offered by that Prospectus Supplement.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled to, under agreements to be entered into with us, indemnification by us against certain liabilities, including liabilities under the Securities Act, and Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

No underwriter or dealer involved in an ATM Distribution, no affiliate of such underwriter or dealer and no person acting jointly or in concert with such underwriter or dealer has over-allotted, or will over allot, the Company’s Securities in connection with an ATM Distribution of the Company’s Securities or effect any other transactions that are intended to stabilize the market price of the Company’s Securities during an ATM Distribution.

In connection with any offering of Securities, other than in an ATM Distribution, the underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

CERTAIN CANADIAN AND U.S. FEDERAL INCOME TAX CONSIDERATIONS

Information regarding material Canadian and U.S. federal income tax consequences to persons investing in the Securities offered by this Prospectus will be set forth in an applicable Prospectus Supplement. You are urged to consult your own tax advisors prior to any acquisition of our Securities.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon on behalf of the Company by Bennett Jones LLP with respect to Canadian legal matters, and by Dorsey & Whitney LLP with respect to U.S. legal matters.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our Common Shares is TSX Trust Company, located at 100 Adelaide Street West, Suite 301, Toronto, Ontario Canada MSH 1S3.

EXPERTS

The financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INTEREST OF EXPERTS

Certain of the scientific and technical information relating to our mineral projects in this Prospectus and the documents incorporated by reference herein has been derived from technical reports prepared by the experts listed below and has been included in reliance on such person’s expertise. Copies of the technical reports can be accessed under the Company’s profile on SEC’s Electronic Data Gathering and Retrieval system (“EDGAR”) at www.sec.gov/edgar with respect to the S-K 1300 technical report summaries.

The following are the names of persons or companies (a) that are named as having prepared or certified a report, valuation, statement or opinion included in or included by reference in this Prospectus; and (b) whose profession or business gives authority to the statement, report or valuation made by the person or the Company:

•

Practical Mining LLC and T.R. Raponi Consulting Ltd. prepared or certified certain portions of the technical report summary titled “S-K1300 Initial Assessment & Technical Report Summary for the Cove Project, Lander County, Nevada” dated March 26, 2025;

•

Global Resources Engineering, Practical Mining LLC, and T.R. Raponi Consulting Ltd. each prepared or certified certain portions of the technical report summary titled “S-K 1300 Initial Assessment & Technical Report Summary, Granite Creek Mine, Humboldt County, Nevada” dated March 27, 2025;

•	GeoGlobal LLC prepared or certified certain portions of the technical report titled “S-K 1300 Initial Assessment & Technical Report Summary, Lone Tree Deposit, Nevada” dated February 24, 2025; and

•

Forte Dynamics, Inc., Practical Mining LLC, an T.R. Raponi Consulting Ltd. prepared or certified certain portions of the technical report titled “S-K 1300 Initial Assessment & Technical Report Summary, Ruby Hill Complex, Eureka County, Nevada” dated March 27, 2025.

The aforementioned companies, and their directors, officers, employees and partners, as applicable, as a group, beneficially own, directly or indirectly, less than one percent of our outstanding securities.

As at the date of this Prospectus, none of the aforementioned persons were employed on a contingency basis, or had, or are to receive, in connection with any offering under this Prospectus, a substantial interest, direct or indirect, in the Company, nor are any such persons connected with the Company as promoters, managing or principal underwriters, voting trustees, directors, officers, or, except as disclosed herein, employees.

DOCUMENTS INCORPORATED BY REFERENCE

We incorporate by reference the documents listed below and future filings we make with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, unless otherwise provided therein or herein, (i) information furnished pursuant to Item 2.02, Item 7.01 and certain exhibits furnished pursuant to Item 9.01 of our Current Reports on Form 8-K, which are deemed to be furnished and not filed and therefore not incorporated by reference herein, unless specifically stated otherwise in such filings,) after the date of filing of this registration statement on Form S-3 to which this Prospectus relates. Any statement contained in a document incorporated by reference in this Prospectus shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, any related free writing prospectus or in any other subsequently filed document which is incorporated by reference modifies or supersedes such statement.

(a)	annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 1, 2025 as amended on April 30, 2025;

(b)

current reports on Form 8-K, filed with the SEC on January 13, 2025, January  17, 2025, January  27, 2025, January  30, 2025, January  31, 2025, February  13, 2025, February  24, 2025, March  6, 2025, April  1, 2025, April  1, 2025, April  15, 2025, and April 25, 2025;

(c)	the description of Common Shares contained in our registration statement on Form 40-F filed on May 6, 2022, including any amendment or report filed for purposes of updating such description;

(d)

all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after December 31, 2024 but before the end of the offering of the Securities made by this Prospectus.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed) shall also be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. We will provide to each person, including any beneficial owner, to whom a Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the Prospectus but not delivered with the Prospectus. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at 5190 Neil Road, Suite 460, Reno, Nevada, 89502, telephone: 1-866-525-6450. These documents are also available electronically under the Company’s profile on EDGAR at www.sec.gov/edgar. Our website is www.i80gold.com. Information contained in or accessible through our website does not constitute part of this Prospectus.

A Prospectus Supplement containing the specific terms of an offering of Securities, and other information relating to the Securities, will be delivered to prospective purchasers of such Securities together with this Prospectus and the applicable Prospectus Supplement and will be deemed to be incorporated into this Prospectus as of the date of such Prospectus Supplement only for the purpose of the offering of the Securities covered by that Prospectus Supplement.

Upon a new Annual Report, the related annual financial statements and management’s discussion and analysis being filed by the Company with, and, where required, accepted by, the applicable securities commissions or similar regulatory authorities during the currency of this Prospectus, the previous Annual Report, the previous annual financial statements, the previous management’s discussion and analysis and all interim financial statements, supplemental information, material change reports and information circulars filed prior to the commencement of the Company’s financial year in which the new Annual Report is filed will be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of our Securities under this Prospectus. Upon interim consolidated financial statements and the accompanying management’s discussion and analysis and material change report being filed by us with the applicable securities regulatory authorities during the duration of this Prospectus, all interim consolidated financial statements and the accompanying management’s discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this Prospectus for purposes of further offers and sales of Securities hereunder.

References to our website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and we disclaim any such incorporation by reference.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The registration statement, including its exhibits, as well as the documents that we file with the SEC, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits to the registration statement.

ENFORCEABILITY OF CIVIL LIABILITIES

The Company is a corporation incorporated under and governed by the Business Corporations Act (British Columbia). Certain of the directors and officers, and some of the experts named in this Prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets may be, and a substantial portion our assets, are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the U.S. federal securities laws. There is substantial doubt whether an action could be brought in Canada in the first instance on the basis of the liability predicated solely upon U.S. federal securities laws.

US$160,000,000

320,000,000 Units

320,000,000 Common Shares underlying the Units

160,000,000 Warrants to purchase Common Shares

160,000,000 Common Shares underlying the Warrants

Prospectus Supplement

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May 14, 2025